Exhibit 10.1

Execution version

AMENDMENT NO. 2 TO BUSINESS COMBINATION AGREEMENT

This Amendment No. 2, dated as of March 17, 2026 (this “Amendment No. 2”), to the Business Combination Agreement, dated as of October 1, 2025, by and among:

A.	Mountain Lake Acquisition Corp., a Cayman Islands exempted company (“SPAC”),

B.	Avalanche Treasury Corporation, a Delaware corporation (“Pubco”),

C.	Avalanche SPAC Merger Sub LLC, a Delaware limited liability company (“SPAC Merger Sub”),

D.	Avalanche Company Merger Sub LLC, a Delaware limited liability company (“Company Merger Sub” and, together with SPAC Merger Sub, the “Pubco Subsidiaries” and each, a “Pubco Subsidiary”),

E.	Avalanche Treasury Company LLC, a Delaware limited liability company (the “Company”),

F.	Dragonfly Digital Management, LLC, a Delaware limited liability company (the “Seller”),

G.	Dragonfly Ventures L.P., a Cayman Islands exempted limited partnership (“DV”),

H.	Dragonfly Ventures II, L.P., a Cayman Islands exempted limited partnership (“DVII” and together with DV, “DVs” and DVs, together with Seller, the “Seller Related Parties”), and

I.	Astral Horizon, L.P., a Delaware limited partnership (“Astral” and, together with SPAC, Pubco, the Pubco Subsidiaries, the Company, the Seller, and the DVs, the “Parties” and each a “Party”),

as subsequently amended on January 13, 2026 (the “Business Combination Agreement”).

Capitalized terms used but not defined in this Amendment No. 2 shall have the respective meanings ascribed to such terms in the Business Combination Agreement.

RECITALS

WHEREAS, the Parties are parties to the Business Combination Agreement, entered into on October 1, 2025 and subsequently amended on January 13, 2026.

WHEREAS, pursuant to Section 2.8, letters (c) and (d), of the Business Combination Agreement, Pubco shall issue to Astral, on the Company Merger Effective Date, a total of 4,000,000 shares of Pubco Class A Stock as Additional Merger Consideration Shares, of which: (i) 2,000,000 shares of Pubco Class A Stock are to be deposited into Astral’s security account (the “Astral Post-Closing Shares”); and (ii) 2,000,000 Astral Earnout Shares are to be deposited into the Astral Escrow Account and will vest and will be released subject the occurrence of the conditions, and in accordance with the terms, set forth under Section 2.8(d) of the Business Combination Agreement.

WHEREAS, Astral and Pubco intend to postpone the issuance by Pubco to Astral of the Astral Post-Closing Shares for a period of thirty (30) calendar days, so that such issuance will occur on the thirtieth (30th) calendar day following the Closing Date, rather than on the Company Merger Effective Date.

WHEREAS, in order to effect the below changes and the other amendments set forth herein, pursuant to Section 12.9 of the Business Combination Agreement, the Parties desire to amend the Business Combination Agreement, as set forth in this Amendment No. 2 and as fully amended and restated in Annex A (the “A&R BCA”).

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the Parties hereby agree as follows:

1. Amendments to the Business Combination Agreement.

The Parties hereby agree that the Business Combination Agreement shall be deemed to be amended as follows:

1.1 Section 1.2 of the Business Combination Agreement. The following section reference in Section 1.2 of the Business Combination Agreement is added:

●	Astral Post-Closing Shares Section 2.8(c)(ii)

●	Astral Post-Closing Shares Issuance Date Section 2.8(c)(ii)

1.2 Section 2.8 of the Business Combination Agreement.

(a) Section 2.8(c) of the Business Combination Agreement is hereby deleted in its entirety and replaced by the following:

(c) Additional Merger Consideration.

As additional consideration for the Company Merger, Pubco shall issue to Astral 4,000,000 shares of Pubco Class A Stock (the “Additional Merger Consideration Shares”), as follows: (i) 2,000,000 shares of Pubco Class A Stock as Astral Earnout Shares shall be issued at the Company Merger Effective Time and be delivered in accordance with Section 2.8(d)(i) of this Agreement, and (ii) 2,000,000 shares of Pubco Class A Stock (the “Astral Post-Closing Shares”) shall be issued and delivered on the thirtieth (30th) calendar day following the Closing Date (the “Astral Post-Closing Shares Issuance Date”).

(b) Section 2.8(d)(i) of the Business Combination Agreement is hereby deleted in its entirety and replaced by the following:

(i) Upon the Closing, 2,000,000 shares of Pubco Class A Stock, issued as part of the Additional Merger Consideration Shares pursuant to Section 2.8(c)(i) of this Agreement, (the “Astral Earnout Shares”), shall be placed into the Astral Escrow Account (as hereinafter defined). Astral hereby agrees that, at the Closing, it shall enter into an escrow agreement with Pubco, the Seller and Continental Stock Transfer and Trust Company (or another escrow agent reasonably acceptable to the Seller, Astral, and Pubco), as escrow agent (the “Escrow Agent”), in form and substance to be mutually agreed by the parties thereto prior to the Closing (the “Escrow Agreement”), and, upon and subject to the Closing Astral shall deposit the Astral Earnout Shares into a segregated escrow account (the “Astral Escrow Account”) with the Escrow Agent to be held, along with any equity securities placed in the Astral Escrow Account pursuant to Section 2.8(d)(vii) of this Agreement (the “Astral Escrow Adjustment Shares”), in the Astral Escrow Account and disbursed in accordance with the terms of this Agreement and the Escrow Agreement.

2

1.3 Section 2.12 of the Business Combination Agreement.

(a) Section 2.12(c)(iii) of the Business Combination Agreement is hereby deleted in its entirety and replaced by the following:

(iii) to Astral, in the Astral Escrow Account, the Astral Earnout Shares.

(b) The following shall be added as a new Section 2.12(c-bis) to the Business Combination Agreement:

(c-bis) At or prior to the Astral Post-Closing Shares Issuance Date, Pubco shall deliver to the Exchange Agent written instructions to issue to Astral, at the Astral Post-Closing Shares Issuance Date, in uncertificated book-entry form, the Astral Post-Closing Shares.

2. Effective Date. The Parties hereby acknowledge and agree that this Amendment No. 2 shall be effective as of October 1, 2025.

3. Other Provisions. The provisions of Article XII (Miscellaneous) of the Business Combination Agreement shall apply mutatis mutandis to this Amendment No. 2 and are deemed to be incorporated herein by reference.

4. Effect of Amendment No. 2.

4.1 No Other Amendments. Except as expressly amended by this Amendment No. 2, the Business Combination Agreement is unmodified and will remain in full force and effect.

4.2 References. On and after the date hereof, each reference in the Business Combination Agreement to “this Agreement,” “hereof,” “herein,” “hereby,” “hereunder,” “hereto” and derivative or similar words referring to the Business Combination Agreement, and each reference in any other document relating to the “Business Combination Agreement,” the “Agreement,” “thereunder,” “thereof,” or words of like import referring to the Business Combination Agreement, means and references the A&R BCA.

5. Entire Agreement. The A&R BCA and the documents or instruments referred to therein, including any Exhibits, Annexes and Schedules, which Exhibits, Annexes and Schedules are incorporated therein by reference, as amended by this Amendment No. 2, together with the Ancillary Documents, embody the entire agreement and understanding of the Parties in respect of the subject matter contained therein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein and in the A&R BCA or the documents or instruments referred to herein and to A&R BCA, which collectively supersede all prior agreements and understandings among the Parties with respect to the subject matter contained herein.

6. Counterparts. This Amendment No. 2 may be executed and delivered (including by facsimile, email or other electronic means or transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts of this Amendment No. 2 transmitted by electronic transmission (including by email or in .pdf format) or facsimile as well as electronically or digitally executed counterparts (such as DocuSign) shall have the same legal effect as original signatures and shall be considered original executed counterparts of this Amendment No. 2.

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IN WITNESS WHEREOF, SPAC has caused this Amendment No. 2 to be signed and delivered by its duly authorized signatory as of the date first written above.

MOUNTAIN LAKE ACQUISITION CORP.

By:	/s/ Paul Grinberg
Name:	Paul Grinberg
Title:	Chief Executive Officer and Chairman of the Board

[Signature Page of SPAC to Amendment No. 2 to the Business Combination Agreement]

IN WITNESS WHEREOF, Pubco has caused this Amendment No. 2 to be signed and delivered by its duly authorized signatory as of the date first written above.

AVALANCHE TREASURY CORPORATION

By:	/s/ Laine Mihalchick Moljo
Name:	Laine Mihalchick Moljo
Title:	Secretary

[Signature Page of Pubco to Amendment No. 2 to the Business Combination Agreement]

IN WITNESS WHEREOF, SPAC Merger Sub has caused this Amendment No. 2 to be signed and delivered by its duly authorized signatory as of the date first written above.

AVALANCHE SPAC MERGER SUB LLC

By:	/s/ Gerald Bartholomew Smith
Name:	Gerald Bartholomew Smith
Title:	President

[Signature Page of SPAC Merger Sub to Amendment No. 2 to the Business Combination Agreement]

IN WITNESS WHEREOF, Company Merger Sub has caused this Amendment No. 2 to be signed and delivered by its duly authorized signatory as of the date first written above.

AVALANCHE COMPANY MERGER SUB LLC

By:	/s/ Gerald Bartholomew Smith
Name:	Gerald Bartholomew Smith
Title:	President

[Signature Page of Company Merger Sub to Amendment No. 2 to the Business Combination Agreement]

IN WITNESS WHEREOF, the Company has caused this Amendment No. 2 to be signed and delivered by its duly authorized signatory as of the date first written above.

AVALANCHE TREASURY COMPANY LLC

By:	/s/ Gerald Bartholomew Smith
Name:	Gerald Bartholomew Smith
Title:	President and Authorized Signatory

[Signature Page of the Company to Amendment No. 2 to the Business Combination Agreement]

IN WITNESS WHEREOF, the Seller has caused this Amendment No. 2 to be signed and delivered by its duly authorized signatory as of the date first written above.

DRAGONFLY DIGITAL MANAGEMENT, LLC

By:	/s/ Haseeb Ahmad Qureshi
Name:	Haseeb Ahmad Qureshi
Title:	Managing Partner

[Signature Page of the Seller to Amendment No. 2 to the Business Combination Agreement]

IN WITNESS WHEREOF, DV has caused this Amendment No. 2 to be signed and delivered by its duly authorized signatory as of the date first written above.

DRAGONFLY VENTURES L.P., acting by its General Partner, DRAGONFLY GP LLC

By:	/s/ Haseeb Ahmad Qureshi
Name:	Haseeb Ahmad Qureshi
Title:	Manager

[Signature Page of DV to Amendment No. 2 to the Business Combination Agreement]

IN WITNESS WHEREOF, DVII has caused this Amendment No. 2 to be signed and delivered by its duly authorized signatory as of the date first written above.

DRAGONFLY VENTURES II, L.P., acting by its General Partner, DRAGONFLY GP II, LLC

By:	/s/ Haseeb Ahmad Qureshi
Name:	Haseeb Ahmad Qureshi
Title:	Manager

[Signature Page of DV II to Amendment No. 2 to the Business Combination Agreement]

IN WITNESS WHEREOF, Astral has caused this Amendment No. 2 to be signed and delivered by its duly authorized signatory as of the date first written above.

ASTRAL HORIZON, L.P., acting by its General Partner, ASTRAL HORIZON GP, LLC

By:	/s/ Haseeb Ahmad Qureshi
Name:	Haseeb Ahmad Qureshi
Title:	Manager

[Signature Page of Astral to Amendment No. 2 to the Business Combination Agreement]

Annex A

A&R BCA

BUSINESS COMBINATION AGREEMENT

by and among

MOUNTAIN LAKE ACQUISITION CORP.
as SPAC,

AVALANCHE TREASURY CORPORATION
as Pubco,

AVALANCHE SPAC MERGER SUB LLC
as SPAC Merger Sub,

AVALANCHE COMPANY MERGER SUB LLC

as Company Merger Sub,

AVALANCHE TREASURY COMPANY LLC
as the Company,

DRAGONFLY DIGITAL MANAGEMENT, LLC
as the Seller,

DRAGONFLY VENTURES L.P.
as DV,

DRAGONFLY VENTURES II, L.P.
as DVII,

and

ASTRAL HORIZON, L.P.
as Astral

Dated as of October 1, 2025

A-i

4.9	Compliance with Laws	A-32
4.10	Taxes and Returns	A-33
4.11	Employees and Employee Benefit Plans	A-33
4.12	Properties	A-33
4.13	Material Contracts	A-33
4.14	Transactions with Affiliates	A-34
4.15	Finders and Brokers	A-34
4.16	Certain Business Practices	A-34
4.17	Insurance	A-34
4.18	Independent Investigation	A-35
4.19	No Other Representations	A-35
4.20	Information Supplied	A-35
4.21	SPAC Trust Account	A-36
4.22	Intended Tax Treatment	A-36

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PUBCO AND PUBCO SUBSIDIARIES

5.1	Organization and Standing	A-36
5.2	Authorization; Binding Agreement	A-37
5.3	Governmental Approvals	A-37
5.4	Non-Contravention	A-37
5.5	Capitalization	A-38
5.6	Pubco and Pubco Subsidiaries Activities	A-38
5.7	Finders and Brokers	A-38
5.8	Ownership of Pubco Stock	A-38
5.9	Information Supplied	A-38
5.10	Independent Investigation	A-38
5.11	No Other Representations	A-39

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

6.1	Organization and Standing	A-39
6.2	Authorization; Binding Agreement	A-40
6.3	Capitalization	A-40
6.4	Governmental Approvals	A-40
6.5	Non-Contravention	A-41
6.6	Absence of Certain Changes	A-41
6.7	Company Activities	A-41
6.8	Title to Assets	A-41
6.9	Employees and Benefit Plans	A-41
6.10	Taxes and Returns	A-41
6.11	Certain Business Practices.	A-42
6.12	Finders and Brokers	A-42
6.13	Information Supplied	A-42
6.14	Independent Investigation	A-43
6.15	No Other Representations	A-43
6.16	Company Unit Subscription	A-43
6.17	Intended Tax Treatment	A-44

A-ii

ARTICLE VII
REPRESENTATIONS AND WARRANTIES OF THE SELLER RELATED PARTIES AND ASTRAL

7.1	Organization and Standing	A-44
7.2	Authorization; Binding Agreement	A-44
7.3	Government Approvals	A-44
7.4	Non-Contravention	A-45
7.5	No Litigation	A-45
7.6	Investment Representations	A-45
7.7	Finders and Brokers	A-46
7.8	Ownership	A-46
7.9	Information Supplied	A-46
7.10	Intended Tax Treatment	A-47
7.11	No Other Representations	A-47

ARTICLE VIII
COVENANTS

8.1	Access and Information	A-47
8.2	Conduct of Business of the Company, Pubco, and	A-48
8.3	Conduct of Business of SPAC	A-50
8.4	Annual and Interim Financial Statements	A-52
8.5	SPAC Public Filings	A-52
8.6	Exclusivity	A-53
8.7	No Trading	A-54
8.8	Notification of Certain Matters	A-54
8.9	Efforts	A-54
8.10	Further Assurances	A-56
8.11	The Registration Statement	A-56
8.12	Public Announcements	A-58
8.13	Confidential Information	A-59
8.14	Post-Closing Pubco Board of Directors and Officers	A-60
8.15	Indemnification of Directors and Officers; Tail Insurance	A-60
8.16	Use of Proceeds	A-61
8.17	Dragonfly Contribution	A-61
8.18	Delisting and Deregistration	A-61
8.19	Pubco A&R Organizational Documents	A-61
8.20	Amendment and Restatement of Founder Registration Rights Agreement	A-61
8.21	Investments	A-61
8.22	Additional Permitted Financings	A-62
8.23	Pubco Incentive Plan	A-62

ARTICLE IX
CLOSING CONDITIONS

9.1	Conditions to Each Party’s Obligations	A-62
9.2	Conditions to Obligations of the Company, Pubco, the Pubco Subsidiaries and the Seller	A-63
9.3	Conditions to Obligations of SPAC	A-64
9.4	Frustration of Conditions	A-64

A-iii

ARTICLE X
TERMINATION

10.1	Termination	A-65
10.2	Effect of Termination	A-66

ARTICLE XI
WAIVERS AND RELEASES

11.1	Waiver of Claims Against Trust	A-66
11.2	Release and Covenant Not to Sue	A-67

ARTICLE XII
MISCELLANEOUS

12.1	Survival	A-67
12.2	Notices	A-68
12.3	Binding Effect; Assignment	A-69
12.4	Third Parties	A-69
12.5	Fees and Expenses	A-69
12.6	Governing Law; Jurisdiction; Waiver of Jury Trial	A-69
12.7	Specific Performance	A-70
12.8	Severability	A-70
12.9	Amendment	A-70
12.10	Waiver	A-70
12.11	Entire Agreement	A-71
12.12	Counterparts	A-71
12.13	Legal Representation	A-71
12.14	No Recourse	A-72

EXHIBITS

Exhibit A	Form of Sponsor Support Agreement
Exhibit B	Form of Company Unit Subscription Agreement
Exhibit C	Form of Amended and Restated Registration Rights Agreement
Exhibit D	Form of Lock-Up Agreements
Exhibit E	Terms of Pubco Stock

A-iv

BUSINESS COMBINATION AGREEMENT

This Business Combination Agreement (this “Agreement”) is made and entered into as of October 1, 2025, by and among:

A.	Mountain Lake Acquisition Corp., a Cayman Islands exempted company (“SPAC”),

B.	Avalanche Treasury Corporation, a Delaware corporation (“Pubco”),

C.	Avalanche SPAC Merger Sub LLC, a Delaware limited liability company (“SPAC Merger Sub”),

D.	Avalanche Company Merger Sub LLC, a Delaware limited liability company (“Company Merger Sub” and, together with SPAC Merger Sub, the “Pubco Subsidiaries” and each, a “Pubco Subsidiary”),

E.	Avalanche Treasury Company LLC, a Delaware limited liability company (the “Company”),

F.	Dragonfly Digital Management, LLC, a Delaware limited liability company (the “Seller”),

G.	Dragonfly Ventures L.P., a Cayman Islands exempted limited partnership (“DV”),

H.	Dragonfly Ventures II, L.P., a Cayman Islands exempted limited partnership (“DVII” and together with DV, “DVs” and DVs together with Seller, the “Seller Related Parties”), and

I.	Astral Horizon, L.P., a Delaware limited partnership (“Astral”).

SPAC, Pubco, the Pubco Subsidiaries, the Company, the Seller Related Parties, and Astral are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”.

RECITALS:

WHEREAS, the Parties desire and intend to effect a business combination transaction whereby (a) prior to the Closing, SPAC shall effectuate a domestication under Section 388 of the DGCL and the Cayman Act (the “Domestication”), pursuant to which SPAC shall transfer by way of continuation to and become a Delaware corporation (the “Domesticated SPAC” and, for the avoidance of doubt, all references herein to the SPAC shall, from and after the consummation of the Domestication, be deemed to refer to the Domesticated SPAC), with a certificate of incorporation in the form to be mutually agreed between the Parties (“SPAC Delaware Certificate of Incorporation”) and bylaws in the form to be mutually agreed between the Parties (“SPAC Delaware Bylaws”), (b) at least two (2) hours after the Domestication, the SPAC Merger Sub will merge with and into SPAC, with SPAC continuing as the surviving company and a wholly-owned subsidiary of Pubco (the “SPAC Merger”), and with SPAC Shareholders receiving one share of Pubco Class A Stock for each SPAC Class A Ordinary Share held by such shareholder and with each holder of SPAC Rights receiving one share of Pubco Class A Stock in exchange for every ten (10) SPAC Rights held by such holder in accordance with the terms of this Agreement and (c) Company Merger Sub will merge with and into the Company, with the Company continuing as the surviving company and a wholly-owned subsidiary of Pubco (the “Company Merger” and, together with the SPAC Merger, the “Mergers” and, together with the other transactions contemplated by this Agreement and the Ancillary Documents, including the Foundation Transaction, the Dragonfly Contribution and the Investments, the “Transactions”), and with Company Members receiving Pubco Stock (and, in the case of Seller, certain other consideration) for each Company Unit held by such Company Member in accordance with the terms of this Agreement, and upon the consummation of the Mergers, Pubco will become a publicly traded company, all upon the terms and subject to the conditions set forth in this Agreement and in accordance with applicable Law;

WHEREAS, on the date hereof, each of the Pubco Subsidiaries is a wholly owned subsidiary of Pubco;

WHEREAS, simultaneously with the execution and delivery of this Agreement, in connection with the Transactions, Pubco, SPAC and Sponsor are entering into a Sponsor Support Agreement substantially in the form set forth on Exhibit A (the “Sponsor Support Agreement”), providing that, among other things, the Sponsor will vote its SPAC Ordinary Shares in favor of the adoption and approval of this Agreement and the Transactions;

WHEREAS, on the date of this Agreement, the Company Unit Investors have agreed to make an investment in the Company by purchasing Company Units up to an aggregate amount equal to $500,000,000 payable in cash, USD Coin or Avax, on the date hereof (the “Company Unit Subscription”) pursuant to subscription agreements substantially in the form set forth on Exhibit B (the “Company Unit Subscription Agreements”);

WHEREAS, simultaneously with the execution and delivery of the Company Unit Subscription Agreements, the Seller Related Parties, and the Company Unit Investors are entering into an amended and restated limited liability company agreement of the Company (the “First A&R Company LLCA”);

WHEREAS, in accordance herewith, following the date of this Agreement, the Company shall purchase a number of Avax (the “Company Avax”) equal to the Company Unit Subscription Net Cash Proceeds;

WHEREAS, on the date hereof, Avalanche (BVI), Inc. (“Avalanche BVI”), Avalanche Cayman (together with Avalanche BVI, the “Foundation”), the Seller, the Company and Pubco have entered into a contribution agreement (the “Contribution Agreement”), pursuant to which, on the date hereof: (a) the Foundation sold 7,317,965.61 Avax to the Company, all upon the terms and subject to the conditions set forth in that certain Token Sale Agreement (the “TSA”) by and between the Company, Pubco and the Foundation dated as of the date hereof (the “Foundation Transaction”); and (b) Seller contributed directly and/or indirectly through the DVs, and other Seller controlled vehicles 1,960,040 Avax to the Company, all upon the terms and subject to the conditions set forth therein (the “Dragonfly Contribution”);

WHEREAS, concurrently with the Closing, Sponsor, SPAC, Pubco, the Seller Related Parties and Astral shall enter into an amended and restated registration rights agreement of SPAC, which will add Pubco as a party and cover the resale of the shares of Pubco Stock held by Sponsor, the Seller Related Parties and Astral substantially in the form set forth on Exhibit C (the “Amended and Restated Registration Rights Agreement”);

WHEREAS, concurrently with the Closing, each of the Seller Related Parties, Astral and Mountain Lake Acquisition Sponsor LLC, a Delaware limited liability company (the “Sponsor”) shall enter into a Lock-Up Agreement with Pubco substantially in the form set forth on Exhibit D (each, a “Lock-Up Agreement”), pursuant to which the Seller Related Parties, Astral and Sponsor shall agree not to transfer their respective shares of Pubco Stock for a period of six (6) months after the Closing, or earlier based upon the occurrence of certain events described therein;

WHEREAS, the board of directors of SPAC (the “SPAC Board”) has unanimously: (a) determined that this Agreement and the Ancillary Documents to which SPAC is a party and the Transactions are advisable and in the best interests of SPAC and the SPAC Shareholders; (b) authorized and approved the execution, delivery and performance by SPAC of this Agreement and the Ancillary Documents to which SPAC is a party and the Transactions; (c) approved the Transactions as a Business Combination; and (d) recommended the adoption and approval of this Agreement and the Ancillary Documents to which SPAC is a party and the Transactions by the SPAC Shareholders; and

WHEREAS, the respective boards of directors of Pubco, the Pubco Subsidiaries, the managers of the Company, the members of the Seller and the managers of the relevant general partner of the DVs and Astral have each unanimously (a) determined that this Agreement and the Ancillary Documents to which their respective companies are a party and the Transactions are advisable and in the best interests of their respective companies and shareholders and (b) authorized and approved this Agreement, the Ancillary Documents to which their respective companies are a party and the Transactions, in each case upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties agree as follows:

Article I
DEFINITIONS

1.1 Certain Definitions. For purpose of this Agreement, the following capitalized terms have the following meanings:

“Action” means any notice of non-compliance or violation, or any claim, demand, charge, action, suit, litigation, audit, settlement, complaint, stipulation, assessment or arbitration, or any request (including any subpoena or request for information), inquiry, hearing, proceeding or investigation, by or before any Person, including any Governmental Authority.

“Additional Permitted Financing” means the subscription or purchase by an investor after the date of this Agreement of securities to be issued or guaranteed by Pubco, the Company or SPAC, as applicable (or of securities exercisable, convertible or exchangeable into securities to be issued or guaranteed by Pubco, the Company or SPAC, as applicable), including ordinary shares, preferred shares, convertible or exchangeable bonds or notes (secured or unsecured), promissory notes, warrants or other securities, in each case, as and to the extent consented to in writing by SPAC, Pubco and the Company (which consent may be withheld in the sole and absolute discretion of the party asked to provide consent);

“Affiliate” means, with respect to any specified Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such specified Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made. For the purposes of this definition, the term “control,” when used with respect to any specified Person, means the power to direct or cause the direction of the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise; and the terms “controlling,” “controlled,” or “under common control with” have correlative meanings.

“Ancillary Documents” means each agreement, instrument or document attached hereto as an Exhibit, and the other agreements, certificates and instruments to be executed or delivered by any of the Parties in connection with or pursuant to this Agreement or the Transactions, including the Contribution Agreement, the TSA, the Sponsor Support Agreement, the Lock-Up Agreements, the Amended and Restated Registration Rights Agreement, the Subscription Agreements, any agreements relating to or instruments governing any Additional Permitted Financing, the Pubco A&R Organizational Documents, and the First A&R Company LLCA.

“Benefit Plans” of any Person means any and all deferred compensation, executive compensation, incentive compensation, equity purchase or other equity-based compensation plan, employment or consulting, severance or termination pay, holiday, vacation or other bonus plan or practice, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit sharing, pension, or retirement plan, program, agreement, commitment or arrangement, and each other employee benefit plan, program, agreement or arrangement, including each “employee benefit plan” as such term is defined under Section 3(3) of ERISA, maintained or contributed to or required to be contributed to by a Person for the benefit of any employee or terminated employee of such Person, or with respect to which such Person has any Liability, whether direct or indirect, actual or contingent, whether formal or informal, and whether legally binding or not.

“Business Combination” has the meaning set forth in the SPAC Memorandum and Articles as in effect on the date hereof.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York and the Cayman Islands are authorized to close for business.

“Cayman Act” means the Companies Act (as revised) of the Cayman Islands.

“Cayman Registrar” means the Registrar of Companies of the Cayman Islands.

“Change in Control” means (a) a purchase, sale, exchange, business combination or other transaction (including a merger or consolidation of Pubco or any of its Subsidiaries with or into any other corporation or other entity) in which equity securities of Pubco, its successor, or the surviving entity of such business combination or other transaction are not registered under the Exchange Act or listed or quoted for trading on a national securities exchange, (b) a sale, lease, exchange or other transfer (including a merger) in one transaction or a series of related transactions of assets representing fifty percent (50%) or more of the value of Pubco’s assets to a third party or (c) the transfer to or acquisition by (whether by tender offer, merger, consolidation, division or other similar transaction), in one transaction or a series of related transactions, a person or entity or group of affiliated persons or entities (other than an underwriter pursuant to an offering), of Pubco’s voting securities if, after such transfer or acquisition, such person, entity or group of affiliated persons or entities would beneficially own (as defined in Rule 13d-3 promulgated under the Exchange Act) more than fifty percent (50%) of the outstanding voting securities of Pubco; provided, however, that any transfer by Seller or any of its Affiliates to another Affiliate of Seller shall not constitute a transfer or acquisition for purposes of clause (c).

“Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code shall include such section and any valid treasury regulation promulgated thereunder.

“Company Confidential Information” means all confidential or proprietary documents and information, whether written, oral, electronic, in visual form or in any other media, concerning Pubco, the Pubco Subsidiaries, the Company or the Seller or any of their respective Affiliates or Representatives, furnished in connection with this Agreement or the Transactions; provided, however, that Company Confidential Information shall not include any information which, (a) at the time of disclosure by any Party, any Affiliates thereof or any of their respective Representatives, is generally available publicly and was not disclosed in breach of this Agreement or applicable confidentiality agreement or (b) at the time of the disclosure by any Party, any Affiliates thereof or any of their respective Representatives was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such Company Confidential Information.

“Company Fundamental Representations” means the representations and warranties made by the Company pursuant to Section 6.1 (Organization and Standing), Section 6.2 (Authorization; Binding Agreement), Section 6.3 (Capitalization), and Section 6.12 (Finders and Brokers).

“Company Members” means, collectively, all Persons who hold membership interests in the Company immediately prior to the Company Merger.

“Company Merger Sub Membership Interests” means the membership interests of Company Merger Sub.

“Company Unit Investors” means those Persons who are participating in the Company Unit Subscription pursuant to a Company Unit Subscription Agreement entered into with the Company as of the date of this Agreement.

“Company Unit Subscription Net Cash Proceeds” means the gross cash proceeds from the Company Unit Subscription minus any and all reasonable and customary fees, commissions, or other charges (including network gas fees and exchange trading fees) incurred by the Company or its designated agent in connection with the purchase of Avax on an arms’ length basis through a recognized digital asset exchange or broker.

“Consent” means any consent, approval, waiver, authorization or Permit of, or notice to or declaration or filing with, any Governmental Authority or any other Person.

“Contracts” means all legally binding contracts, agreements, arrangements, bonds, notes, indentures, mortgages, debt instruments, purchase orders, licenses (and all other contracts, agreements or binding arrangements concerning Intellectual Property), franchises, leases and other instruments or obligations of any kind, written or oral (including any amendments and other modifications thereto).

“DTC” means the Depository Trust Company.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Exchange Act” means the Securities Exchange Act of 1934.

“Expenses” means, collectively, the SPAC Expenses and the Seller Expenses.

“Founder Registration Rights Agreement” means the Registration Rights Agreement, dated as of December 12, 2024, by and between SPAC, Sponsor, and BTIG, LLC.

“Fraud” means actual and intentional fraud, with elements of scienter and reliance, under the Laws of the State of Delaware, in the making of any representations and warranties contained in this Agreement.

“Fraud Claim” means any Action to the extent based upon Fraud.

“GAAP” means generally accepted accounting principles as in effect in the United States of America.

“Governmental Authority” means any federal, state, local, foreign or other governmental, quasi-governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body with competent jurisdiction.

“IFRS” means international financial reporting standards, as adopted by the International Accounting Standards Board.

“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money (including the outstanding principal and accrued but unpaid interest), (b) all obligations for the deferred purchase price of property or services or capitalized leases, as determined in accordance with GAAP (other than trade payables incurred in the ordinary course of business), (c) any other indebtedness of such Person that is evidenced by a note, bond, debenture, credit agreement or similar instrument, (d) all obligations of such Person for the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, that has been drawn or claimed against, (e) all obligations of such Person in respect of acceptances issued or created, (f) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (g) all obligations secured by a Lien on any property of such Person, (h) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any Indebtedness of such Person, (i) any severance costs, pension, bonus, deferred compensation, amounts due in respect of cancellation of options and other equity awards, forgivable loans (whether issued or proposed to be issued) or similar obligations (and, in each case, any employer portion of unemployment, social security, payroll or similar Tax payable in connection therewith), and (j) all obligation described in clauses (a) through (i) above of any other Person which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

“Intellectual Property” means trade marks, service marks, rights in trade names, business names, logos or get-up, goodwill and the right to sue for passing off, patents, supplementary protection certificates, rights in inventions, proprietary processes, formulae, models and methodologies, registered and unregistered design rights, copyrights (including rights in software), database rights, image rights, rights to publicity and rights to personality and privacy, moral rights and rights of attribution and integrity, rights in domain names and URLs and social media presence accounts, and all other similar rights in any part of the world (including in confidential information and trade secrets) and whether registered or not, including, where such rights are obtained or enhanced by registration, any registration of such rights and applications and any rights to apply for and be granted, registrations, renewals, extensions, continuations or restorations of, and rights to claim priority from such registrations.

“Investment Company Act” means the United States Investment Company Act of 1940.

“Investments” means the Company Unit Subscription and any Additional Permitted Financing.

“Investors” means the Company Unit Investors and the Persons who participate in any Additional Permitted Financing.

“IPO” means the initial public offering of SPAC Units pursuant to the IPO Prospectus.

“IPO Prospectus” means the final prospectus of SPAC, dated as of December 12, 2024, and filed with the SEC on December 13, 2024 (File No. 333-281410).

“Knowledge” means, with respect to any Party, the actual knowledge of its directors and executive officers, after reasonable inquiry.

“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, Order or Consent that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Liabilities” means any and all liabilities, Indebtedness, Actions or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under GAAP, IFRS or other applicable accounting standards), including Tax liabilities due or to become due.

“Lien” means any mortgage, pledge, security interest (including any created by Law), attachment, option, proxy, voting trust, encumbrance, license, covenant not to sue, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), restriction (whether on voting, sale, transfer, disposition or otherwise), any subordination arrangement in favor of another Person, or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar Law.

“Material Adverse Effect” means, with respect to any specified Person, any fact, event, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon (a) the business, assets, Liabilities, results of operations, or condition (financial or otherwise) of such Person and its Subsidiaries, taken as a whole, or (b) the ability of such Person or any of its Subsidiaries to consummate the Transactions contemplated by this Agreement or the Ancillary Documents to which it is a party or bound or to perform its obligations hereunder or thereunder; provided, however, that any changes or effects directly or indirectly attributable to, resulting from, relating to or arising out of the following (by themselves or when aggregated with any other, changes or effects) shall not be deemed to be, constitute, or be taken into account when determining whether there has or may, would or could have occurred a Material Adverse Effect: (i) general changes in the financial or securities markets (including changes in interest rates) or general economic or political conditions in the country or region in which such Person or any of its Subsidiaries do business; (ii) changes, conditions or effects that generally affect the industries or markets in which such Person or any of its Subsidiaries principally operate; (iii) changes in the price or trading volume of Avax (provided that the underlying cause of any such event, occurrence, change or effect in the price or trading volume may be considered in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not excluded by another exception herein); (iv) any proposal, enactment or change in interpretation of, or any other change in, applicable Laws, IFRS, GAAP or other applicable accounting principles or mandatory changes in the regulatory accounting requirements applicable to any industry in which such Person and its Subsidiaries principally operate; (v) conditions caused by acts of God, natural disasters, terrorism, war (whether or not declared), escalation of hostilities, geopolitical conditions, local, national or international political conditions or any outbreak or continuation of an epidemic or pandemic or the effects of the actions of any Governmental Authority or Laws or other responses with respect thereto; (vi) the taking of any action required by this Agreement or any Ancillary Document; and (vii) any failure in and of itself by such Person and its Subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (provided that the underlying cause of any such failure may be considered in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not excluded by another exception herein); provided, further, however, that any event, occurrence, fact, condition, or change referred to in clauses (i), (ii), (iii), (iv), (v) and (vii) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition, or change has a disproportionate and adverse effect on such Person or any of its Subsidiaries compared to similarly situated participants in the industries in which such Person or any of its Subsidiaries primarily conducts its businesses. Notwithstanding the foregoing, with respect to SPAC, the amount of the Redemption or the failure to obtain the Required Shareholder Approval shall not in and of itself be deemed to be a Material Adverse Effect on or with respect to SPAC (provided that the underlying causes of any such Redemption or failure to obtain the Required Shareholder Approval may be considered in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not excluded by another exception herein; and provided, further, with respect to the failure to obtain the Required Shareholder Approval, that the SPAC has not violated its obligations under this Agreement in connection with obtaining such Required Shareholder Approval).

“Nasdaq” means the Nasdaq Global Market.

“Order” means any order, decree, ruling, judgment, injunction, writ, determination, binding decision, verdict, judicial award or other action that is or has been made, entered, rendered, or otherwise put into effect by or under the authority of any Governmental Authority.

“Organizational Documents” means, with respect to any Person, (a) that is a corporation or company, its certificate of incorporation and bylaws, and/or memorandum and articles of association or comparable documents, (b) that is a partnership, its certificate of partnership and partnership agreement, or comparable documents, (c) that is a limited liability company, its certificate of formation and limited liability company agreement, or comparable documents, (d) that is a trust, its declaration of trust, or comparable documents and (e) that is any other Person but that is not an individual, its comparable organizational documents.

“PCAOB” means the U.S. Public Company Accounting Oversight Board (or any successor thereto).

“Permits” means all federal, state, local or foreign or other third-party permits, grants, easements, consents, approvals, authorizations, exemptions, licenses, franchises, concessions, ratifications, permissions, clearances, confirmations, endorsements, waivers, certifications, designations, ratings, registrations, qualifications or orders of any Governmental Authority.

“Permitted Liens” means (a) Liens for Taxes or assessments and similar governmental charges or levies, which either are (i) not delinquent or (ii) being contested in good faith and by appropriate proceedings, and adequate reserves have been established with respect thereto, (b) other Liens imposed by operation of Law arising in the ordinary course of business for amounts which are not due and payable and as would not in the aggregate materially adversely affect the value of, or materially adversely interfere with the use of, the property subject thereto, (c) Liens incurred or deposits made in the ordinary course of business in connection with social security, (d) Liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business, or (e) Liens arising under this Agreement or any Ancillary Document.

“Person” means an individual, corporation, company, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Personal Property” means any machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, parts and other tangible personal property.

“Pubco and Pubco Subsidiaries Fundamental Representations” means the representations and warranties made by Pubco and the Pubco Subsidiaries pursuant to Section 5.1 (Organization and Standing), Section 5.2 (Authorization; Binding Agreement), Section 5.5 (Capitalization) and Section 5.7 (Finders and Brokers).

“Pubco Class A Stock” means the shares of class A common stock, par value $0.01 per share, of Pubco to be issued at the Closing in connection with the Transactions.

“Pubco Class B Stock” means the shares of class B common stock, par value $0.01 per share, of Pubco to be issued at the Closing in connection with the Transactions.

“Pubco Organizational Documents” means the certificate of incorporation and bylaws of Pubco as of the date of this Agreement, as in effect under the Laws of the State of Delaware.

“Pubco Stock” means the shares of common stock, par value $0.01 per share, of Pubco; provided that from and after the Closing, Pubco Stock shall refer to, collectively, the Pubco Class A Stock and the Pubco Class B Stock, which shall have the terms set forth in Exhibit E.

“Redemption Amount” means the aggregate amount payable with respect to all Redemptions of the SPAC Class A Ordinary Shares pursuant to and in accordance with the SPAC Memorandum and Articles.

“Related Persons” means, as to any Person, the Affiliates of such Person, the Representatives of such Person and such Person’s Affiliates, and the immediate family members of any of the foregoing.

“Representatives” means, as to any Person, the respective managers, directors, officers, employees, independent contractors, consultants, advisors (including financial advisors, counsel and accountants), agents and other legal representatives of such Person.

“SEC” means the U.S. Securities and Exchange Commission (or any successor Governmental Authority).

“Securities Act” means the Securities Act of 1933.

“Seller Expenses” means the following out-of-pocket fees, costs and expenses paid or payable by or on behalf of the Seller, Pubco, the Company, the Pubco Subsidiaries or any of their respective Affiliates, directors, executives (excluding any remuneration for directors or executive officers) and employees in connection with the preparation, negotiation, execution or performance of this Agreement or any Ancillary Document and the Transactions contemplated hereby and thereby: (a) fees and expenses of counsel, advisors, accountants, brokers, finders, investment bankers and financial advisors to the Seller, Pubco, the Company, the Pubco Subsidiaries or any of their respective Affiliates and (b) any premiums, costs and expenses incurred under the D&O Tail Insurance, in each case as set forth on the Seller Pre-Closing Statement to be delivered by the Seller to SPAC pursuant to Section 3.2(b).

“Seller Related Parties and Astral Fundamental Representations” means the representations and warranties made by the Seller Related Parties and Astral pursuant to Section 7.1 (Organization and Standing), Section 7.2 (Authorization; Binding Agreement) and Section 7.7 (Finders and Brokers).

“SPAC Class A Ordinary Shares” means the class A ordinary shares, par value $0.0001 per share, of SPAC; provided that from and after the Domestication Effective Time, SPAC Class A Ordinary Shares shall refer to the shares of Class A common stock, par value $0.0001 per share, of the Domesticated SPAC.

“SPAC Class B Ordinary Shares” means the class B ordinary shares, par value $0.0001 per share, of SPAC; provided that from and after the Domestication Effective Time, SPAC Class B Ordinary Shares shall refer to the shares of Class B common stock, par value $0.0001 per share, of the Domesticated SPAC.

“SPAC Confidential Information” means all confidential or proprietary documents and information, whether written, oral, electronic, in visual form or in any other media, concerning SPAC or any of its Subsidiaries; provided, however, that SPAC Confidential Information shall not include any information which, (a) at the time of disclosure by any Party, any Affiliates thereof or any of their respective Representatives, is generally available publicly and was not disclosed in breach of this Agreement or (b) at the time of the disclosure by any Party, any Affiliates thereof or any of their respective Representatives, was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such SPAC Confidential Information.

“SPAC Expenses” means the following out-of-pocket fees, costs and expenses paid or payable by or on behalf of SPAC in connection with the preparation, negotiation, execution or performance of this Agreement or any Ancillary Document and the Transactions contemplated hereby and thereby and SPAC’s status as a public company: (i) fees and expenses of counsel, advisors, accountants, brokers, finders, investment bankers and financial advisors to SPAC, and (ii) the SPAC Loans, in each case as set forth on the SPAC Pre-Closing Statement to be delivered by SPAC to the Seller pursuant to Section 3.2(a).

“SPAC Fundamental Representations” means the representations and warranties made by SPAC pursuant to Section 4.1 (Organization and Standing), Section 4.2 (Authorization; Binding Agreement), Section 4.4 (Non-Contravention), Section 4.5 (Capitalization), and Section 4.15 (Finders and Brokers).

“SPAC Loans” means the loans made to SPAC by the Sponsor or any of its Affiliates for the purpose of financing costs and expenses incurred in connection with the IPO, a Business Combination or other working capital expenditures of SPAC.

“SPAC Memorandum and Articles” means the amended and restated memorandum and articles of association of SPAC as of the date of this Agreement, as in effect under the Cayman Act.

“SPAC Merger Sub Member Approval” means the vote or unanimous written resolution of the members of SPAC Merger Sub required to approve the SPAC Merger and SPAC Certificate of Merger, as determined in accordance with the Organizational Documents of SPAC Merger Sub and the DGCL and DLLCA.

“SPAC Merger Sub Membership Interests” means the membership interests of SPAC Merger Sub.

“SPAC Ordinary Shares” means the SPAC Class A Ordinary Shares and the SPAC Class B Ordinary Shares.

“SPAC Preference Shares” means preference shares, par value $0.0001 per share, of SPAC; provided that from and after the Domestication Effective Time, SPAC Preference Shares shall refer to the shares of preferred stock, par value $0.0001 per share, of the Domesticated SPAC.

“SPAC Private Units” means the units issued by SPAC in a private placement transaction simultaneously with the IPO, each consisting of one (1) SPAC Class A Ordinary Share and one (1) SPAC Right; provided that from and after the Domestication Effective Time, SPAC Private Units shall refer to the correspondent units of the Domesticated SPAC.

“SPAC Public Units” means the units issued by SPAC in the IPO, each consisting of one (1) SPAC Class A Ordinary Share and one (1) SPAC Right; provided that from and after the Domestication Effective Time, SPAC Public Units shall refer to the correspondent units of the Domesticated SPAC.

“SPAC Right” means one right that was included as part of each SPAC Unit entitling the holder thereof to receive one-tenth (1/10th) of a SPAC Class A Ordinary Share upon the consummation by SPAC of its Business Combination; provided that from and after the Domestication Effective Time, SPAC Rights shall refer to the correspondent rights in the Domesticated SPAC.

“SPAC Rights Agreement” means that certain Rights Agreement, dated as of December 12, 2024, between SPAC and Continental Stock Transfer & Trust Company, as the rights agent.

“SPAC Shareholders” means the shareholders of SPAC as of immediately prior to the SPAC Merger Effective Time.

“SPAC Units” means the SPAC Public Units and the SPAC Private Units.

“Subscription Agreements” means the Company Unit Subscription Agreements, and any agreements relating to or instruments governing any Additional Permitted Financing.

“Subsidiary” means, with respect to any Person, any other Person of which (a) if a corporation or company, a majority of the total voting power of capital stock or share capital entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons will be allocated a majority of partnership, association or other business entity gains or losses or will be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity. A Subsidiary of a Person will also include any variable interest entity which is consolidated with such Person under applicable accounting rules.

“Tax Return” means any return, declaration, report, claim for refund, information return or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes or the administration of any Laws or administrative requirements relating to any Taxes.

“Taxes” means (a) all direct or indirect federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, social security and related contributions due in relation to the payment of compensation to employees, excise, severance, stamp, occupation, premium, property, windfall profits, tariffs, alternative minimum, estimated, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (b) any Liability for payment of amounts described in clause (a) whether as a result of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of law and (c) any Liability for the payment of amounts described in clauses (a) or (b) as a result of any tax sharing, tax group, tax indemnity or tax allocation agreement with, or any other express or implied agreement to indemnify, any other Person.

“Transfer” means the (a) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

“Triggering Event I” means, in the period starting on the Closing Date and ending on the fifth anniversary of the Closing Date (the “Earnout Period”), the last day of any twenty (20) consecutive trading day period in which the VWAP of the Pubco Class A Stock is greater than or equal to $13.00 per share.

“Triggering Event II” means, in the Earnout Period, the last day of any twenty (20) consecutive trading day period in which the VWAP of the Pubco Class A Stock is greater than or equal to $15.00 per share.

“Triggering Event III” means, in the Earnout Period, the last day of any twenty (20) consecutive trading day period in which the VWAP of the Pubco Class A Stock is greater than or equal to $17.00 per share.

“Triggering Events” means Triggering Event I, Triggering Event II and Triggering Event III, collectively.

“Trust Account” means the trust account established by SPAC with the proceeds from the IPO and from certain private placements occurring simultaneously with the IPO pursuant to the Trust Agreement in accordance with the IPO Prospectus.

“Trust Agreement” means that certain Investment Management Trust Agreement, dated as of December 12, 2024, by and between SPAC and the Trustee, as it may be amended, including to add Pubco to accommodate the Mergers, as well as any other agreements entered into related to or governing the Trust Account.

“Trustee” means Continental Stock Transfer & Trust Company, in its capacity as trustee under the Trust Agreement.

“VWAP” means, for any security on a relevant date, the daily Dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time (or such later time after 4:00:00 p.m. as the securities are traded on such securities exchange or securities market), as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the daily Dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time (or such later time after 4:00:00 p.m. as the securities are traded on such securities exchange or securities market), as reported by Bloomberg, or, if no daily Dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc.

1.2 Section References. The following capitalized terms, as used in this Agreement, have the respective meanings given to them in the Section as set forth below adjacent to such terms:

$ Section 1.3(b)		Affiliate	Section 1.1
Acquisition Proposal	Section 8.6(a)	Agreement	Preamble
Action	Section 1.1	Alternative Transaction	Section 8.6(a)
Additional Merger Consideration Shares	Section 2.8(c)	Amended and Restated Registration Rights Agreement	Recitals
Additional Permitted Financing	Section 1.1	Ancillary Documents	Section 1.1

Antitrust Laws	Section 8.9(b)	Contracts	Section 1.1
Astral	Preamble	Contribution Agreement	Recitals
Astral Earnout Shares	Section 2.8(d)(i)	D&O Indemnified Persons	Section 8.15(a)
Astral Escrow Account	Section 2.8(d)(i)	D&O Tail Insurance	Section 8.15(b)
Astral Escrow Adjustment Shares	Section 2.8(d)(i)	Delaware Secretary of State	Section 2.1(a)(i)
Astral Post-Closing Shares	Section 2.8(c)	DGCL	Section 2.2
Astral Post-Closing Shares Issuance Date	Section 2.8(c)	Dissenting Shareholders	Section 2.9(i)
Astral Transfer	Section 2.8(d)(iii)	Dissenting Shares	Section 2.9(i)
Avalanche BVI	Recitals	DLLCA	Section 2.3
Benefit Plans	Section 1.1	Dollars	Section 1.3(b)
Business Combination	Section 1.1	Domesticated SPAC	Recitals
Business Combination Intended Tax Treatment	Section 2.13	Domestication	Recitals
Business Combination Transactions	Section 2.13	Domestication Effective Time	Section 2.1(b)
Business Day	Section 1.1	Domestication Intended Tax Treatment	Section 2.13
Cayman Act	Section 1.1	Dragonfly Contribution	Recitals
Cayman Registrar	Section 1.1	DTC	Section 1.1
Certificate of Domestication	Section 2.1(a)(i)	DV	Preamble
Change in Control	Section 1.1	DVII	Preamble
Class A Merger Consideration Shares	Section 2.8(b)(i)	Earnout Period	Section 1.1
Class B Merger Consideration Shares	Section 2.8(b)(ii)	EGS	12.13(a)
Closing	Section 3.1	Enforceability Exceptions	Section 4.2
Closing Date	Section 3.1	ERISA	Section 1.1
Closing Filing	Section 8.12(b)	Escrow Agent	Section 2.8(d)(i)
Closing Press Release	Section 8.12(b)	Escrow Agreement	Section 2.8(d)(i)
Code	Section 1.1	Exchange Act	Section 1.1
Company	Preamble	Exchange Agent	Section 2.12(a)
Company Avax	Recitals	Expenses	Section 1.1
Company Certificate of Merger	Section 2.4	Extraordinary General Meeting	Section 8.11(a)
Company Confidential Information	Section 1.1	Federal Securities Laws	Section 8.7
Company Disclosure Schedules	Article VI	First A&R Company LLCA	Recitals
Company Fundamental Representations	Section 1.1	Foundation	Recitals
Company Members	Section 1.1	Foundation Transaction	Recitals
Company Merger	Recitals	Founder Registration Rights Agreement	Section 1.1
Company Merger Effective Time	Section 2.4	Fraud	Section 1.1
Company Merger Sub	Preamble	Fraud Claim	Section 1.1
Company Merger Sub Membership Interests	Section 1.1	GAAP	Section 1.1
Company Surviving Subsidiary	Section 2.3	Governmental Authority	Section 1.1
Company Unit Investors	Section 1.1	IFRS	Section 1.1
Company Unit Subscription	Recitals	Indebtedness	Section 1.1
Company Unit Subscription Agreements	Recitals	Intellectual Property	Section 1.1
Company Unit Subscription Net Cash Proceeds	Section 1.1	Intended Tax Treatment	Section 2.13
Company Units	Section 6.3(b)	Interim Period	Section 8.1(a)
Consent	Section 1.1	Investment Company Act	Section 1.1

Investments	Section 1.1	Seller	Preamble
Investors	Section 1.1	Seller Digital Wallet	Section 7.8(b)
IPO	Section 1.1	Seller Expenses	Section 1.1
IPO Prospectus	Section 1.1	Seller Pre-Closing Statement	Section 3.2(b)
Knowledge	Section 1.1	Seller Related Parties	Preamble
Law	Section 1.1	Seller Related Parties and Astral Fundamental Representations	Section 1.1
Liabilities	Section 1.1	Signing Filing	Section 8.12(b)
Lien	Section 1.1	Signing Press Release	Section 8.12(b)
Lock-Up Agreement	Recitals	Skadden	Section 12.13(b)
Material Adverse Effect	Section 1.1	SPAC	Preamble
Mergers	Recitals	SPAC Board	Recitals
Modification in Recommendation	Section 8.11(d)	SPAC Certificate of Merger	Section 2.4
Nasdaq	Section 1.1	SPAC Class A Ordinary Shares	Section 1.1
Non-Recourse Parties	Section 12.14	SPAC Class B Ordinary Shares	Section 1.1
OFAC	Section 4.16(c)	SPAC Confidential Information	Section 1.1
Order	Section 1.1	SPAC Delaware Bylaws	Recitals
Organizational Documents	Section 1.1	SPAC Delaware Certificate of Incorporation	Recitals
Outside Date	Section 10.1(b)	SPAC Disclosure Schedules	Article IV
Parties	Preamble	SPAC Expenses	Section 1.1
Party	Preamble	SPAC Financials	Section 4.6(d)
PCAOB	Section 1.1	SPAC Fundamental Representations	Section 1.1
Permits	Section 1.1	SPAC Loans	Section 1.1
Permitted Liens	Section 1.1	SPAC Material Contract	Section 4.13(a)
Person	Section 1.1	SPAC Memorandum and Articles	Section 1.1
Personal Property	Section 1.1	SPAC Merger	Recitals
Post-Closing Pubco Board	Section 8.14(a)	SPAC Merger Effective Time	Section 2.4
Post-Closing Pubco Officers	Section 8.14(a)	SPAC Merger Sub	Preamble
Proxy Statement	Section 8.11(a)	SPAC Merger Sub Member Approval	Section 1.1
Pubco	Preamble	SPAC Merger Sub Membership Interests	Section 1.1
Pubco A&R Organizational Documents	Section 8.19	SPAC Ordinary Shares	Section 1.1
Pubco and Pubco Subsidiaries Fundamental Representations	Section 1.1	SPAC Pre-Closing Statement	Section 3.2(a)
Pubco Class A Stock	Section 1.1	SPAC Preference Shares	Section 1.1
Pubco Class B Stock	Section 1.1	SPAC Private Units	Section 1.1
Pubco Incentive Plan	Section 8.23	SPAC Public Units	Section 1.1
Pubco Organizational Documents	Section 1.1	SPAC Right	Section 1.1
Pubco Stock	Section 1.1	SPAC Rights Agreement	Section 1.1
Pubco Subsidiaries	Preamble	SPAC Shareholder Approval Matters	Section 8.11(a)
Pubco Subsidiary	Recitals	SPAC Shareholders	Section 1.1
Public Shareholders	Section 11.1	SPAC Surviving Subsidiary	Section 2.3
Redemption	Section 8.11(a)	SPAC Units	Section 1.1
Redemption Amount	Section 1.1	Sponsor	Recitals
Registration Statement	Section 8.11(a)	Sponsor Support Agreement	Recitals
Related Persons	Section 1.1	Subscription Agreements	Section 1.1
Release Event	Section 2.8(d)(v)	Subsidiary	Section 1.1
Released Claims	Section 11.1	Tax Return	Section 1.1
Releasing Persons	Section 11.2	Taxes	Section 1.1
Representatives	Section 1.1	Transactions	Recitals
Required Shareholder Approval	Section 9.1(a)	Transfer	Section 1.1
SEC	Section 1.1	Triggering Event I	Section 1.1
SEC Reports	Section 4.6(a)	Triggering Event II	Section 1.1
Securities Act	Section 1.1	Triggering Event III	Section 1.1

Triggering Events	Section 1.1
Trust Account	Section 1.1
Trust Agreement	Section 1.1
Trustee	Section 1.1
TSA	Recitals
Unit Separation	Section 2.9(a)
VWAP	Section 1.1

1.3 Interpretation.

(a) The table of contents and the Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement.

(b) In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and words in the singular, including any defined terms, include the plural and vice versa; (ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (iii) any accounting term used and not otherwise defined in this Agreement or any Ancillary Document has the meaning assigned to such term in accordance with GAAP or IFRS, as applicable, based on the accounting principles used by the applicable Person; (iv) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (v) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (vi) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (vii) the term “or” means “and/or” unless clearly indicated otherwise, including, by use of “either”; (viii) any reference to the term “ordinary course” or “ordinary course of business” shall be deemed in each case to be followed by the words “consistent with past practice”; (ix) any agreement, instrument, insurance policy, Law defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, insurance policy, Law as from time to time amended, modified or supplemented as of the applicable date or during the applicable period of time, including (in the case of agreements or instruments) by waiver or consent (and in the case of agreements or instruments, in accordance with the term of the agreement or instrument, and in the case of any Ancillary Document, in accordance with the terms of this Agreement) and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein; (x) unless the context of this Agreement otherwise requires, references to statutes shall include all rules and regulations promulgated thereunder; (xi) except as otherwise indicated, all references in this Agreement to the words “Section,” “Article”, “Schedule”, “Annex” and “Exhibit” are intended to refer to Sections, Articles, Schedules, Annexes and Exhibits to this Agreement; and (xii) the term “Dollars” or “$” means United States dollars.

(c) Any reference in this Agreement to a Person’s directors shall include any member of such Person’s governing body and any reference in this Agreement to a Person’s officers shall include any Person filling a substantially similar position for such Person.

(d) Any reference in this Agreement or any Ancillary Document to a Person’s shareholders or stockholders shall include any applicable owners of the equity interests of such Person, in whatever form.

(e) The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

(f) The Company Disclosure Schedules and the SPAC Disclosure Schedules (including, in each case, any section thereof) referenced herein are a part of this Agreement as if fully set forth herein. All references herein to the Company Disclosure Schedules or the SPAC Disclosure Schedules (including, in each case, any section thereof) shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Any disclosure made by a Party in the Company Disclosure Schedules or the SPAC Disclosure Schedules, as applicable, or any section thereof, with reference to any section of this Agreement or section of the Company Disclosure Schedules or the SPAC Disclosure Schedules, as applicable, shall be deemed to be a disclosure with respect to such other applicable sections of this Agreement or sections of the Company Disclosure Schedules or the SPAC Disclosure Schedules, as applicable, if it is reasonably apparent on the face of such disclosure that such disclosure is responsive to such other section of this Agreement or section of the Company Disclosure Schedules or the SPAC Disclosure Schedules, as applicable. Certain information set forth in the Company Disclosure Schedules or the SPAC Disclosure Schedules, as applicable, is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. Unless expressly contemplated by this Agreement, the disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made in this Agreement, nor shall such information be deemed to establish a standard of materiality.

Article II
Business Combination Transactions

2.1 Domestication.

(a) At least two (2) hours before the SPAC Merger Effective Time, SPAC shall cause the Domestication to become effective, including by:

(i) concurrently filing with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) each of (1) a certificate of domestication with respect to the Domestication (the “Certificate of Domestication”) and (2) the SPAC Delaware Certificate of Incorporation, in each case, in accordance with the provisions thereof and applicable Law;

(ii) taking all actions necessary so that the SPAC Delaware Bylaws shall become the effective bylaws of Domesticated SPAC;

(iii) completing, making and procuring all those filings required to be made with the Cayman Registrar in connection with the Domestication; and

(iv) obtaining a certificate of de-registration from the Cayman Registrar.

(b) The Domestication shall become effective at the time when the Certificate of Domestication has been duly filed with the Delaware Secretary of State or at such later time (but no later than two (2) hours before the SPAC Merger Effective Time) as may be agreed by SPAC and the Seller in writing and specified in the Certificate of Domestication (the “Domestication Effective Time”).

(c) The Parties acknowledge that this Agreement constitutes a “Plan of Domestication” pursuant to Section 388 of the DGCL.

2.2 SPAC Merger. At the SPAC Merger Effective Time, but at least two (2) hours after the Domestication Effective Time, and subject to and upon the terms and conditions of this Agreement and the SPAC Certificate of Merger, and in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”) and the Limited Liability Company Act of the State of Delaware (the “DLLCA”), SPAC and SPAC Merger Sub shall consummate the SPAC Merger, pursuant to which SPAC Merger Sub shall be merged with and into SPAC, following which the separate corporate existence of SPAC Merger Sub shall cease and SPAC shall continue as the surviving company. SPAC, as the surviving company after the SPAC Merger, is hereinafter sometimes referred to as the “SPAC Surviving Subsidiary” (provided that, references to SPAC for periods after the SPAC Merger Effective Time shall include the SPAC Surviving Subsidiary). The SPAC Merger shall have the effects specified in the DGCL and DLLCA.

2.3 Company Merger. At the Company Merger Effective Time, and subject to and upon the terms and conditions of this Agreement, and in accordance with the applicable provisions of the DLLCA, the Company and Company Merger Sub shall consummate the Company Merger, pursuant to which Company Merger Sub shall be merged with and into the Company, following which the separate corporate existence of Company Merger Sub shall cease and the Company shall continue as the surviving company. The Company, as the surviving company after the Company Merger, is hereinafter sometimes referred to as the “Company Surviving Subsidiary” (provided, that references to the Company for periods after the Company Merger Effective Time shall include the Company Surviving Subsidiary). The Company Merger shall have the effects specified in the DLLCA.

2.4 Effective Times of Mergers. On the Closing Date, (a) with respect to the SPAC Merger, SPAC Merger Sub, SPAC and Pubco shall enter into and file a certificate of merger (the “SPAC Certificate of Merger”) with the Delaware Secretary of State in accordance with the DGCL and the DLLCA, and (b) with respect to the Company Merger, Company Merger Sub, the Company and Pubco shall file a certificate of merger (the “Company Certificate of Merger”) with the Delaware Secretary of State in accordance with the DLLCA. The SPAC Merger shall become effective at the time on the Closing Date when the SPAC Certificate of Merger has been duly accepted for filing by the Delaware Secretary of State in accordance with the DGCL or such other time as specified in the SPAC Certificate of Merger (the “SPAC Merger Effective Time”) and the Company Merger shall become effective at the time on the Closing Date when the Company Certificate of Merger has been duly accepted for filing by the Delaware Secretary of State in accordance with the DLLCA or such other time as specified in the Company Certificate of Merger (such time, the “Company Merger Effective Time”); provided that the SPAC Merger Effective Time shall become effective at least two (2) hours after the Domestication.

2.5 Effect of the Mergers.

(a) At the SPAC Merger Effective Time, the effect of the SPAC Merger shall be as provided in this Agreement, and the applicable provisions of the DGCL and DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the SPAC Merger Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of SPAC Merger Sub and SPAC shall become the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of the SPAC Surviving Subsidiary (including all rights and obligations with respect to the Trust Account), which shall include the assumption by the SPAC Surviving Subsidiary of any and all agreements, covenants, duties and obligations of SPAC Merger Sub and SPAC set forth in this Agreement to be performed after the SPAC Merger Effective Time, and the SPAC Surviving Subsidiary shall continue its existence as a wholly owned Subsidiary of Pubco.

(b) At the Company Merger Effective Time, the effect of the Company Merger shall be as provided in this Agreement and the applicable provisions of the DGCL and DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Company Merger Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of Company Merger Sub and the Company shall become the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of the Company Surviving Subsidiary which shall include the assumption by the Company Surviving Subsidiary of any and all agreements, covenants, duties and obligations of Company Merger Sub and the Company set forth in this Agreement to be performed after the Company Merger Effective Time, and the Company Surviving Subsidiary shall continue its existence as a wholly owned Subsidiary of Pubco.

2.6 Organizational Documents.

(a) At the SPAC Merger Effective Time, the Organizational Documents of SPAC Surviving Subsidiary shall be the SPAC Delaware Certificate of Incorporation and the SPAC Delaware Bylaws respectively, as in effect immediately prior to the SPAC Merger Effective Time.

(b) At the Company Merger Effective Time, the Organizational Documents of Company Surviving Subsidiary shall be the certificate of formation and the limited liability company agreement of the Company Merger Sub, respectively, as in effect immediately prior to the Company Merger Effective Time.

2.7 Directors and Officers of the Surviving Subsidiaries. At the SPAC Merger Effective Time and the Company Merger Effective Time, respectively, the board of directors and executive officers of the SPAC Surviving Subsidiary and the board of managers and executive officers of the Company Surviving Subsidiary shall be the same as the board of directors and executive officers of Pubco, after giving effect to Section 8.14, or as otherwise determined by the Seller.

2.8 Company Merger Consideration.

(a) Company Member Merger Consideration Shares. As consideration for the Company Merger, each Company Member other than the Seller Related Parties shall be entitled to receive from Pubco one share of Pubco Class A Stock for each Company Unit held by such Company Member immediately prior to the Company Merger Effective Time.

(b) Seller Related Parties Merger Consideration Shares. As consideration for the Company Merger, each Seller Related Party shall be entitled to receive from Pubco:

(i) one share of Pubco Class A Stock for each Company Unit held by such Seller Related Party immediately prior to the Company Merger Effective Time (collectively with the shares of Pubco Class A Stock issued pursuant to Section 2.8(a), the “Class A Merger Consideration Shares”); and

(ii) one share of Pubco Class B Stock for each Company Unit held by such Seller Related Party immediately prior to the Company Merger Effective Time (the “Class B Merger Consideration Shares”).

(c) Additional Merger Consideration.

As additional consideration for the Company Merger, Pubco shall issue to Astral 4,000,000 shares of Pubco Class A Stock (the “Additional Merger Consideration Shares”), as follows: (i) 2,000,000 shares of Pubco Class A Stock as Astral Earnout Shares shall be issued at the Company Merger Effective Time and be delivered in accordance with Section 2.8(d)(i) of this Agreement, and (ii) 2,000,000 shares of Pubco Class A Stock (the “Astral Post-Closing Shares”) shall be issued and delivered on the thirtieth (30th) calendar day following the Closing Date (the “Astral Post-Closing Shares Issuance Date”).

(d) Earnout.

(i) Upon the Closing, 2,000,000 shares of Pubco Class A Stock, issued as part of the Additional Merger Consideration Shares pursuant to Section 2.8(c) of this Agreement (the “Astral Earnout Shares”), shall be placed into the Astral Escrow Account (as hereinafter defined). Astral hereby agrees that, at the Closing, it shall enter into an escrow agreement with Pubco, the Seller and Continental Stock Transfer and Trust Company (or another escrow agent reasonably acceptable to the Seller, Astral and Pubco), as escrow agent (the “Escrow Agent”), in form and substance to be mutually agreed by the parties thereto prior to the Closing (the “Escrow Agreement”), and, upon and subject to the Closing Astral shall deposit the Astral Earnout Shares into a segregated escrow account (the “Astral Escrow Account”) with the Escrow Agent to be held, along with any equity securities placed in the Astral Escrow Account pursuant to Section 2.8(d)(vii) of this Agreement (the “Astral Escrow Adjustment Shares”), in the Astral Escrow Account and disbursed in accordance with the terms of this Agreement and the Escrow Agreement.

(ii) Except as expressly permitted hereunder, Astral shall not transfer, directly or indirectly, the Astral Earnout Shares and the Astral Escrow Adjustment Shares (if any) during the Earnout Period. Except as otherwise set forth in this Agreement, all of the Astral Earnout Shares and Astral Escrow Adjustment Shares shall be retained in the Astral Escrow Account unless and until their release upon the achievement of a Triggering Event (as defined below) in accordance with Section 2.8(d)(v).

(iii) Astral agrees that all of the Astral Earnout Shares, together with any Astral Escrow Adjustment Shares, shall be subject to potential transfer to Pubco for no consideration (the “Astral Transfer”) at the end of the Earnout Period in the event that not all of the Triggering Events are achieved by Pubco pursuant to Section 2.8(d)(v).

(iv) If, at the end of the Earnout Period, less than all of the Astral Earnout Shares have been released to Astral pursuant to one or more Release Events, Pubco and Astral will as promptly as practicable instruct the Escrow Agent to complete the Astral Transfer of the unreleased Astral Earnout Shares, together with any unreleased Astral Escrow Adjustment Shares, and the Escrow Agent shall deliver such Astral Earnout Shares and Astral Escrow Adjustment Shares to Pubco. Astral and Pubco shall give joint written instructions to the Escrow Agent to release the applicable Astral Earnout Shares, together with any related Astral Escrow Adjustment Shares, to Astral, promptly after the occurrence of a Release Event or a Change in Control.

(v) The Astral Earnout Shares shall vest, no longer be subject to the Astral Transfer and be released from the Astral Escrow Account to Astral, upon the occurrence of the following Triggering Events (each, a “Release Event”):

(1) Upon the occurrence of Triggering Event I, 666,667 shares of Pubco Class A Stock that form part of the Astral Earnout Shares shall no longer be subject to the Astral Transfer and be released from the Astral Escrow Account to Astral;

(2) Upon the occurrence of Triggering Event II, 666,667 shares of Pubco Class A Stock that form part of the Astral Earnout Shares shall no longer be subject to the Astral Transfer and be released from the Astral Escrow Account to Astral; and

(3) Upon the occurrence of Triggering Event III, 666,666 shares of Pubco Class A Stock that form part of the Astral Earnout Shares shall no longer be subject to the Astral Transfer and be released from the Astral Escrow Account to Astral, in each case, within then (10) Business Days after the occurrence of the relevant Release Event.

(vi) For the avoidance of doubt, each of Triggering Event I, Triggering Event II and Triggering Event III shall be capable of occurring only once, if at all; provided, further, that all Triggering Events may be achieved at the same time or on overlapping days.

(vii) The (1) Pubco Class A Stock price targets set forth in the definitions of Triggering Event I, Triggering Event II and Triggering Event III and this Section 2.7(d) and (2) number of Astral Earnout Shares to be placed in the Astral Escrow Account pursuant to this Section 2.7(d)(i) shall, in each case, be equitably adjusted for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combination, exchange of shares or other like change or transaction with respect to Pubco Class A Stock occurring on or after the Closing.

(viii) Notwithstanding the foregoing, in the event that during the Earnout Period, Pubco is subject to a Change in Control, then all of the Astral Earnout Shares, together with any related Astral Escrow Adjustment Shares, then remaining in the Astral Escrow Account shall no longer be subject to the Astral Transfer and shall be released to Astral from the Astral Escrow Account.

2.9 Effect of SPAC Merger on Outstanding Securities of SPAC and SPAC Merger Sub. At the SPAC Merger Effective Time, by virtue of the SPAC Merger and without any action on the part of any Party or the holders of securities of SPAC, Pubco or SPAC Merger Sub:

(a) SPAC Units. Immediately prior to the SPAC Merger Effective Time, each SPAC Unit issued and outstanding immediately prior to the SPAC Merger Effective Time, that has not been forfeited in accordance with the Sponsor Support Agreement, shall be automatically detached and the holder thereof shall be deemed to hold one SPAC Class A Ordinary Share and one SPAC Right in accordance with the terms of the applicable SPAC Unit (the “Unit Separation”). The underlying SPAC Class A Ordinary Shares and SPAC Right held or deemed to be held following the Unit Separation shall be converted in accordance with the applicable terms of this Section 2.9.

(b) SPAC Rights. At the SPAC Merger Effective Time, each issued and outstanding SPAC Right shall be automatically converted into the number of shares of Pubco Class A Stock that would have been received by the holder thereof if the SPAC Right had been converted upon the consummation of a Business Combination in accordance with SPAC’s Organizational Documents, the IPO Prospectus and the SPAC Rights Agreement into SPAC Class A Ordinary Shares, but for such purposes treating it as if such Business Combination had occurred immediately prior to the SPAC Merger Effective Time and the SPAC Class A Ordinary Shares issued upon conversion of the SPAC Rights had then automatically been converted into shares of Pubco Class A Stock in accordance with Section 2.9(c). At the SPAC Merger Effective Time, the SPAC Rights shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist. The holders of certificates previously evidencing SPAC Rights outstanding immediately prior to the SPAC Merger Effective Time shall cease to have any rights with respect to such SPAC Rights, except as provided herein or by Law. Each certificate formerly representing SPAC Rights shall thereafter represent only the right to receive shares of Pubco Class A Stock as set forth herein.

(c) SPAC Class A Ordinary Shares. At the SPAC Merger Effective Time, immediately following the Unit Separation, each issued and outstanding SPAC Class A Ordinary Share shall be converted automatically into one share of Pubco Class A Stock, following which, all such SPAC Class A Ordinary Shares (other than those described in Section 2.9(f)) shall cease to be outstanding and shall automatically be cancelled and shall cease to exist. The holders of certificates previously evidencing SPAC Class A Ordinary Shares outstanding immediately prior to the SPAC Merger Effective Time shall cease to have any rights with respect to such shares, except as provided herein or by Law. Each certificate previously evidencing SPAC Class A Ordinary Shares shall be exchanged for a certificate (if requested) representing the same number of shares of Pubco Class A Stock upon the surrender of such certificate in accordance with Section 2.12. Each certificate formerly representing SPAC Class A Ordinary Shares (other those described in Section 2.9(e), Section 2.9(f) and Section 2.9(i)) shall thereafter represent only the right to receive the same number of shares of Pubco Class A Stock.

(d) SPAC Class B Ordinary Shares. Without prejudice to the provision of the Sponsor Support Agreement, each SPAC Class B Ordinary Share issued and outstanding immediately prior to the SPAC Merger Effective Time, that has not been forfeited in accordance with the Sponsor Support Agreement, shall automatically be converted into one Pubco Class A Stock, following which, all such SPAC Class B Ordinary Shares shall cease to be outstanding and shall automatically be cancelled and shall cease to exist. The holders of SPAC Class B Ordinary Shares outstanding immediately prior to the SPAC Merger Effective Time shall cease to have any rights with respect to such shares, except as provided herein or by Law. Each certificate previously evidencing SPAC Class B Ordinary Shares shall be exchanged for a certificate (if requested) representing the same number of shares of Pubco Stock upon the surrender of such certificate in accordance with Section 2.12. Each SPAC Class B Ordinary Share (other those described in Section 2.9(f)) shall thereafter represent only the right to receive the number of shares if Pubco Class A Stock determined in accordance with this Section 2.9(d) and the Sponsor Support Agreement.

(e) Redeeming Shares. At the SPAC Merger Effective Time, each issued and outstanding SPAC Class A Ordinary Share in respect to which the holder thereof has validly exercised redemption rights pursuant to and in accordance with the SPAC Memorandum and Articles (and not waived, withdrawn or otherwise lost such rights), shall automatically be cancelled and shall cease to exist and shall thereafter represent only the right to receive a pro rata share of the Redemption Amount in accordance with the SPAC Memorandum and Articles.

(f) Treasury Shares. Notwithstanding Sections 2.9(a) and 2.9(d) or any other provision of this Agreement to the contrary, at the SPAC Merger Effective Time, if there are any SPAC Ordinary Shares that are owned by the SPAC as treasury shares immediately prior to the SPAC Merger Effective Time, such SPAC Ordinary Shares shall be automatically cancelled and shall cease to exist without any conversion thereof or payment therefor.

(g) No Liability. Notwithstanding anything to the contrary in this Section 2.9, none of the SPAC Surviving Subsidiary, Pubco or any other Party shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(h) SPAC Merger Sub Membership Interests. At the SPAC Merger Effective Time, all SPAC Merger Sub Membership Interests issued and outstanding immediately prior to the SPAC Merger Effective Time shall be converted into an equal number of common stock, par value $0.0001, of the SPAC Surviving Subsidiary, with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding share capital of the SPAC Surviving Subsidiary.

(i) Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary and to the extent available under the DGCL, SPAC Ordinary Shares that are issued and outstanding immediately prior to the SPAC Merger Effective Time and that are held by SPAC Shareholders who have properly demanded appraisal for such SPAC Ordinary Shares in accordance with Section 262 of the DGCL and who have not effectively withdrawn or lost their appraisal rights under the DGCL (the “Dissenting Shares” and the holders thereof, the “Dissenting Shareholders”) shall not be converted into or represent the right to receive Pubco Class A Stock, but instead shall be cancelled and shall represent only the right to receive such consideration as may be determined to be due to such Dissenting Shareholders pursuant to the DGCL. If any Dissenting Shareholder fails to perfect, withdraws, or otherwise loses his, her, or its appraisal rights under the DGCL, then, as of the SPAC Merger Effective Time or the occurrence of such event, whichever is later, such SPAC Shareholder’s SPAC Ordinary Shares shall be deemed to have been converted as of the SPAC Merger Effective Time into, and to have become exchangeable for, the right to receive Pubco Class A Stock, without interest thereon, in accordance with this Section 2.9(i).

(j) Prior to the Closing, the SPAC shall give the Company and SPAC Merger Sub prompt written notice of any demands for appraisal received by the SPAC, any withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the SPAC relating to rights of appraisal. The SPAC shall not, except with the prior written consent of the Company, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

2.10 Effect of Company Merger on Outstanding Securities of the Company and Company Merger Sub. At the Company Merger Effective Time, by virtue of the Company Merger and without any action on the part of any Party or the holders of securities of any Party:

(a)   Company Units. At the Company Merger Effective Time each issued and outstanding Company Unit (other than those described in Section 2.10(c)) held by the Company Members will automatically be cancelled and cease to exist in exchange for the right to receive the Class A Merger Consideration Shares, and in case of the Seller Related Parties, together with Class B Merger Consideration Shares, without interest. As of the Company Merger Effective Time, the Company Members shall cease to have any other rights in and to the Company or the Company Surviving Subsidiary.

(b)   [intentionally omitted].

(c)   Treasury Interests. Notwithstanding Section 2.10(a), or any other provision of this Agreement to the contrary, at the Company Merger Effective Time, if there are any Company Units that are owned by the Company as treasury interests or any Company Units owned by any direct or indirect Subsidiary of the Company immediately prior to the Company Merger Effective Time, such Company Units shall be cancelled and shall cease to exist without any conversion thereof or payment therefor.

(d)   No Liability. Notwithstanding anything to the contrary in this Section 2.10, none of the Company Surviving Subsidiary, Pubco or any other Party shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

(e)   Company Merger Sub Membership Interests. At the Company Merger Effective Time, all of the Company Merger Sub Membership Interests issued and outstanding immediately prior to the Company Merger Effective Time shall be converted into an equal number of membership interests in the Company Surviving Subsidiary such that, immediately following such conversion, the aggregate number of membership interests in the Company Surviving Subsidiary shall be equal to the number of shares of Pubco Class A Stock outstanding immediately following the Company Merger Effective Time.

2.11 Effect of Mergers on Outstanding Securities of Pubco. At the Company Merger Effective Time, by virtue of the Mergers and without any action on the part of any Party or the holders of securities of any Party, all of the shares of Pubco Stock issued and outstanding immediately prior to the SPAC Merger Effective Time shall be cancelled and extinguished without any conversion thereof or payment therefor.

2.12 Exchange and Conversion Procedures.

(a)   Prior to the SPAC Merger Effective Time, Pubco shall appoint SPAC’s transfer agent, Continental Stock Transfer & Trust Company, or another agent reasonably acceptable to the Company and SPAC (the “Exchange Agent”), as its agent for the purpose of exchanging the SPAC Ordinary Shares and the Company Units held by Company Members for shares of Pubco Stock.

(b)   At or prior to the SPAC Merger Effective Time, Pubco shall deliver to the Exchange Agent written instructions to issue, at the SPAC Merger Effective Time, in uncertificated book-entry form, one share of Pubco Class A Stock in exchange for, and upon cancelation of, each issued and outstanding SPAC Class A Ordinary Share and SPAC Class B Ordinary Share; and

(c)   At or prior to the Company Merger Effective Time, Pubco shall deliver to the Exchange Agent written instructions to issue, at the Company Merger Effective Time, in uncertificated book-entry form:

(i) to Company Members, except for the Seller Related Parties, one share of Pubco Class A Stock in exchange for, and upon cancelation of, each issued and outstanding Company Unit held by such Company Members immediately prior to the Company Merger Effective Time;

(ii) to each Seller Related Party, one share of Pubco Class A Stock and one share of Pubco Class B Stock in exchange for, and upon cancelation of, each issued and outstanding Company Unit held by such Seller Related Party immediately prior to the Company Merger Effective Time; and

(iii) to Astral, in the Astral Escrow Account, the Astral Earnout Shares.

(c-bis) At or prior to the Astral Post-Closing Shares Issuance Date, Pubco shall deliver to the Exchange Agent written instructions to issue to Astral, at the Astral Post-Closing Shares Issuance Date, in uncertificated book-entry form, the Astral Post-Closing Shares.

(d)   Pubco Stock to be delivered pursuant to Sections 2.9(a), and 2.10(a) shall be settled through DTC and issued in uncertificated book-entry form through the procedures of DTC, unless a physical share of Pubco Stock is required by applicable Law, in which case Pubco shall cause the Exchange Agent to promptly send certificates representing such shares of Pubco Stock to such holder.

(e)   Notwithstanding anything to the contrary contained herein, no fraction of a share of Pubco Stock will be issued by Pubco by virtue of this Agreement or the Transactions, and each Person who would otherwise be entitled to a fraction of a share of Pubco Stock (after aggregating all fractional shares of Pubco Stock that otherwise would be received by such holder) shall instead have the number of shares of Pubco Stock issued to such Person rounded down in the aggregate to the nearest whole share of Pubco Stock.

(f) No dividends or other distributions declared or made after the date of this Agreement with respect to shares of Pubco Stock with a record date after the SPAC Merger Effective Time or the Company Merger Effective Time, as applicable, will be paid to the holders of any SPAC Ordinary Shares or Company Units that have not yet been surrendered to the Exchange Agent pursuant to this Section 2.12.

2.13 Intended Tax Treatment. The Parties hereby agree and acknowledge that, for U.S. federal income tax purposes, (a) the Domestication is intended to be treated as a “reorganization” described in Section 368(a)(1)(F) of the Code (the “Domestication Intended Tax Treatment”) and (b) the SPAC Merger, the Company Merger, and the Foundation Transaction, taken together (the “Business Combination Transactions”), are intended to be treated as an integrated transaction that is described in Section 351 of the Code (the “Business Combination Intended Tax Treatment” and, together with the Domestication Intended Tax Treatment, the “Intended Tax Treatment”). The Parties hereby agree to file all Tax and other informational returns on a basis consistent with the Intended Tax Treatment, unless otherwise required pursuant to a determination within the meaning of Section 1313(a) of the Code. From and after the date of this Agreement, each Party shall use its reasonable best efforts to cause the Business Combination Transactions to qualify for the Business Combination Intended Tax Treatment, and shall not take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken (in each case other than any action specifically provided for or prohibited by this Agreement), which action or failure to act could reasonably be expected to prevent the Business Combination Transactions from qualifying for the Business Combination Intended Tax Treatment. Each of the Parties acknowledge and agree that each (a) has had the opportunity to obtain independent legal and tax advice with respect to the Transactions contemplated by this Agreement, and (b) is responsible for paying its own Taxes, including any adverse Tax consequences that may result if the Domestication and/or the Business Combination Transactions do not qualify for the Intended Tax Treatment, respectively. If the SEC or any other Governmental Authority requests or requires that an opinion be provided on or prior to the Closing in respect of the Intended Tax Treatment, SPAC will use its reasonable best efforts to cause its Tax advisors to provide any such opinion, subject to customary assumptions and limitations, and each Party shall use its reasonable best efforts to reasonably cooperate with one another and their respective Tax advisors with respect to such opinion, including using reasonable best efforts to deliver to the relevant counsel certificates (dated as of the necessary date and signed by such Party or its Affiliate, as applicable) containing such customary representations as are necessary or appropriate for such counsel to render such opinion.

2.14 Taking of Necessary Action; Further Action. If, at any time after the SPAC Merger Effective Time and the Company Merger Effective Time, as applicable, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the SPAC Surviving Subsidiary or Company Surviving Subsidiary, as applicable, with full right, title and possession to all assets, property, rights, privileges, powers and franchises of SPAC and SPAC Merger Sub, on the one hand, or the Company and Company Merger Sub, on the other hand, the officers and directors of SPAC, SPAC Merger Sub, the Company and Company Merger Sub, as applicable, are fully authorized in the name of their respective entities to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

2.15 Withholding. Each of Pubco, the SPAC Surviving Subsidiary, the Company Surviving Subsidiary and the Exchange Agent (without duplication) shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under any applicable Law; provided, however, that the relevant payor will reasonably cooperate with the relevant payee prior to the making of such deductions and withholding payments to determine whether any such deductions or withholding payments (other than with respect to compensatory payments, if any) are required under applicable Law and in obtaining any available exemption or reduction of, or otherwise minimizing to the extent permitted by applicable Law, such deduction and withholding. Any amounts so deducted and withheld shall be paid over to the appropriate Governmental Authority in accordance with applicable Law, and to that extent shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made. The Parties acknowledge that no withholding is expected to be required under applicable U.S. federal income Tax Law as in effect as of the date of this Agreement with respect to any amounts payable pursuant to this Agreement. To the extent any Party becomes aware of any obligation to deduct or withhold from amounts otherwise payable, issuable or transferable pursuant to this Agreement, such Party shall notify the other Parties as soon as reasonably practicable, and the Parties shall reasonably cooperate to obtain any certificates or other documentation required in respect of such withholding obligation.

2.16 Seller Consent. Seller, as a member of the Company, hereby approves, authorizes and consents to the Company’s execution and delivery of this Agreement and the Ancillary Documents to which it is or is required to be a party or otherwise bound, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the Transactions. The Seller acknowledges and agrees that the consents set forth herein are intended and shall constitute such consent of the Seller as may be required (and shall, if applicable, operate as a written member resolution of the Company) pursuant to the Organizational Documents of the Company, any other Contract in respect of the Company to which the Seller is a party or bound and all applicable Laws.

Article III

CLOSING

3.1 Closing. Subject to the satisfaction or waiver of the conditions set forth in Article IX, the consummation of the Transactions contemplated by this Agreement (the “Closing”) shall take place by electronic exchange of signatures, on a date to be agreed by SPAC and the Seller, which date shall be no later than on the fifth (5th) Business Day after all the Closing conditions in Article IX have been satisfied or waived (other than any such conditions which by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing) at 10:00 a.m. New York time, or at such other date, time or place as SPAC and the Seller may agree in writing (the date and time at which the Closing is actually held being the “Closing Date”).

3.2 Pre-Closing Statements.

(a)   At least four (4) Business Days prior to the Closing Date, SPAC shall prepare and deliver to the Seller a written statement setting forth SPAC’s good faith estimate and calculation of the SPAC Expenses as of the Closing Date (in each case, in reasonable detail and with reasonable supporting documentation, including corresponding invoices therefor) and the respective amounts and wire transfer instructions for the payment or reimbursement of all such SPAC Expenses in accordance with Section 12.5 (such statement or as updated pursuant to the second sentence of this Section 3.2(a), the “SPAC Pre-Closing Statement”). SPAC shall consider in good faith any reasonable comments made by the Seller at least two (2) Business Days prior to the Closing Date with respect to the estimate and calculations included in the SPAC Pre-Closing Statement, and to the extent SPAC agrees, acting in good faith and reasonably, with any such comments, SPAC will deliver an updated SPAC Pre-Closing Statement incorporating such comments. In addition, at least two (2) Business Days prior to the Closing Date, if not already delivered, SPAC shall deliver a supplement to the SPAC Pre-Closing Statement setting forth SPAC’s good faith estimate and calculation of the (i) Redemption Amount and (ii) total cash proceeds from the Trust Account remaining following the Redemption.

(b)   At least four (4) Business Days prior to the Closing Date, the Seller shall prepare and deliver to SPAC a written statement setting forth the Seller’s good faith estimate and calculation of the Seller Expenses as of the Closing Date (in each case, in reasonable detail and with reasonable supporting documentation, including corresponding invoices therefor) and the respective amounts and wire transfer instructions for the payment or reimbursement of all the Seller Expenses in accordance with Section 12.5 (such statement or as updated pursuant to the second sentence of this Section 3.2(b), the “Seller Pre-Closing Statement”). The Seller shall consider in good faith any reasonable comments made by SPAC at least two (2) Business Days prior to the Closing Date with respect to the estimate and calculations included in the Seller Pre-Closing Statement, and to the extent the Seller agrees, acting in good faith and reasonably, with any such comments, the Seller will deliver an updated Seller Pre-Closing Statement incorporating such comments.

3.3 Closing Deliveries.

(a)   At the Closing, SPAC shall deliver or cause to be delivered:

(i) to the Seller and Pubco, a certificate, dated the Closing Date, signed by an executive officer or director of SPAC in such capacity, certifying as to the satisfaction of the conditions specified in Sections 9.2(a), 9.2(b) and 9.2(c) with respect to SPAC;

(ii) to the Seller and Pubco, a certificate from its secretary, assistant secretary, director or other executive officer certifying as to, and attaching, (A) copies of (x) the SPAC Memorandum and Articles as in effect as of the Closing Date (immediately prior to the Domestication Effective Time) and (y) the SPAC Delaware Certificate of Incorporation and the SPAC Delaware Bylaws as in effect as of the Closing Date (after the Domestication Effective Time but immediately prior to the SPAC Merger Effective Time), (B) the resolutions of the SPAC Board authorizing and approving the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which it is a party or by which it is bound, and the consummation of the Transactions contemplated hereby and thereby, (C) evidence that the Required Shareholder Approval has been obtained and (D) the incumbency of directors and officers authorized to execute this Agreement or any Ancillary Document to which SPAC is or is required to be a party or otherwise bound;

(iii) to the Seller and Pubco, a certificate on behalf of SPAC, prepared in a manner consistent and in accordance with the requirements of Treasury Regulation Sections 1.897-2(g), (h) and 1.1445-2(c)(3), certifying that no interest in SPAC is, or has been during the relevant period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property interest” within the meaning of Section 897(c) of the Code, and a form of notice to the IRS prepared in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2);

(iv)   to the Seller and Pubco, a copy of the Amended and Restated Registration Rights Agreement duly executed by SPAC and Sponsor; and

(v)   to the Seller and Pubco, the Lock-Up Agreement, duly executed by the Sponsor and the Insiders (as defined in the relevant form of Lock-Up Agreement).

(b)   At the Closing, Pubco shall deliver or cause to be delivered:

(i) to SPAC, a certificate, dated the Closing Date, signed by an executive officer of Pubco, certifying as to the satisfaction of the conditions specified in Sections 9.3(a), 9.3(b) and 9.3(c) with respect to Pubco and the Pubco Subsidiaries, as applicable;

(ii) to SPAC, a certificate from its secretary or other executive officer certifying as to the validity and effectiveness of, and attaching, (A) copies of its Organizational Documents as in effect as of the Closing Date (immediately prior to the SPAC Merger Effective Time), (B) the resolutions of its board of directors and shareholders authorizing and approving the execution, delivery and performance of this Agreement and each Ancillary Document to which it is a party or bound, and the consummation of the Transactions, and (C) the incumbency of its officers authorized to execute this Agreement or any Ancillary Document to which it is or is required to be a party or otherwise bound; and

(iii) to the Seller and SPAC, a copy of the Amended and Restated Registration Rights Agreement duly executed by Pubco.

(c)   At the Closing, the Company shall deliver or cause to be delivered:

(i) to SPAC, a certificate, dated as of the Closing Date, signed by an executive officer or director of the Company, certifying as to the satisfaction of the conditions specified in Sections 9.3(a), 9.3(b) and 9.3(c) with respect to the Company;

(ii) to Pubco, (A) a certificate prepared in a manner consistent and in accordance with the requirements of Treasury Regulation Sections 1.1445-11T(d)(2) and (B) a certificate complying with the requirements of Treasury Regulation Section 1.1446(f)-2(b) that is sufficient to establish that no withholding is required under Section 1446(f) of the Code; and

(iii) to SPAC, a certificate from its secretary or other executive officer or managing member certifying as to the validity and effectiveness of, and attaching, (A) copies of its Organizational Documents as in effect as of the Closing Date (immediately prior to the Company Merger Effective Time), (B) the resolutions of its managing member authorizing and approving the execution, delivery and performance of this Agreement and each Ancillary Document to which it is a party or bound, and the consummation of the Transactions, and (C) the incumbency of its managing member and officers authorized to execute this Agreement or any Ancillary Document to which it is or is required to be a party or otherwise bound.

(d)   At the Closing, the Seller shall deliver or cause to be delivered, as applicable:

(i) to SPAC, a certificate from the Seller, dated as the Closing Date, signed by the Seller, certifying as to the satisfaction of the conditions specified in Sections 9.3(a) and 9.3(b) with respect to the Seller; and

(ii) to SPAC, the Lock-Up Agreement, duly executed by the Seller Related Parties, Astral, and Pubco.

Article IV
REPRESENTATIONS AND WARRANTIES OF SPAC

Except as set forth in (a) the disclosure schedules delivered by SPAC to the Seller Related Parties, Astral, the Company and Pubco on the date of this Agreement (the “SPAC Disclosure Schedules”), the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer, or (b) the SEC Reports that are available prior to the date hereof on the SEC’s website through EDGAR (excluding any disclosures in such SEC Reports under the headings “Risk Factors,” “Forward-Looking Statements” or “Qualitative Disclosures About Market Risk” and other disclosures that are predictive, cautionary or forward looking in nature, and excluding, for the avoidance of doubt, any content of such SEC Reports that have been redacted or omitted pursuant to applicable Law) (it being acknowledged that nothing disclosed in such SEC Reports will be deemed to modify or qualify the representations and warranties set forth in Section 4.1 (Organization and Standing), Section 4.2 (Authorization; Binding Agreement), Section 4.5 (Capitalization), Section 4.10 (Taxes and Returns), Section 4.15 (Finders and Brokers) and Section 4.21 (SPAC Trust Account)), SPAC represents and warrants to the Company, Pubco, the Pubco Subsidiaries, the Seller Related Parties and Astral as of the date of this Agreement and as of the Closing, as follows:

4.1 Organization and Standing. SPAC is a company duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation, organization or formation. SPAC has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. SPAC is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. SPAC has heretofore made available to the Seller accurate and complete copies of its Organizational Documents each as currently in effect. SPAC is not in violation of any provision of its Organizational Documents.

4.2 Authorization; Binding Agreement. SPAC has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Transactions contemplated hereby and thereby, subject to obtaining the Required Shareholder Approval. The execution and delivery of this Agreement and each Ancillary Document to which it is a party and the consummation of the Transactions contemplated hereby and thereby have been duly and validly authorized by the SPAC Board and, other than obtaining the Required Shareholder Approval, no other corporate proceedings, other than as set forth elsewhere in this Agreement, on the part of SPAC are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the Transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which SPAC is a party has been or shall be when delivered, duly and validly executed and delivered by such Party and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other Parties and other parties thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally and subject to general principles of equity (collectively, the “Enforceability Exceptions”). The SPAC Board, either (A) at a duly called and held meeting or (B) by way of written resolution, has unanimously (i) determined that this Agreement and the SPAC Merger and the other Transactions contemplated hereby are advisable, fair to, and in the best interests of, SPAC and its shareholders, (ii) approved this Agreement, the SPAC Merger and the other Transactions contemplated hereby and thereby in accordance with the DGCL, the DLLCA and the SPAC Delaware Bylaws, (iii) approved the Transactions as a Business Combination, (iv) directed that this Agreement and the SPAC Shareholder Approval Matters be submitted to the SPAC Shareholders for adoption and approval, and (v) resolved to recommend that the SPAC Shareholders adopt this Agreement and the SPAC Shareholder Approval Matters.

4.3 Governmental Approvals. No Consent of any Governmental Authority on the part of SPAC, is required to be obtained in connection with the execution, delivery or performance by such Party of this Agreement and each Ancillary Document to which it is a party or the consummation by such Party of the Transactions contemplated hereby and thereby, other than (a) such filings as contemplated by this Agreement, (b) any filings required with Nasdaq or the SEC with respect to the Transactions, (c) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder and (d) where the failure to obtain or make such Consents or to make such filings or notifications, would not reasonably be expected to have a Material Adverse Effect on SPAC.

4.4 Non-Contravention. The execution and delivery by SPAC of this Agreement and each Ancillary Document to which it is a party, the consummation by such Party of the Transactions contemplated hereby and thereby, and compliance by such Party with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of the SPAC Memorandum and Articles, in any material respect, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 4.3, and the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law applicable to SPAC, or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by SPAC under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of SPAC under, (viii) give rise to any obligation to obtain any third-party Consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any SPAC Material Contract, except for any deviations from any of the foregoing clauses (b) and (c) that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SPAC.

4.5 Capitalization.

(a) SPAC is authorized to issue (i) 500,000,000 SPAC Ordinary Shares, consisting of (A) 445,000,000 SPAC Class A Ordinary Shares and (B) 50,000,000 SPAC Class B Ordinary Shares and (ii) 5,000,000 SPAC Preference Shares. The issued and outstanding SPAC Ordinary Shares as of the date of this Agreement consist of (A) 23,805,000 SPAC Class A Ordinary Shares (assuming the separation of all outstanding SPAC Units into underlying SPAC Class A Ordinary Shares and SPAC Rights), all of which are subject to possible redemption, and (B) 7,187,500 SPAC Class B Ordinary Shares. There are no issued or outstanding SPAC Preference Shares. All outstanding SPAC Ordinary Shares are duly authorized, validly issued, fully paid and non-assessable and are not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under applicable Law, the SPAC Memorandum and Articles or any Contract to which SPAC is a party. None of the outstanding SPAC Ordinary Shares has been issued in violation of any applicable securities Laws. Prior to giving effect to the Transactions SPAC does not have any Subsidiaries or own any equity interests in any other Person. The SPAC does not own any SPAC Ordinary Shares as treasury shares.

(b) As of the date of this Agreement, 23,805,000 SPAC Rights are issued and outstanding (assuming the separation of all the outstanding SPAC Units into the underlying SPAC Class A Ordinary Shares and SPAC Rights).

(c) Except as set forth in this Section 4.5 or as contemplated by this Agreement, the SPAC Rights Agreement or the Ancillary Documents, there are no (i) outstanding options, warrants, puts, calls, convertible securities, preemptive or similar rights, (ii) bonds, debentures, notes or other Indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights or (iii) subscriptions or other rights, agreements, arrangements, Contracts or commitments of any character (other than this Agreement and the Ancillary Documents), (A) relating to the issued or unissued securities of SPAC, (B) obligating SPAC to issue, transfer, deliver or sell or cause to be issued, transferred, delivered, sold or repurchased any options or shares or securities convertible into or exchangeable for any securities of SPAC, or (C) obligating SPAC to grant, extend or enter into any option, warrant, call, subscription or other right, agreement, arrangement or commitment for such securities of SPAC. Other than the Redemption or as expressly set forth in this Agreement, there are no outstanding obligations of SPAC to repurchase, redeem or otherwise acquire any securities of SPAC or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Person. There are no shareholders agreements, voting trusts or other agreements or understandings to which SPAC is a party with respect to the voting of any securities of SPAC.

(d) As of the date hereof, (i) SPAC does not have any Indebtedness and (ii) no Indebtedness of SPAC contains any restriction upon (A) the prepayment of any of such Indebtedness, (B) the incurrence of Indebtedness by SPAC, (C) the ability of SPAC to grant any Lien on its properties or assets, or (D) the consummation of the Transactions.

(e) Since the date of incorporation of SPAC, and except as contemplated by this Agreement, SPAC has not declared or paid any distribution or dividend in respect of its shares and has not repurchased, redeemed or otherwise acquired any of its shares, and the SPAC Board has not authorized any of the foregoing.

4.6 SEC Filings; SPAC Financials; Internal Controls.

(a) SPAC, since the IPO and through the date of this Agreement, has filed all forms, reports, schedules, statements, registration statements, prospectuses, and other documents required to be filed or furnished by SPAC with the SEC under the Securities Act and/or the Exchange Act (collectively, and together with any amendments, restatements or supplements thereto, the “SEC Reports”), which SEC Reports are all available on the SEC’s website through EDGAR, and will file all such SEC Reports required to be filed or furnished subsequent to the date of this Agreement.

(b) The SEC Reports (x) were prepared in all material respects in accordance with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, as applicable, and (y) did not, as of their respective effective dates (in the case of SEC Reports that are registration statements filed pursuant to the requirements of the Securities Act) and at the time they were filed with the SEC (in the case of all other SEC Reports) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As used in this Section 4.6, the term “file” shall be broadly construed to include any manner permitted by SEC rules and regulations in which a document or information is furnished, supplied or otherwise made available to the SEC.

(c) As of the date of this Agreement, the SPAC Units, the SPAC Class A Ordinary Shares and the SPAC Rights are registered pursuant to Section 12(b) of the Exchange Act and are listed on Nasdaq under the symbols “MLACU”, “MLAC” and “MLACR”, respectively. Since the IPO, SPAC has complied in all material respects with the applicable listing and corporate governance rules and regulations of Nasdaq. There is no action or proceeding pending or, to the Knowledge of SPAC, threatened against SPAC, by Nasdaq or the SEC with respect to any intention by such entity to deregister or terminate the listing of the SPAC Units, the SPAC Class A Ordinary Shares or the SPAC Rights. None of SPAC or its Affiliates has taken any action in an attempt to terminate the registration of the SPAC Units, the SPAC Class A Ordinary Shares or the SPAC Rights under the Exchange Act except as contemplated by this Agreement.

(d) The financial statements and notes of SPAC contained or incorporated by reference in the SEC Reports (the “SPAC Financials”), fairly present in all material respects the financial position and the results of operations, changes in shareholders’ equity, and cash flows of SPAC at the respective dates of and for the periods referred to in such financial statements, all in accordance with (i) GAAP methodologies applied on a consistent basis throughout the periods involved and (ii) Regulation S-X or Regulation S-K, as applicable (except as may be indicated in the notes thereto and for the omission of notes and audit adjustments in the case of unaudited quarterly financial statements to the extent permitted by Regulation S-X or Regulation S-K, as applicable).

(e) Except as and to the extent reflected or reserved against in the SPAC Financials, SPAC has not incurred any Liabilities or obligations not adequately reflected or reserved on or provided for in the SPAC Financials, other than (i) Liabilities incurred since SPAC’s incorporation in the ordinary course of business or (ii) Liabilities or obligations incurred pursuant to this Agreement. SPAC has no off-balance sheet arrangements that are not disclosed in the SEC Reports.

(f)   Since the IPO, (i) SPAC has not received any complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of SPAC or its internal accounting controls, including any such complaint, allegation, assertion or claim that SPAC has engaged in questionable accounting or auditing practices and (ii) there have been no internal unresolved, material investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, the SPAC Board or any committee thereof.

(g) SPAC has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) that are designed to ensure that material information relating to SPAC and other material information required to be disclosed by SPAC in the reports and other documents that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to SPAC’s principal executive officer and its principal financial officer as appropriate to allow timely decisions regarding required disclosure. Such disclosure controls and procedures are effective in timely alerting SPAC’s principal executive officer and principal financial officer to material information required to be included in SPAC’s periodic reports required under the Exchange Act.

(h) SPAC maintains systems of internal accounting controls that are sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures that are sufficient to provide reasonable assurance: (i) that SPAC maintains records that in reasonable detail accurately and fairly reflect, in all material respects, its transactions and dispositions of assets; (ii) that transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) that transactions are executed, and access to assets is permitted, in accordance with management’s general or specific authorization; and (iv) that the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Neither SPAC nor SPAC’s independent auditors identified or have been made aware of any “significant deficiencies” or “material weaknesses” (as defined by the PCAOB) in the design or operation of SPAC’s internal controls over financial reporting which would reasonably be expected to adversely affect SPAC’s ability to record, process, summarize and report financial data, in each case which has not been subsequently remediated. SPAC has no knowledge of any fraud or whistle-blower allegations, whether or not material, that involve management or other employees or consultants who have or had a significant role in the internal control over financial reporting of SPAC. Since the IPO, there have been no material changes in SPAC’s internal control over financial reporting.

(i)   There are no outstanding loans or other extensions of credit made by SPAC to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of SPAC, in their capacity as such, and SPAC has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(j)   As of the date hereof, there are no outstanding comments from the SEC with respect to the SEC Reports. To the Knowledge of SPAC, none of the SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

4.7 No Litigation; Orders; Permits. There is no Action pending, or, to the Knowledge of SPAC, threatened Action against SPAC, or, to the Knowledge of SPAC, any of its directors or officers (in their capacity as such) or otherwise affecting SPAC or its assets nor is any Order outstanding, against or involving SPAC, whether at law or in equity, before or by any Governmental Authority, which, in each case, would reasonably be expected to have a Material Adverse Effect on SPAC. There is no unsatisfied judgment or open injunction binding upon SPAC that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SPAC. There is no Action that SPAC has pending against any other Person. SPAC holds all Permits necessary to lawfully conduct its business as presently conducted, and to own, lease and operate its assets and properties, all of which are in full force and effect.

4.8 Absence of Certain Changes. The SPAC has, (a) since its incorporation, conducted no business other than its incorporation, the public offering of its SPAC Units (and the related private offering), public reporting and its search for an initial Business Combination as described in the IPO Prospectus (including the investigation of the Company and the negotiation and execution of this Agreement) and related activities and (b) since the IPO, not been subject to a Material Adverse Effect.

4.9 Compliance with Laws. SPAC (a) is, and has since its incorporation been, in compliance with all Laws applicable to it and the conduct of its business in all material respects, (b) has not received written notice alleging any violation of applicable Law in any material respect by SPAC and (c) is not under investigation with respect to any violation or alleged violation of any Law or judgment, Order or decree of any court or Governmental Authority.

4.10 Taxes and Returns. SPAC has timely filed, or caused to be timely filed, and will timely file or cause to be timely filed all material Tax Returns required to be filed by it, which Tax Returns are true, accurate, correct and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the SPAC Financials have been established in accordance with GAAP. There are no audits, examinations, investigations, claims, assessments or other proceedings pending or threatened against SPAC in respect of any Tax, and SPAC has not been notified in writing of any proposed Tax claims or assessments against SPAC (other than, in each case, claims or assessments for which adequate reserves in the SPAC Financials have been established in accordance with GAAP or are immaterial in amount). There are no Liens with respect to any Taxes upon any of SPAC’s assets, other than Permitted Liens. SPAC has no outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by SPAC for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return. SPAC does not have material liability for the Taxes of any Person (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), (ii) as a transferee or successor or (iii) by contract (except, in each case, for liabilities pursuant to commercial contracts not primarily relating to Taxes).

4.11 Employees and Employee Benefit Plans. SPAC has never (a) had any paid employees, (b) retained any contractors, other than consultants and advisors in the ordinary course or (c) maintained, sponsored, contributed to or otherwise had any Liability under, any Benefit Plans. Other than reimbursement of any reasonable out-of-pocket expenses incurred by SPAC’s officers and directors in connection with activities on SPAC’s behalf, neither SPAC nor its Affiliates have any material liability to any officer or director of SPAC (in their capacity as such).

4.12 Properties. SPAC does not own, license or otherwise have any right, title or interest in any material Intellectual Property. SPAC does not own or lease any material real property or Personal Property.

4.13 Material Contracts.

(a) Other than this Agreement and the Ancillary Documents to which SPAC is a party as of the date hereof or such other Ancillary Documents that SPAC shall execute after the date hereof and which are attached as exhibits hereto, Section 4.13(a) of the SPAC Disclosure Schedules set forth a true, correct and complete list of the Contracts to which SPAC is a party or by which any of its properties or assets may be bound, subject or affected, which (i) creates or imposes a Liability greater than $100,000, (ii) may not be cancelled by SPAC on less than sixty (60) days’ prior notice without payment of a material penalty or termination fee or (iii) prohibits, prevents, restricts or impairs in any material respect any business practice of SPAC as its business is currently conducted, any acquisition of material property by SPAC, or restricts in any material respect the ability of SPAC from entering into this Agreement or Ancillary Documents or consummating the Transactions (each such Contract, a “SPAC Material Contract”). All SPAC Material Contracts have been made available to the Seller.

(b) With respect to each SPAC Material Contract: (i) the SPAC Material Contract was entered into at arms’ length and in the ordinary course of business; (ii) the SPAC Material Contract is legal, valid, binding and enforceable in all material respects against SPAC and, to the Knowledge of SPAC, the other parties thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions); (iii) SPAC is not in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default in any material respect by SPAC, or permit termination or acceleration by the other party, under such SPAC Material Contract; (iv) no party to a SPAC Material Contract has given written notice of or, to the Knowledge of SPAC, threatened any potential exercise of termination rights with respect to any SPAC Material Contract; and (v) to the Knowledge of SPAC, no other party to any SPAC Material Contract is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default by such other party, or permit termination or acceleration by SPAC under any SPAC Material Contract.

4.14 Transactions with Affiliates. Section 4.14 of the SPAC Disclosure Schedules sets forth a true, correct and complete list of the Contracts and arrangements that are in existence as of the date of this Agreement under which there are any existing or future Liabilities or obligations between SPAC and any (a) present or former director, officer, employee, direct equityholder or Affiliate of SPAC or (b) record or beneficial owner of more than five percent (5%) of outstanding SPAC Ordinary Shares as of the date hereof.

4.15 Finders and Brokers. No broker, finder, investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission from SPAC, Pubco or the Company, or any of their respective Affiliates, in connection with the Transactions based upon arrangements made by or on behalf of SPAC or any of its Affiliates, including the Sponsor.

4.16 Certain Business Practices.

(a) Neither SPAC, nor any of its Representatives acting on its behalf, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977 or any other local or foreign anti-corruption or bribery Law, (iii) made any other unlawful payment or (iv) since the formation of SPAC, directly or indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder SPAC or assist it in connection with any actual or proposed transaction.

(b) The operations of SPAC are and have been conducted at all times in compliance with money laundering Laws in all applicable jurisdictions and no Action involving SPAC with respect to any of the foregoing is pending or, to the Knowledge of SPAC, threatened.

(c) None of SPAC or any of its directors or officers, or, to the Knowledge of SPAC, any other Representative acting on behalf of SPAC is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and SPAC has not, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC in the last five (5) fiscal years.

4.17 Insurance. Section 4.17 of the SPAC Disclosure Schedules lists all insurance policies (by policy number, insurer, coverage period, coverage amount, annual premium and type of policy) held by SPAC relating to SPAC or its business, properties, assets, directors, officers and employees, copies of which have been provided to the Seller. All premiums due and payable under all such insurance policies have been timely paid and SPAC is otherwise in material compliance with the terms of such insurance policies. All such insurance policies are in full force and effect, and to the Knowledge of SPAC, there is no threatened termination of, or material premium increase with respect to, any of such insurance policies. There have been no insurance claims made by SPAC. SPAC has reported to its insurers all claims and pending circumstances that would reasonably be expected to result in a claim, except where such failure to report such a claim would not be reasonably likely to have a Material Adverse Effect on SPAC.

4.18 Independent Investigation. SPAC has conducted its own independent investigation, review and analysis of the business, results of operations, condition (financial or otherwise) or assets of Pubco and the Company and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of Pubco and the Company for such purpose. SPAC acknowledges and agrees that, in making its decision to enter into this Agreement and the Ancillary Documents and to consummate the Transactions contemplated hereby and thereby, it has relied solely upon its own investigation and the express representations and warranties of the Company, the Seller Related Parties, Astral, Pubco and SPAC Merger Sub set forth in this Agreement (including the related portions of the Company Disclosure Schedules) and in any certificate delivered to SPAC pursuant hereto, and the information provided by or on behalf of the Company, the Seller Related Parties, Astral, Pubco or SPAC Merger Sub for the Registration Statement.

4.19 No Other Representations. Except for the representations and warranties expressly made by SPAC in this Article IV (as modified by the SPAC Disclosure Schedule) or as expressly set forth in any Ancillary Document, neither SPAC nor any other Person on its behalf makes any express or implied representation or warranty with respect to SPAC or its business, operations, assets or Liabilities, or the Transactions, and SPAC hereby expressly disclaims any other representations or warranties, whether implied or made by SPAC or any of its Representatives. SPAC acknowledges that, except for the representations and warranties expressly made by Pubco, on behalf of itself or the Pubco Subsidiaries, in Article V, the Company in Article VI and the Seller Related Parties and Astral in Article VII, none of Pubco, the Pubco Subsidiaries, the Company, the Seller Related Parties or Astral is making or has made, communicated or furnished (orally or in writing) any representation, warranty, projection, forecast, statement or information to SPAC or its Representatives (including any opinion, information or advice that may have been or may be provided to SPAC or its Representatives by any Representative of Pubco, the Pubco Subsidiaries, the Company the Seller Related Parties or Astral), including any representations or warranties regarding the probable success or profitability of the businesses of Pubco, the Pubco Subsidiaries, the Company, the Seller Related Parties or Astral. SPAC specifically disclaims that it is relying upon or has relied upon any such other representations and warranties that may have been made by any Person and acknowledges and agrees that Pubco, the Pubco Subsidiaries, the Company, the Seller Related Parties and Astral have specifically disclaimed any such other representations and warranties. Notwithstanding the foregoing provisions of this Section 4.19, nothing in this Section 4.19 shall limit the Seller Related Parties and Astral’s remedies with respect to Fraud Claims in connection with, or arising out of this Agreement, the Ancillary Documents or the Transactions.

4.20 Information Supplied. None of the information supplied or to be supplied by or on behalf of SPAC or any of its Affiliates (including Sponsor) expressly for inclusion or incorporation by reference: (a) in any Current Report on Form 8-K and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) with respect to the Transactions; (b) in the Registration Statement; or (c) in the mailings or other distributions to the SPAC Shareholders with respect to the consummation of the Transactions or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of SPAC or any of its Affiliates (including Sponsor) expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, SPAC makes no representation, warranty or covenant with respect to any information supplied by or on behalf of Pubco, the Company, the Pubco Subsidiaries, the Seller Related Parties, Astral or any of their respective Affiliates.

4.21 SPAC Trust Account. As of the date of this Agreement, there is at least $238,800,000 held in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except in accordance with the Trust Agreement, the SPAC Memorandum and Articles and the IPO Prospectus. Amounts in the Trust Account are invested in United States Government securities or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. SPAC has performed all obligations required to be performed by it to date under, and is not in default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement. The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of SPAC, enforceable in accordance with its terms, subject to the Enforceability Exceptions. The Trust Agreement has not been terminated, repudiated, rescinded, amended or supplemented or modified, in any respect, and to the Knowledge of SPAC, no such termination, repudiation, rescission, amendment, supplement or modification is contemplated. There are no separate Contracts, side letters or other arrangements (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the SEC Reports filed, or furnished by SPAC to the Seller Related Parties and Astral, to be inaccurate or that would entitle any Person (other than Public Shareholders who shall have elected to redeem their SPAC Class A Ordinary Shares pursuant to the SPAC Memorandum and Articles) to any portion of the proceeds in the Trust Account prior to the closing of a Business Combination. There are no Actions pending with respect to the Trust Account. SPAC has not released any money from the Trust Account other than as permitted by the Trust Agreement. Following the Closing, no shareholder of SPAC is or shall be entitled to receive any amount from the Trust Account except to the extent such Public Shareholder shall have elected to redeem its SPAC Class A Ordinary Shares pursuant to the Redemption.

4.22 Intended Tax Treatment. SPAC has not taken or agreed to take any action that could reasonably be expected to prevent the Business Combination Transactions from qualifying for the Business Combination Intended Tax Treatment. SPAC does not have any knowledge of any facts or circumstances that could reasonably be expected to prevent the Business Combination Transactions from qualifying for the Business Combination Intended Tax Treatment. To the knowledge of SPAC, no SPAC Shareholder or holder of SPAC Rights has entered into any binding commitment to dispose of, or otherwise transfer (directly or indirectly) any Pubco Stock it receives in the Transactions contemplated by this Agreement.

Article V
REPRESENTATIONS AND WARRANTIES OF PUBCO AND PUBCO SUBSIDIARIES

Pubco on behalf of itself and the Pubco Subsidiaries severally and not jointly represent and warrant to SPAC, the Company, the Seller Related Parties and Astral, as of the date of this Agreement and as of the Closing, solely with respect to itself, as follows:

5.1 Organization and Standing. Pubco is duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Each of SPAC Merger Sub and Company Merger Sub is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware. Pubco and each Pubco Subsidiary has all requisite corporate power or limited liability company power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Pubco and each Pubco Subsidiary is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. Pubco has heretofore made available to SPAC and the Company accurate and complete copies of the Organizational Documents of Pubco, SPAC Merger Sub and Company Merger Sub, each as currently in effect. None of Pubco, SPAC Merger Sub or Company Merger Sub is in violation of any provision of its Organizational Documents.

5.2 Authorization; Binding Agreement. Subject to filing the Pubco A&R Organizational Documents and obtaining the SPAC Merger Sub Member Approval, each of Pubco and each Pubco Subsidiary has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each Ancillary Document to which it is a party and the consummation of the Transactions contemplated hereby and thereby have been duly and validly authorized by the board of directors of Pubco and the Pubco Subsidiaries and no other corporate proceedings, other than as expressly set forth elsewhere in this Agreement (including the filing of the Pubco A&R Organizational Documents and obtaining the SPAC Merger Sub Member Approval), on the part of Pubco or the Pubco Subsidiaries are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the Transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which Pubco or a Pubco Subsidiary is a party has been or shall be when delivered, duly and validly executed and delivered by such Party and, assuming the due authorization, execution and delivery of this Agreement and any such Ancillary Documents by the other Parties and other parties thereto, constitutes, or when delivered shall constitute, the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, subject to the Enforceability Exceptions.

5.3 Governmental Approvals. No Consent of any Governmental Authority on the part of Pubco or any Pubco Subsidiary is required to be obtained in connection with the execution, delivery or performance by such Party of this Agreement and each Ancillary Document to which it is a party or the consummation by such Party of the Transactions contemplated hereby and thereby, other than (a) such filings as contemplated by this Agreement (including the Pubco A&R Organizational Documents), (b) any filings required with Nasdaq or the SEC with respect to the Transactions, (c) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, (d) requirements under Delaware Law and pursuant to any other applicable Laws, and (e) where the failure to obtain or make such Consents or to make such filings or notifications, would not reasonably be expected to have a Material Adverse Effect on Pubco or a Pubco Subsidiary.

5.4 Non-Contravention. The execution and delivery by each of Pubco and each Pubco Subsidiary of this Agreement and each Ancillary Document to which it is a party, the consummation by such Party of the Transactions contemplated hereby and thereby, and compliance by such Party with any of the provisions hereof and thereof, will not, subject to the filing of the Pubco A&R Organizational Documents and obtaining the SPAC Merger Sub Member Approval, (a) conflict with or violate any provision of such Party’s Organizational Documents in any material respect, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 5.3, the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law applicable to such Party or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by such Party under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide material compensation under, (vii) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of such Party under, (viii) give rise to any material obligation to obtain any third-party Consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of any material Contract of such Party, except for any deviations from any of the foregoing clauses (b) or (c) that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Pubco.

5.5 Capitalization. Except as set forth in Schedule 5.5 of the Company Disclosure Schedules:

(a) as of the date of this Agreement, (i) Pubco is authorized to issue 1,000 shares of Pubco Stock, of which one (1) share of Pubco Stock is issued and outstanding, which is owned by the Seller; (ii) all issued and outstanding SPAC Merger Sub Membership Interests are owned by Pubco; and (iii) all issued and outstanding Company Merger Sub Membership Interests are owned by Pubco; and

(b) prior to giving effect to the Transactions, other than the Pubco Subsidiaries, Pubco does not have any Subsidiaries or own any equity interests in any other Person.

5.6 Pubco and Pubco Subsidiaries Activities. Since their formation, Pubco and the Pubco Subsidiaries have not engaged in any business activities other than as contemplated by this Agreement, do not own, directly or indirectly, any ownership equity, profits or voting interest in any Person (other than Pubco’s 100% ownership of Pubco Subsidiaries) and have no assets or Liabilities except those incurred in connection with this Agreement and the Ancillary Documents to which they are a party and the Transactions, and, other than this Agreement and the Ancillary Documents to which they are a party, Pubco and the Pubco Subsidiaries are not party to or bound by any Contract.

5.7 Finders and Brokers. No broker, finder or investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission from SPAC, Pubco, the Company or any of their respective Affiliates in connection with the Transactions contemplated hereby based upon arrangements made by or on behalf of Pubco or the Pubco Subsidiaries or any of their Affiliates, except as set forth on Schedule 6.12 of the Company Disclosure Schedules.

5.8 Ownership of Pubco Stock. All shares of Pubco Stock to be issued and delivered to the Seller Related Parties, to Astral and to the SPAC Shareholders in exchange for their SPAC Class A Ordinary Shares in accordance with this Agreement shall be, upon issuance and delivery of such shares of Pubco Stock, duly authorized and validly issued and fully paid and non-assessable, free and clear of all Liens. The issuance and sale of such shares of Pubco Stock pursuant hereto will not be subject to or give rise to any preemptive rights or rights of first refusal.

5.9 Information Supplied. None of the information supplied or to be supplied by Pubco or the Pubco Subsidiaries in writing expressly for inclusion or incorporation by reference: (a) in any Current Report on Form 8-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) with respect to the Transactions; (b) in the Registration Statement; or (c) in the mailings or other distributions to SPAC’s or Pubco’s shareholders and/or prospective investors with respect to the consummation of the Transactions or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by Pubco or The Pubco Subsidiaries expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Filing and the Closing Press Release will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, none of Pubco or the Pubco Subsidiaries makes any representation, warranty or covenant with respect to any information supplied by or on behalf of SPAC, the Company, the Seller Related Parties, Astral or any of their respective Affiliates.

5.10 Independent Investigation. Each of Pubco and each Pubco Subsidiary has conducted its own independent investigation, review and analysis of the business, results of operations, condition (financial or otherwise) or assets of the Company and SPAC and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Company and SPAC for such purpose. Each of Pubco and each Pubco Subsidiary acknowledges and agrees that, in making its decision to enter into this Agreement and the Ancillary Documents and to consummate the Transactions contemplated hereby and thereby, it has relied solely upon its own investigation and the express representations and warranties of the Company, the Seller Related Parties, Astral and SPAC set forth in this Agreement (including the related portions of the Company Disclosure Schedules and the SPAC Disclosure Schedules) and in any certificate delivered to Pubco or the Pubco Subsidiaries pursuant hereto, and the information provided by or on behalf of the Company, the Seller Related Parties, Astral or SPAC for the Registration Statement.

5.11 No Other Representations. Except for the representations and warranties expressly made by Pubco and/or the Pubco Subsidiaries in Article V or as expressly set forth in any Ancillary Document, none of Pubco or the Pubco Subsidiaries nor any other Person on any of their behalves makes any express or implied representation or warranty with respect to any of Pubco or the Pubco Subsidiaries or their respective business, operations, assets or Liabilities, or the Transactions, and Pubco and each Pubco Subsidiary hereby expressly disclaims any other representations or warranties, whether implied or made by Pubco or the Pubco Subsidiaries or any of their respective Representatives. Each of Pubco and the Pubco Subsidiaries acknowledge that, except for the representations and warranties expressly made by SPAC in Article IV, the Company in Article VI and the Seller Related Parties and Astral in Article VII, none of SPAC, the Company, the Seller Related Parties or Astral is making or has made, communicated or furnished (orally or in writing) any representation, warranty, projection, forecast, statement or information, to Pubco and the Pubco Subsidiaries or any of their respective Representatives (including any opinion, information or advice that may have been or may be provided to Pubco and the Pubco Subsidiaries or any of their respective Representatives by any Representative of SPAC, the Company, the Seller Related Parties, Astral), including any representations or warranties regarding the probable success or profitability of the business of SPAC, the Company, the Seller Related Parties and Astral. Each of Pubco and the Pubco Subsidiaries specifically disclaim that they are relying upon or have relied upon any such other representations and warranties that may have been made by any Person and acknowledges and agrees that SPAC, the Company, the Seller Related Parties and Astral have specifically disclaimed any such other representations and warranties. Notwithstanding the foregoing provisions of this Section 5.11 nothing in this Section 5.11 shall limit SPAC’s remedies with respect to Fraud Claims in connection with, or arising out of this Agreement, the Ancillary Documents or the Transactions.

Article VI
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedules delivered by the Company to SPAC on the date of this Agreement (the “Company Disclosure Schedules”), the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer, the Company hereby represents and warrants to SPAC as of the date of this Agreement and as of the Closing, as follows:

6.1 Organization and Standing. The Company is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has all requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary for the business as currently conducted. The Company has made available to SPAC accurate and complete copies of the Organizational Documents of the Company, as currently in effect. The Company is not in violation of any provision of its Organizational Documents.

6.2 Authorization; Binding Agreement. The Company has all requisite limited liability company power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each Ancillary Document to which it is a party and the consummation of the Transactions contemplated hereby and thereby have been duly and validly authorized by members of the Company and no other proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the Transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which it is a party has been or shall be when delivered, duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement and any such Ancillary Document by the other Parties and other parties thereto, constitutes, or when delivered shall constitute, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

6.3 Capitalization.

(a) As of the date of this Agreement, the Company is authorized to issue membership interests, which are owned: (i) 50% by Seller; and (ii) 50% by Gerald Bartholomew Smith.

(b) Immediately upon the execution of the First A&R Company LLCA, the Company will be authorized to issue units (the “Company Units”), as allocated pursuant to (i) the Company Unit Subscription Agreements and (ii) duly authorized resolution of the Company, effective as of the date hereof, providing for the cancellation of Seller’s membership interests in exchange for one Company Unit.

(c) Prior to giving effect to the Transactions, the Company does not have any Subsidiaries or own any equity interests in any other Person.

(d) As of immediately prior to the Company Merger Effective Time (and assuming all Company Unit Investors comply with the terms of the applicable Company Unit Subscription Agreement), the capitalization of the Company will consist exclusively of Company Units issued to (A) the Company Unit Investors pursuant to the Company Unit Subscription Agreements in effect as of the date of this Agreement or otherwise consented to by SPAC; (B) Gerald Bartholomew Smith; (C) the Seller; and (D) the DVs pursuant to the terms of the Contribution Agreement.

(e) Except as set forth in this Section 6.3 or as contemplated by this Agreement, there are no (i) outstanding options, warrants, puts, calls, convertible securities, preemptive or similar rights, (ii) bonds, debentures, notes or other Indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights or (iii) subscriptions or other rights, agreements, arrangements, Contracts or commitments of any character (other than this Agreement and the Ancillary Documents), (A) relating to the issued or unissued securities of the Company, (B) obligating the Company to issue, transfer, deliver or sell or cause to be issued, transferred, delivered, sold or repurchased any options or shares or securities convertible into or exchangeable for any securities of the Company, or (C) obligating the Company to grant, extend or enter into any option, warrant, call, subscription or other right, agreement, arrangement or commitment for such securities of the Company. There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any securities of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Person. There are no shareholders agreements, voting trusts or other agreements or understandings to which the Company is a party with respect to the voting of any securities of the Company.

6.4 Governmental Approvals. No Consent of any Governmental Authority on the part of the Company is required to be obtained in connection with the execution, delivery or performance by the Company of this Agreement or any Ancillary Documents or the consummation by the Company of the Transactions contemplated hereby or thereby other than (a) such filings as expressly contemplated by this Agreement, (b) pursuant to requirements under Delaware Law or any other applicable Laws and (c) those Consents, the failure of which to obtain prior to the Closing, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

6.5 Non-Contravention. The execution and delivery by the Company of this Agreement and each Ancillary Document to which it is a party, the consummation by the Company of the Transactions contemplated hereby and thereby, and compliance by the Company with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of the Company’s Organizational Documents in any material respect, (b) subject to obtaining the Consents required from Governmental Authorities referred to in Section 6.4, the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law applicable to the Company or any of its properties or assets in any material respect, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a material default (or an event which, with notice or lapse of time or both, would constitute a material default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by the Company under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of any the Company under, (viii) give rise to any obligation to obtain any third-party Consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any material right, benefit, obligation or other term under, any of the terms, conditions or provisions of any material Contract of the Company, except for any deviations from any of the foregoing clauses (b) or (c) that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

6.6 Absence of Certain Changes. Except as set forth on Section 6.6 of the Company Disclosure Schedules or for actions expressly contemplated by this Agreement or any Ancillary Document, since its formation, the Company has not been subject to a Material Adverse Effect.

6.7 Company Activities. Since its incorporation, the Company has not engaged in any business activities other than as contemplated by this Agreement, does not own, directly or indirectly, any ownership equity, profits or voting interest in any Person and has no assets or Liabilities except the assets to be received pursuant to and the Liabilities incurred in connection with this Agreement and the Ancillary Documents to which the Company is a party and the Transactions. Other than this Agreement and the Ancillary Documents to which the Company is a party, the Company is not party to or bound by any Contract. The Company does not lease or own any real property or any interest in real property.

6.8 Title to Assets. As of the Closing, and subject to the consummation of the transactions contemplated by the Contribution Agreement, the Company will have all rights, title and interest in and to the Avax contributed into the Company pursuant to the Contribution Agreement.

6.9 Employees and Benefit Plans. The Company does not have any employees and does not have any Benefit Plans.

6.10 Taxes and Returns. The Company has timely filed, or caused to be timely filed, and will timely file or cause to be timely filed all material Tax Returns required to be filed by it, which Tax Returns are true, accurate, correct and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material Taxes required to be paid. There are no audits, examinations, investigations, claims, assessments or other proceedings pending or threatened against the Company in respect of any Tax, and the Company has not been notified in writing of any proposed Tax claims or assessments against the Company. There are no Liens with respect to any Taxes upon any of the Company’s assets, other than Permitted Liens. The Company has no outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by the Company for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return. The Company is treated as a partnership for U.S. federal income tax purposes.

6.11 Certain Business Practices.

(a) Neither the Company, nor, to the Knowledge of the Company, any of its Representatives acting on its behalf has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to government officials or employees, to political parties or campaigns or violated any provision of the applicable bribery Laws or (iii) made any other unlawful payment in violation of applicable bribery Laws. Neither the Company, nor, to the Knowledge of the Company, any of its Representatives acting on its behalf has directly or indirectly, given or agreed to give any unlawful gift or benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Company or assist the Company in connection with any actual or proposed transaction.

(b) To the Knowledge of the Company, the operations of the Company are and have been conducted at all times in material compliance with money laundering Laws in all applicable jurisdictions, and no Action involving the Company with respect to any of the foregoing is pending or, to the Knowledge of the Company, threatened in writing.

(c) Neither the Company, nor, to the Knowledge of the Company, any of its directors, officers or employees acting on behalf of the Company, is currently identified on the specially designated nationals or other blocked person list, and the Company has not, directly or knowingly indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any other Person, in connection with any sales or operations in Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, and the Crimea regions of Ukraine or for the purpose of financing the activities of any Person currently subject to U.S. sanctions, in each case in violation of any U.S. sanctions administered by OFAC in the last five (5) fiscal years.

6.12 Finders and Brokers. No broker, finder or investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission from SPAC, Pubco, the Company or any of their respective Affiliates in connection with the Transactions contemplated hereby based upon arrangements made by or on behalf of the Company or any of its Affiliates.

6.13 Information Supplied. None of the information supplied or to be supplied by the Company in writing expressly for inclusion or incorporation by reference: (a) in any Current Report on Form 8-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) with respect to the Transactions; (b) in the Registration Statement; or (c) in the mailings or other distributions to SPAC’s or Pubco’s shareholders with respect to the consummation of the Transactions or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by the Company in writing expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by or on behalf of SPAC, the Seller Related Parties, Astral the Pubco Subsidiaries, Pubco or any of their respective Affiliates.

6.14 Independent Investigation. The Company has conducted its own independent investigation, review and analysis of the business, results of operations, condition (financial or otherwise) or assets of SPAC and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of SPAC for such purpose. The Company acknowledges and agrees that in making its decision to enter into this Agreement and the Ancillary Documents and to consummate the Transactions contemplated hereby and thereby, it has relied solely upon its own investigation and the express representations and warranties of SPAC set forth in this Agreement (including the related portions of the SPAC Disclosure Schedules) and in any certificate delivered to the Company pursuant hereto, and the information provided by or on behalf of SPAC for the Registration Statement.

6.15 No Other Representations. Except for the representations and warranties expressly made by the Company in Article VI (as modified by the Company Disclosure Schedules) or as expressly set forth in any Ancillary Document, neither the Company nor any other Person on its behalf makes any express or implied representation or warranty with respect to the Company or its business, operations, assets or Liabilities, or the Transactions, and the Company hereby expressly disclaims any other representations or warranties, whether implied or made by the Company or any of its Representatives. The Company acknowledges that, except for the representations and warranties expressly made by SPAC in Article IV, Pubco and the Pubco Subsidiaries in Article V and the Seller Related Parties and Astral in Article VII, none of SPAC, Pubco, the Pubco Subsidiaries, the Seller Related Parties or Astral is making or has made, communicated or furnished (orally or in writing) any representation, warranty, projection, forecast, statement or information to the Company (including any opinion, information, projection or advice that may have been or may be provided to the Company or its Representatives by any Representative of SPAC, Pubco, the Pubco Subsidiaries, the Seller Related Parties or Astral), including any representations or warranties regarding the probable success or profitability of the businesses of SPAC, Pubco, the Pubco Subsidiaries, the Seller Related Parties or Astral. The Company specifically disclaims that it is relying upon or has relied upon any such other representations and warranties that may have been made by any Person and acknowledges and agrees that SPAC, Pubco, the Pubco Subsidiaries, the Seller Related Parties and Astral have specifically disclaimed any such other representations and warranties. Notwithstanding the foregoing provisions of this Section 6.15 nothing in this Section 6.15 shall limit SPAC’s remedies with respect to Fraud Claims in connection with, or arising out of this Agreement, the Ancillary Documents or the Transactions.

6.16 Company Unit Subscription.

(a) The Company has delivered to SPAC and Pubco true, correct and complete copies of each of the Company Unit Subscription Agreements entered into by the Company with the Company Unit Investors named therein as of the date of this Agreement. As of the date of this Agreement, other than the Company Unit Subscription Agreements, there are no other agreements, side letters or arrangements between the Company and any Company Unit Investor relating to any Company Unit Subscription Agreement that could materially and adversely affect the obligation of such Company Unit Investors to contribute to the Company the applicable portion of the Company Unit (as defined in the Company Unit Subscription Agreements) amount set forth in the Company Unit Subscription Agreement of such Company Unit Investors. As of the date of this Agreement, assuming the due authorization, execution and delivery by each other party thereto, all of the Company Unit Subscription Agreements are in full force and effect and are legal, valid and binding obligations of the Company, enforceable in accordance with its terms, except as limited by the Enforceability Exceptions. As of the date of this Agreement, to the Knowledge of the Company, no Company Unit Subscription Agreement has been withdrawn or terminated, amended or modified in writing in any respect. As of the date of this Agreement, the Company is not and, with the giving of notice, the lapse of time or both, would not be in default under any Company Unit Subscription Agreements.

(b) No fees, consideration or other discounts are payable or have been agreed to by the Company (including, from and after the Closing) to any Company Unit Investor in respect of the Company Unit Subscription, except as set forth in the Company Unit Subscription Agreements.

6.17 Intended Tax Treatment. The Company has not taken or agreed to take any action that could reasonably be expected to prevent the Business Combination Transactions from qualifying for the Business Combination Intended Tax Treatment. The Company does not have any knowledge of any facts or circumstances that could reasonably be expected to prevent the Business Combination Transactions from qualifying for the Business Combination Intended Tax Treatment. To the knowledge of Company, no Company Member has entered into any binding commitment to dispose of, or otherwise transfer (directly or indirectly) any Pubco Stock it receives in the Transactions contemplated by this Agreement.

Article VII
REPRESENTATIONS AND WARRANTIES OF THE SELLER ReLATED PARTIES AND ASTRAL

Except as set forth in the Company Disclosure Schedules, the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer, with respect to each representation and warranty in this Article VII, each of the Seller Related Parties and Astral hereby severally and not jointly represents and warrants to SPAC, Pubco, the Pubco Subsidiaries and the Company, as of the date of this Agreement and as of the Closing, as follows:

7.1 Organization and Standing. Each of the Seller Related Parties and Astral is duly organized, validly existing and in good standing (to the extent such concept is applicable in the jurisdiction of such entity’s formation) under the Laws of its respective jurisdiction of formation, and has all requisite power and authority to carry on its business as now being conducted.

7.2 Authorization; Binding Agreement. Each of the Seller Related Parties and Astral has all requisite power, authority and legal right and capacity to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform its respective obligations hereunder and thereunder and to consummate the Transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which each of the Seller Related Parties and Astral is or is required to be a party has been or shall be when delivered, duly and validly executed and delivered by the each of the Seller Related Parties and Astral (as applicable) and assuming the due authorization, execution and delivery of this Agreement and any such Ancillary Document by the other Parties and other parties thereto, constitutes, or when delivered shall constitute, the legal, valid and binding obligation of the Seller Related Parties and Astral (as applicable), enforceable against the Seller Related Parties and Astral (as applicable) in accordance with its terms, subject to the Enforceability Exceptions.

7.3 Government Approvals. No Consent of any Governmental Authority on the part of the each of the Seller Related Parties and Astral is required in connection with the execution, delivery or performance by each of the Seller Related Parties and Astral of this Agreement or any Ancillary Documents or the consummation by each of the Seller Related Parties and Astral of the Transactions contemplated hereby or thereby other than (a) such filings as expressly contemplated by this Agreement, (b) any filings required with Nasdaq or the SEC with respect to the Transactions, and (c) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or other applicable securities Laws.

7.4 Non-Contravention. The execution and delivery by each of the Seller Related Parties and Astral of this Agreement and each Ancillary Document to which any of them is a party or otherwise bound and the consummation by each of the Seller Related Parties and Astral of the Transactions contemplated hereby and thereby, and compliance by each of the Seller Related Parties and Astral with any of the provisions hereof and thereof, will not, (a) conflict with or violate any provision of the Seller Related Parties and Astral’s Organizational Documents, respectively, (b) conflict with or violate any Law applicable to each of the Seller Related Parties and Astral or any of its properties or assets, respectively, or (c) (i) violate, conflict with or result in a material breach of, (ii) constitute a material default (or an event which, with notice or lapse of time or both, would constitute a material default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by each of the Seller Related Parties and Astral under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of each of the Seller Related Parties and Astral under, (viii) give rise to any obligation to obtain any third-party consent or provide any notice to any Person or (ix) give any Person the right to declare a material default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any Contract to which each of the Seller Related Parties and Astral is a party or its properties or assets are bound, respectively, except for any deviations from any of the foregoing clauses (a), (b) or (c) that has not had and would not reasonably be expected to materially impair or delay the ability of each of the Seller Related Parties and Astral (as applicable) to consummate the Transactions.

7.5 No Litigation. There is no Action pending or, to the Knowledge of each of the Seller Related Parties and Astral, threatened, nor any Order is outstanding, against or involving the Seller Related Parties or Astral, whether at law or in equity, before or by any Governmental Authority, which would reasonably be expected to materially and adversely affect the ability of the Seller Related Parties and Astral (as applicable) to consummate the Transactions contemplated by, and discharge its obligations under, this Agreement and the Ancillary Documents to which the Seller Related Parties and Astral (as applicable) is or is required to be a party.

7.6 Investment Representations. Each of the Seller Related Parties and Astral: (a) is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act; (b) is acquiring its portion of the Pubco Stock for itself for investment purposes only, and not with a view towards any resale or distribution of such Pubco Stock; (c) has been advised and understands that the Pubco Stock (i) are being issued in reliance upon one or more exemptions from the registration requirements of the Securities Act and any applicable U.S. state securities Laws, (ii) has not been and at Closing shall not be, registered under the Securities Act or any applicable U.S. state securities Laws and, therefore, must be held indefinitely and cannot be resold unless and until such Pubco Stock are registered under the Securities Act and all applicable U.S. state securities Laws, unless exemptions from registration are available, and (iii) may be subject to additional restrictions on transfer pursuant to the Lock-Up Agreement (if applicable); (d) is aware that an investment in Pubco is a speculative investment and is subject to the risk of complete loss; and (e) (other than the Company Units held by the Seller) acknowledges that except as set forth in the Amended and Restated Registration Rights Agreement, Pubco is under no obligation hereunder to register the Pubco Stock under the Securities Act. None of the Seller Related Parties and Astral has any Contract with any Person to sell, transfer, or grant participations to such Person, or to any third Person, with respect to the Pubco Stock. By reason of the each of the Seller Related Parties and Astral’s business or financial experience, each of the Seller Related Parties and Astral is capable of evaluating the risks and merits of an investment in Pubco and of protecting its respective interests in connection with this investment. Each of the Seller Related Parties and Astral has carefully read and understands all materials provided by or on behalf of SPAC or its Representatives to each of the Seller Related Parties and Astral or each of the Seller Related Parties and Astral’s Representatives pertaining to an investment in Pubco and has consulted, as each of the Seller Related Parties and Astral has deemed advisable, with its own attorneys, accountants or investment advisors with respect to the investment contemplated hereby and its suitability for each of the Seller Related Parties and Astral. Each of the Seller Related Parties and Astral acknowledges that the Pubco Stock are subject to dilution for events not under the control of each of the Seller Related Parties and Astral. Each of the Seller Related Parties and Astral has completed its independent inquiry and has relied fully upon the advice of its own legal counsel, accountant, financial and other Representatives in determining the legal, tax, financial and other consequences of this Agreement and the Transactions contemplated hereby and the suitability of this Agreement and the Transactions contemplated hereby for each of the Seller Related Parties and Astral and its particular circumstances, and, except as set forth herein, has not relied upon any representations or advice by Pubco or SPAC or their respective Representatives. Each of the Seller Related Parties and Astral: (A) has been represented by independent counsel (or has had the opportunity to consult with independent counsel and has declined to do so); (B) has had the full right and opportunity to consult with each of the Seller Related Parties and Astral’s attorneys and other advisors and has availed itself of this right and opportunity; (C) has carefully read and fully understands this Agreement in its entirety and has had it fully explained to it or him by such counsel; (D) is fully aware of the contents hereof and the meaning, intent and legal effect thereof; and (E) is competent to execute this Agreement and any Ancillary Documents to which each of the Seller Related Parties and Astral is or will be required to be a party and has executed this Agreement and such Ancillary Documents free from coercion, duress or undue influence.

7.7 Finders and Brokers. No broker, finder or investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission from Pubco, the Pubco Subsidiaries, the Company or any of their respective Affiliates in connection with the Transactions contemplated hereby directly based upon arrangements made by each of the Seller Related Parties and Astral the Seller or any of their Affiliates, except as set forth on Schedule 6.12 of the Company Disclosure Schedules.

7.8 Ownership.

(a) Each of the Seller Related Parties has, or will have as of immediately prior to the Company Merger, good, valid and marketable title to the Company Units set forth opposite Seller Related Parties’ name on Exhibit A to the First A&R Company LLCA, as amended, free and clear of any and all Liens (other than those imposed by applicable securities Laws or the Company’s Organizational Documents). There are no proxies, voting rights, shareholders’ agreements or other agreements or understandings to which any of the Seller Related Parties is a party by which the Seller Related Party is bound with respect to the voting or transfer of any of any of the Seller Related Parties’ Company Units other than this Agreement.

(b) As of the date of this Agreement, (I) each Seller Related Parties has all rights, title and interest in and to the Avax to be contributed by it to the Company pursuant to the Contribution Agreement, (ii) such Avax is held in a digital wallet held or operated by or on behalf of the each Seller Related Parties (the “Seller Digital Wallet”) and neither such Avax nor such Seller Digital Wallet is subject to any Liens (other than Permitted Liens), (iii) each Seller Related Party has taken commercially reasonable steps to protect its Seller Digital Wallet and such Avax and (iv) each Seller Related Party has the exclusive ability to control such Seller Digital Wallet, including by use of “private keys” or other equivalent means or through custody arrangements or other equivalent means.

7.9 Information Supplied. None of the information supplied or to be supplied by each of the Seller Related Parties and Astral in writing expressly for inclusion or incorporation by reference: (a) in any Current Report on Form 8-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) with respect to the Transactions; (b) in the Registration Statement; or (c) in the mailings or other distributions to SPAC’s or Pubco’s shareholders and/or prospective investors with respect to the consummation of the Transactions or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by each of the Seller Related Parties and Astral in writing expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Filing and the Closing Press Release will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, none of the Seller Related Parties and Astral makes any representation, warranty or covenant with respect to any information supplied by or on behalf of SPAC, the Pubco Subsidiaries, Pubco or any of their respective Affiliates.

7.10 Intended Tax Treatment. None of the Seller Related Parties or Astral has taken or agreed to take any action that could reasonably be expected to prevent the Business Combination Transactions from qualifying for the Business Combination Intended Tax Treatment. None of the Seller Related Parties or Astral has any knowledge of any facts or circumstances that could reasonably be expected to prevent the Business Combination Transactions from qualifying for the Business Combination Intended Tax Treatment. None of the Seller Related Parties or Astral has entered into any binding commitment to dispose of, or otherwise transfer (directly or indirectly) any Pubco Stock it receives in the Transactions contemplated by this Agreement.

7.11 No Other Representations. Except for the representations and warranties expressly made by each of the Seller Related Parties and Astral in this Article VII (as modified by the Company Disclosure Schedules) or as expressly set forth in any Ancillary Document, none of the Seller Related Parties, Astral or any other Person on their behalf makes any express or implied representation or warranty with respect to the Seller Related Parties, Astral or any of their business, operations, assets or Liabilities, or the Transactions, and each of the Seller Related Parties and Astral hereby expressly disclaims any other representations or warranties, whether implied or made by the Seller Related Parties, Astral or any of their Representatives. The Parties hereto (other than the Seller Related Parties and Astral) acknowledge that, except for the representations and warranties expressly made by the Seller Related Parties and Astral in this Article VII, non of the Seller Related Parties or Astral is making nor has any of the Seller Related Parties and Astral made, communicated or furnished (orally or in writing) any representation, warranty, projection, forecast, statement or information to any other Party (including any opinion, information, projection or advice that may have been or may be provided to any other Party or any Representatives thereof), including any representations or warranties regarding the probable success or profitability of the businesses of SPAC, Pubco, the Pubco Subsidiaries, the Seller Related Parties or Astral. Each Party, other than the Seller Related Parties and Astral, specifically disclaims that it is relying upon or has relied upon any such other representations and warranties that may have been made by any Person and acknowledges and agrees that each of the Seller Related Parties and Astral has specifically disclaimed any such other representations and warranties. Notwithstanding the foregoing provisions of this Section 7.11, nothing in this Section 7.11 shall limit SPAC’s remedies with respect to Fraud Claims in connection with, or arising out of this Agreement, the Ancillary Documents or the Transactions.

Article VIII
COVENANTS

8.1 Access and Information.

(a) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement in accordance with Section 10.1 or the Closing (the “Interim Period”), subject to Section 8.13, each of the Company, Pubco and the Pubco Subsidiaries shall give, and shall cause its Representatives to give, SPAC and its Representatives, at reasonable times during normal business hours and upon reasonable intervals and notice, reasonable access to all offices and other facilities and to all employees, properties, Contracts, agreements, commitments, books and records, financial and operating data and other information of or pertaining to Pubco, the Company or the Pubco Subsidiaries, as SPAC or its Representatives may reasonably request regarding Pubco, the Company or the Pubco Subsidiaries and their respective businesses, assets, Liabilities, financial condition, prospects, operations, management, employees and other aspects and cause each of the Representatives of the Company, Pubco and the Pubco Subsidiaries to reasonably cooperate with SPAC and its Representatives in their investigation; provided, however, that SPAC and its Representatives, in each case, shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of Pubco, the Company or the Pubco Subsidiaries.

(b) During the Interim Period, subject to Section 8.13, SPAC shall give, and shall cause its Representatives to give, the Seller, the Company and Pubco and their respective Representatives, at reasonable times during normal business hours and upon reasonable intervals and notice, reasonable access to all offices and other facilities and to all employees, properties, Contracts, agreements, commitments, books and records, financial and operating data and other information of or pertaining to SPAC, as the Seller, the Company or Pubco or their respective Representatives may reasonably request regarding SPAC and its businesses, assets, Liabilities, financial condition, prospects, operations, management, employees and other aspects and cause each of their respective Representatives to reasonably cooperate with the Seller, the Company and Pubco and their respective Representatives in their investigation; provided, however, that the Seller, the Company and Pubco and their respective Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of SPAC.

8.2 Conduct of Business of the Company, Pubco, and the Pubco Subsidiaries.

(a) Unless SPAC shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated, permitted or required by this Agreement or any Ancillary Document or as set forth on Schedule 8.2(a) of the Company Disclosure Schedules, or as required by the Transactions or applicable Law, Pubco, the Pubco Subsidiaries and the Company shall (i) conduct their businesses, in all material respects, in the ordinary course of business and engage in activities relating to the initial organization, commencement of their respective operations and execution of the Transaction and any capital raise contemplated by this Agreement and any other capital raise agreed by the Parties between the date of this Agreement and Closing Date, (ii) comply in all material respects with all Laws applicable to them and their respective businesses and assets, and (iii) take all commercially reasonable measures necessary or appropriate to preserve intact, in all material respects, their respective business organizations, and to preserve the possession, control and condition of their respective material assets.

(b) Without limiting the generality of Section 8.2(a) and except as contemplated, permitted or required by the terms of this Agreement or any Ancillary Document or as set forth on Schedule 8.2(b) of the Company Disclosure Schedules, or as required in connection with the Transactions and any capital raise contemplated by this Agreement and any other capital raise agreed by the Parties between the date of this Agreement and Closing Date or by applicable Law, during the Interim Period, without the prior written consent of SPAC (such consent, except in the case of sub-clause (iii) below, not to be unreasonably withheld, conditioned or delayed), none of the Company, Pubco or the Pubco Subsidiaries shall:

(i)   amend, waive or otherwise change, in any respect, its Organizational Documents;

(ii) subject to Section 8.2(c), authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its shares or other equity securities or securities of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities;

(iii) split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

(iv) make or rescind any material election relating to Taxes (other than make an election under Section 754 of the Code), settle any Action relating to Taxes, file any amended Tax Return or claim for refund, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law or in compliance with GAAP or to the extent such action would not reasonably be expected to have any adverse effect on Pubco or any of its Affiliates;

(v) incur, create, assume, prepay, repay or otherwise become liable for any Indebtedness (directly, contingently or otherwise), fees or expenses in excess of $250,000 individually or $500,000 in the aggregate, make a loan or advance to or investment in any third party (other than pursuant to the terms of a Contract (a) in existence as of the date of this Agreement and disclosed to the SPAC or (b) entered into in the ordinary course of business), or guarantee or endorse any Indebtedness, Liability or obligation of any Person in excess of $250,000 individually or $500,000 in the aggregate (provided that this Section 8.2(b)(v) shall not prevent the Company, Pubco or the Pubco Subsidiaries from borrowing funds necessary to finance their ordinary course administrative costs and expenses and Seller Expenses and to discharge such ordinary course administrative costs and expenses and Seller Expenses as they become due);

(vi) sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

(vii)  adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(viii) enter into any agreement, understanding or arrangement with respect to the voting of equity securities of the Company, Pubco or the Pubco Subsidiaries;

(ix) take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with this Agreement;

(x) establish any Subsidiary or enter into any new line of business;

(xi) enter into, amend, waive or terminate (other than terminations in accordance with their terms) any material transaction with any Related Person (other than compensation and benefits and advancement of expenses);

(xii) amend, waive (other than a waiver of Section 6(a) thereunder) or terminate (other than in accordance with its terms) the Contribution Agreement; or

(xiii) authorize or agree to do any of the foregoing actions.

(c) Without limiting Sections 8.2(a) and 8.2(b), without the prior written consent of SPAC (such consent, solely in the case of clause (ii), not to be unreasonably withheld, conditioned or delayed), (i) the Company shall not issue any Company Units (other than pursuant to the Contribution Agreement or Company Unit Subscription Agreements, each as in effect on the date hereof), and (ii) no Company Member shall sell, transfer or dispose of any Company Units owned by the such Company Member.

8.3 Conduct of Business of SPAC.

(a) Unless the Seller shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated, permitted or required by this Agreement or any Ancillary Document or as set forth on Schedule 8.3 of the SPAC Disclosure Schedules, or as required in connection with the Transactions or applicable Law, SPAC shall (i) conduct its businesses, in all material respects, in the ordinary course of business consistent with past practice, (ii) comply with all Laws applicable to it and its businesses, assets and employees, and (iii) take all commercially reasonable measures necessary or appropriate to preserve intact, in all material respects, its business organizations.

(b) Without limiting the generality of Section 8.3(a) and except as contemplated by the terms of this Agreement or any Ancillary Document or as set forth on Schedule 8.3 of the SPAC Disclosure Schedules, or as required by the Transactions or applicable Law, during the Interim Period, without the prior written consent of the Seller (such consent not to be unreasonably withheld, conditioned or delayed), SPAC shall not:

(i) amend, waive or otherwise change, in any respect, its Organizational Documents;

(ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its equity securities or other security interests of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities;

(iii) split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its shares or other equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

(iv) incur, create, assume, prepay, repay or otherwise become liable for any Indebtedness (directly, contingently or otherwise), fees or expenses in excess of $250,000 individually or $500,000 in the aggregate, make a loan or advance to or investment in any third party, or guarantee or endorse any Indebtedness, Liability or obligation of any Person (provided that this Section 8.3(b)(iv) shall not prevent SPAC from borrowing funds necessary to finance its ordinary course administrative costs and expenses and SPAC Expenses and to discharge such ordinary course administrative costs and expenses and SPAC Expenses as they become due);

(v) make or rescind any material election relating to Taxes, settle any Action relating to Taxes, file any amended Tax Return or claim for refund, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law or in compliance with GAAP;

(vi) amend, waive or otherwise change the Trust Agreement;

(vii)   amend or otherwise modify, terminate, waive or assign or delegate (as applicable) any right or obligation under any SPAC Material Contract (other than amendments or other modifications, terminations, waivers, assignments or delegations of or with respect to Contracts with Related Persons otherwise governed by Section 8.3(b)(viii)) or enter into any new Contract that would be a SPAC Material Contract;

(viii) enter into, renew, amend, waive or terminate (other than terminations in accordance with their terms) any Contracts, arrangements or transactions with any Related Person, including any Ancillary Document to which SPAC or any Related Person is a party;

(ix) fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

(x) establish any Subsidiary or enter into any new line of business;

(xi) revalue any of its material assets or make any change in accounting methods, principles or practices, except to the extent required to comply with GAAP, and after consulting SPAC’s outside auditors;

(xii) waive, release, assign, settle or compromise any Action (including any Action relating to this Agreement or the Transactions), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, SPAC) not in excess of $250,000 (individually or in the aggregate), or otherwise pay, discharge or satisfy any Actions, Liabilities or obligations, unless such amount has been reserved in the SPAC Financials;

(xiii) acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, company, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business;

(xiv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than with respect to the SPAC Merger);

(xv) voluntarily incur any Liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $250,000 individually or $500,000 in the aggregate (excluding the incurrence of any SPAC Expenses) other than pursuant to the terms of a Contract (a) in existence as of the date of this Agreement and disclosed to the Seller (including in the SEC Reports) or (b) entered into in the ordinary course of business or in accordance with the terms of this Section 8.3 during the Interim Period;

(xvi) sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

(xvii) take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with this Agreement; or

(xviii) authorize or agree to do any of the foregoing actions.

8.4 Annual and Interim Financial Statements.

(a) As promptly as practicable after the date of this Agreement but in no event later than forty five (45) days after the date of this Agreement, the Company shall deliver to SPAC and the Seller, the audited and/ or reviewed financial statements of the Company and Pubco (including, in each case, any related notes thereto), that are required for the initial filing of the Registration Statement pursuant to the Securities Act and the rules and regulations promulgated thereunder. Such financial statements shall fairly present the financial position and results of operations of the Company and Pubco, as applicable, as of the dates or for the periods indicated, in accordance with GAAP. The financial statements, if required to be audited, shall be audited in accordance with PCAOB auditing standards by a PCAOB qualified auditor.

(b) During the Interim Period, as soon as reasonably practicable following the end of each three-month quarterly period of each fiscal year (other than the last three-month period), and in any event no later than forty-five (45) days thereafter, and to the extent required for the Registration Statement pursuant to the Securities Act and the rules and regulations promulgated thereunder, the Company and Pubco shall deliver to SPAC and the Seller the unaudited consolidated financial statements of the Company and Pubco, as applicable, consisting of the consolidated balance sheet of the Company and Pubco, as applicable as of the end of such three-month period (and most recent year end), and the related unaudited consolidated income statement, changes in shareholder equity and statement of cash flows for the year to date period of such fiscal year for such fiscal quarter (subject to normal and recurring year-end adjustments and the absence of footnotes).

(c) During the Interim Period, as soon as reasonably practicable following the end of each fiscal year, and in any event no later than ninety (90) days thereafter, and to the extent required for the Registration Statement pursuant to the Securities Act and the rules and regulations promulgated thereunder, the Company and Pubco shall deliver to SPAC and the Seller the audited consolidated financial statements of the Company and Pubco, consisting of the consolidated audited balance sheet of the Company or Pubco, as applicable, as of the end of such fiscal year (and prior fiscal year), and the related audited consolidated income statement, changes in shareholder equity and statement of cash flows for the fiscal year then ended (and prior two (2) fiscal years or such shorter period as the Company has been in existence). Such audited financial statements shall be audited in accordance with PCAOB auditing standards by a PCAOB qualified auditor and shall fairly present the financial position and results of operations of the Company and Pubco, as applicable, as of the dates and for the periods indicated, in accordance with GAAP.

8.5 SPAC Public Filings. During the Interim Period, SPAC will (i) keep current and timely file all of the public filings required to be filed by it with the SEC under the Exchange Act and the Securities Act and otherwise comply in all material respects with applicable securities Laws and shall use its reasonable best efforts prior to the Closing to maintain the listing of the SPAC Units, SPAC Class A Ordinary Shares on Nasdaq; provided that the Parties acknowledge and agree that from and after the Closing, the Parties intend to list on Nasdaq only the shares of Pubco Class A Stock, and (ii) reasonably cooperate with Pubco to cause the shares of Pubco Class A Stock to be issued in connection with the Mergers to be approved for listing on Nasdaq as of the Closing Date.

8.6 Exclusivity.

(a) For purposes of this Agreement, (i) an “Acquisition Proposal” means any inquiry, proposal or offer, or any indication of interest in making an offer or proposal, from any Person or group at any time relating to an Alternative Transaction, and (ii) an “Alternative Transaction” means (A) with respect to the Company, Pubco, the Pubco Subsidiaries, the Seller Related Parties and their respective Affiliates, a transaction (other than the Transactions contemplated by this Agreement and any Ancillary Document) concerning the sale of (x) all or any material part of the business or assets of Pubco or the Company (other than in the ordinary course of business consistent with past practice) or (y) any of the shares or other equity interests or profits of Pubco or the Company, in any case, whether such transaction takes the form of a sale of shares or other equity interests in Pubco or the Company, assets, merger, consolidation, issuance of debt securities, management Contract, joint venture or partnership, or otherwise, (B) with respect to the Seller Related Parties, the sale of any portion of Avax that, and only if such sale, would materially prevent or impair the ability of the Seller Related Parties to perform their respective obligations under the Contribution Agreement and (C) with respect to SPAC and its Affiliates, a transaction (other than the Transactions contemplated by this Agreement) concerning a Business Combination involving SPAC.

(b) During the Interim Period, in order to induce the other Parties to continue to commit to expend management time and financial resources in furtherance of the Transactions contemplated hereby, each Party shall not, and shall cause its Representatives to not, without the prior written consent of the Seller and SPAC, directly or indirectly, (i) solicit, assist, initiate, continue or facilitate the making, submission or announcement of, or intentionally encourage, any Acquisition Proposal, (ii) furnish any non-public information regarding such Party or its Affiliates or their respective businesses, operations, assets, Liabilities, financial condition, prospects or employees to any Person or group (other than a Party to this Agreement or their respective Representatives) in connection with or in response to an Acquisition Proposal, (iii) engage or participate in discussions or negotiations with any Person or group with respect to, or that is intended or could reasonably be expected to lead to, an Acquisition Proposal, (iv) approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any Acquisition Proposal, (v) negotiate or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal, or (vi) release any third Person from, or waive any provision of, any confidentiality agreement to which such Party is a party.

(c) Each Party shall notify the others as promptly as practicable (and in any event within forty-eight (48) hours) orally and in writing of the receipt by such Party or any of its Representatives (or with respect to the Company, the Seller) of (i) any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations regarding or constituting any Acquisition Proposal or any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations that could reasonably be expected to result in an Acquisition Proposal, and (ii) any request for non-public information relating to such Party or its Affiliates (or with respect to the Seller, the Company), specifying in each case, the material terms and conditions thereof (including a copy thereof if in writing or a written summary thereof if oral) and the identity of the party making such inquiry, proposal, offer or request for information, subject to applicable confidentiality restrictions. Each Party shall keep the others promptly informed of the status of any such inquiries, proposals, offers or requests for information. During the Interim Period, each Party shall, and shall cause its Representatives to, immediately cease and cause to be terminated any solicitations, discussions or negotiations with any Person with respect to any Acquisition Proposal and shall, and shall direct its Representatives to, cease and terminate any such solicitations, discussions or negotiations.

8.7 No Trading. Each of the Company, Pubco, each Pubco Subsidiary, and the Seller Related Parties and Astral acknowledge and agree that it is aware, and that their respective Affiliates are aware (and each of their respective Representatives is aware or, upon receipt of any material nonpublic information of SPAC, will be advised) of the restrictions imposed by U.S. federal securities laws and the rules and regulations of the SEC and Nasdaq promulgated thereunder or otherwise (the “Federal Securities Laws”) and other applicable foreign and domestic Laws on a Person possessing material nonpublic information about a publicly traded company. The Company, Pubco, the Pubco Subsidiaries and the Seller Related Parties and Astral each hereby agree that, while it is in possession of such material nonpublic information, it shall not purchase or sell any securities of SPAC (other than pursuant to the Transactions), communicate such information to any third party, take any other action with respect to SPAC in violation of such Laws, or cause or encourage any third party to do any of the foregoing.

8.8 Notification of Certain Matters. During the Interim Period, each Party shall give prompt notice to the other Parties if such Party or its Affiliates: (a) fails to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or its Affiliates hereunder in any material respect; (b) receives any notice or other communication in writing from any third party (including any Governmental Authority or Nasdaq) alleging (i) that the Consent of such third party is or may be required in connection with the Transactions contemplated by this Agreement or (ii) any non-compliance with any Law by such Party or its Affiliates; (c) receives any notice or other communication from any Governmental Authority or Nasdaq in connection with the Transactions contemplated by this Agreement; (d) discovers any fact or circumstance that, or becomes aware of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would reasonably be expected to cause or result in any of the conditions to set forth in Article IX not being satisfied or the satisfaction of those conditions being materially delayed; or (e) becomes aware of the commencement or threat, in writing, of any Action against such Party or any of its Affiliates, or any of their respective properties or assets, or, to the Knowledge of such Party, any officer, director, partner, member or manager, in his, her or its capacity as such, of such Party or of its Affiliates with respect to the consummation of the Transactions. No such notice shall constitute an acknowledgement or admission by the Party providing the notice regarding whether or not any of the conditions to the Closing have been satisfied or in determining whether or not any of the representations, warranties or covenants contained in this Agreement have been breached.

8.9 Efforts.

(a) Subject to the terms and conditions of this Agreement, each Party shall use its reasonable best efforts, and shall cooperate fully with the other Parties, to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws and regulations to consummate the Transactions contemplated by this Agreement (including the receipt of all applicable Consents of, or termination of all applicable waiting periods by, Governmental Authorities) and to comply as promptly as practicable with all requirements or conditions of Governmental Authorities applicable to the Transactions contemplated by this Agreement.

(b) In furtherance and not in limitation of Section 8.9(a), to the extent required under any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (“Antitrust Laws”), each Party agrees to make any required filing or application under Antitrust Laws, as applicable, with respect to the Transactions contemplated hereby as promptly as practicable, to supply as promptly as reasonably practicable any additional information and documentary material that may be reasonably requested pursuant to Antitrust Laws and to take all other actions reasonably necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under Antitrust Laws as soon as practicable, including by requesting early termination of the waiting period provided for under the Antitrust Laws. The Parties agree to use their reasonable best efforts to make all required filings under Antitrust Laws no later than thirty (30) days after the initial filing of the Registration Statement. Each Party shall, in connection with its efforts to obtain all requisite approvals and authorizations for the Transactions contemplated by this Agreement under any Antitrust Law, use its reasonable best efforts to: (i) cooperate in all respects with each other Party or its Affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private Person; (ii) keep the other Parties reasonably informed of any communication received by such Party or its Representatives from, or given by such Party or its Representatives to, any Governmental Authority and of any communication received or given in connection with any proceeding by a private Person, in each case regarding any of the Transactions contemplated by this Agreement; (iii) permit a Representative of the other Parties and their respective outside counsel to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Authority or, in connection with any proceeding by a private Person, with any other Person, and to the extent permitted by such Governmental Authority or other Person, give a Representative or Representatives of the other Parties the opportunity to attend and participate in such meetings and conferences; (iv) in the event a Party’s Representative is prohibited from participating in or attending any meetings or conferences, the other Parties shall keep such Party promptly and reasonably apprised with respect thereto; and (v) use reasonable best efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the Transactions contemplated hereby, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Authority.

(c) As soon as reasonably practicable following the date of this Agreement, the Parties shall reasonably cooperate with each other and use (and shall cause their respective Affiliates to use) their respective reasonable best efforts to prepare and file with Governmental Authorities requests for approval of the Transactions contemplated by this Agreement and shall use all commercially reasonable efforts to have such Governmental Authorities approve the Transactions contemplated by this Agreement. Each Party shall give prompt written notice to the other Parties if such Party or any of its Representatives (or, with respect to the Company, the Seller) receives any notice from such Governmental Authorities in connection with the Transactions contemplated by this Agreement, and shall promptly furnish the other Parties with a copy of such Governmental Authority notice. If any Governmental Authority requires that a hearing or meeting be held in connection with its approval of the Transactions contemplated hereby, whether prior to the Closing or after the Closing, each Party shall arrange for Representatives of such Party to be present for such hearing or meeting. If any objections are asserted with respect to the Transactions contemplated by this Agreement under any applicable Law or if any Action is instituted (or threatened to be instituted) by any applicable Governmental Authority or any private Person challenging any of the Transactions contemplated by this Agreement or any Ancillary Document as violative of any applicable Law or which would otherwise prevent, materially impede or materially delay the consummation of the Transactions contemplated hereby or thereby, the Parties shall use their reasonable best efforts to resolve any such objections or Actions so as to timely permit consummation of the Transactions contemplated by this Agreement and the Ancillary Documents, including in order to resolve such objections or Actions which, in any case if not resolved, could reasonably be expected to prevent, materially impede or materially delay the consummation of the Transactions contemplated hereby or thereby. In the event any Action is instituted (or threatened to be instituted) by a Governmental Authority or private Person challenging the Transactions contemplated by this Agreement, or any Ancillary Document, the Parties shall, and shall cause their respective Representatives to, reasonably cooperate with each other and use their respective reasonable best efforts to contest and resist any such Action and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Transactions contemplated by this Agreement or the Ancillary Documents.

(d) Prior to the Closing, each Party shall use its commercially reasonable efforts to obtain any Consents of Governmental Authorities or other third Persons as may be necessary for the consummation by such Party or its Affiliates of the Transactions contemplated by this Agreement or required as a result of the execution or performance of, or consummation of the Transactions contemplated by, this Agreement by such Party or its Affiliates, and the other Parties shall provide reasonable cooperation in connection with such efforts.

8.10 Further Assurances. The Parties shall further cooperate with each other and use their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable Laws to consummate the Transactions contemplated by this Agreement as soon as reasonably practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings.

8.11 The Registration Statement.

(a) Following the date of this Agreement, SPAC and Pubco shall prepare with the reasonable assistance of the Company, and, as promptly as practicable after completion of the Company’s audited financial statements described in Section 8.4(a), file with the SEC a registration statement on Form S-4 (as amended or supplemented from time to time, and including the Proxy Statement contained therein, the “Registration Statement”) in connection with the registration under the Securities Act of the shares of Pubco Stock to be issued under this Agreement to the holders of SPAC Class A Ordinary Shares and to the holders of Company Units at the SPAC Merger Effective Time and the Company Merger Effective Time, respectively, which Registration Statement will also contain a proxy statement of SPAC (as amended, the “Proxy Statement”) for the purpose of soliciting proxies from SPAC Shareholders for the matters to be acted upon at the Extraordinary General Meeting and providing the Public Shareholders an opportunity in accordance with the SPAC Memorandum and Articles and the IPO Prospectus to have their SPAC Class A Ordinary Shares redeemed (the “Redemption”) in conjunction with the shareholder vote on the SPAC Shareholder Approval Matters. The Proxy Statement shall include proxy materials for the purpose of soliciting proxies from SPAC Shareholders to vote, at an extraordinary general meeting of SPAC Shareholders to be called and held for such purpose (the “Extraordinary General Meeting”), in favor of resolutions approving (i) as an ordinary resolution, the adoption and approval of this Agreement and the Transactions as a Business Combination, (ii) as a special resolution, the approval of the SPAC Merger and authorization of SPAC’s entry into the SPAC Certificate of Merger, (iii) as an ordinary resolution (or if required by applicable Law or the SPAC Memorandum and Articles, as a special resolution) the adoption and approval of such other matters as the Seller, the Company, Pubco and SPAC shall hereafter mutually determine to be necessary or appropriate in order to effect the Transactions (the approvals described in foregoing clauses (i) through (iii), collectively, the “SPAC Shareholder Approval Matters”), and (iv) as an ordinary resolution, the adjournment of the Extraordinary General Meeting, if necessary or desirable in the reasonable determination of SPAC, in each case in accordance with the SPAC Memorandum and Articles, the Cayman Act, and the rules and regulations of the SEC and Nasdaq. If on the date for which the Extraordinary General Meeting is scheduled, SPAC has not received proxies representing a sufficient number of shares to obtain the Required Shareholder Approval, whether or not a quorum is present, SPAC may make one or more successive postponements or adjournments of the Extraordinary General Meeting in accordance with Section 8.11(d). In connection with the Registration Statement, SPAC and Pubco will file with the SEC financial and other information about the Transactions in accordance with applicable Law and applicable proxy solicitation and registration statement rules set forth in the SPAC Memorandum and Articles, the Cayman Act and the rules and regulations of the SEC and Nasdaq. SPAC and Pubco shall cooperate and provide the Seller (and their counsel) with a reasonable opportunity to review and comment on the Registration Statement and any amendment or supplement thereto prior to filing the same with the SEC. The Company and the Seller shall provide SPAC and Pubco with such information concerning the Company, the Seller and their respective shareholders, officers, directors, employees, assets, Liabilities, condition (financial or otherwise), business and operations that may be reasonably required or appropriate for inclusion in the Registration Statement, or in any amendments or supplements thereto, which information provided by the Company and the Seller shall be true and correct and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not materially misleading.

(b) SPAC and Pubco shall take any and all reasonable and necessary actions required to satisfy the requirements of the SPAC Memorandum and Articles, the Securities Act, the Exchange Act and other applicable Laws in connection with the Registration Statement, the Extraordinary General Meeting and the Redemption. Each of SPAC, Pubco and the Company shall, and shall cause each of its Subsidiaries to, make their respective directors, officers and employees, upon reasonable advance notice, available to the Company, Pubco, SPAC, and their respective Representatives in connection with the drafting of the public filings with respect to the Transactions, including the Registration Statement, and responding in a timely manner to comments from the SEC. Each Party shall promptly correct any information provided by it for use in the Registration Statement (and other related materials) if and to the extent that such information is determined to have become false or misleading in any material respect or as otherwise required by applicable Laws. SPAC and Pubco shall amend or supplement the Registration Statement and cause the Registration Statement, as so amended or supplemented, to be filed with the SEC and to be disseminated to the SPAC Shareholders, in each case as and to the extent required by applicable Laws and subject to the terms and conditions of this Agreement and the SPAC Memorandum and Articles; provided that Pubco shall not amend or supplement the Registration Statement without the prior written consent of SPAC, which consent shall not to be unreasonably withheld, conditioned or delayed.

(c) SPAC and Pubco, with the assistance of the other Parties, shall promptly respond to any SEC comments on the Registration Statement and shall otherwise use their reasonable efforts to cause the Registration Statement to “clear” comments from the SEC and become effective. SPAC and Pubco shall provide the Seller with copies of any written comments, and shall inform the Seller of any material oral comments, that SPAC, Pubco or their respective Representatives receive from the SEC or its staff with respect to the Registration Statement, the Extraordinary General Meeting and the Redemption promptly after the receipt of such comments and shall give the Seller and their respective Representatives a reasonable opportunity under the circumstances to review and comment on any proposed written or material oral responses to such comments, including to the extent possible, participation by the Seller or their counsel in discussions with the SEC.

(d) As soon as practicable following the Registration Statement “clearing” comments from the SEC and becoming effective, SPAC shall set a record date for the Extraordinary General Meeting and distribute the Registration Statement to the SPAC Shareholders and, pursuant thereto, shall call and convene the Extraordinary General Meeting for a date no later than thirty (30) days following the effectiveness of the Registration Statement. SPAC shall, through the SPAC Board recommend to the SPAC Shareholders the approval of the SPAC Shareholder Approval Matters and include such recommendation in the Proxy Statement, with such changes as may be mutually agreed by the Parties. The SPAC Board shall not change, withdraw, withhold, qualify or modify its recommendation to the SPAC Shareholders that they vote in favor of the SPAC Shareholder Approval Matters (a “Modification in Recommendation”).

(e) SPAC shall comply with all applicable Laws, any applicable rules and regulations of Nasdaq, the SPAC Memorandum and Articles and this Agreement in the preparation, filing and distribution of the Registration Statement, any solicitation of proxies thereunder, the setting of the record date for, and the calling and holding of, the Extraordinary General Meeting and the Redemption.

8.12 Public Announcements.

(a) The Parties agree that during the Interim Period, no public release, filing or announcement concerning this Agreement or the Ancillary Documents or the Transactions contemplated hereby or thereby shall be issued by any Party or any of their Affiliates without the prior written consent (not be unreasonably withheld, conditioned or delayed) of SPAC, Pubco and the Seller, except as such release or announcement may be required by applicable Law or the rules or regulations of any securities exchange, in which case the applicable Party shall use reasonable efforts to allow the other Parties reasonable time to comment on, and arrange for any required filing with respect to, such release or announcement in advance of such issuance; provided that nothing shall prevent the Parties from issuing any press releases or making any public announcements about the Transactions containing information that has already been made public by the Parties.

(b) The Parties shall mutually agree upon and, as promptly as practicable after the execution of this Agreement (but in any event within four (4) Business Days thereafter), issue a press release announcing the execution of this Agreement (the “Signing Press Release”). Promptly after the issuance of the Signing Press Release, SPAC shall file a Current Report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by Federal Securities Laws, which the Seller shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing (with the Seller reviewing, commenting upon and approving such Signing Filing in any event no later than the third (3rd) Business Day after the execution of this Agreement); provided that SPAC provides the Seller with a reasonable period of time to complete such review, comment and approval prior thereto. The Parties shall mutually agree upon and, as promptly as practicable after the Closing (but in any event within four (4) Business Days thereafter), issue a press release announcing the consummation of the Transactions (the “Closing Press Release”). Promptly after the issuance of the Closing Press Release, Pubco shall file a Current Report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Federal Securities Laws which Sponsor and the Seller shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing. In connection with the preparation of the Signing Press Release, the Signing Filing, the Closing Filing, the Closing Press Release, or any other report, statement, filing notice or application made by or on behalf of a Party to any Governmental Authority or other third party in connection with the Transactions contemplated hereby, each Party shall, upon request by any other Party, furnish the Parties with all information concerning themselves, their respective directors, officers and equity holders, and such other matters as may be reasonably necessary or advisable in connection with the Transactions contemplated hereby, or any other report, statement, filing, notice or application made by or on behalf of a Party to any third party and/ or any Governmental Authority in connection with the Transactions contemplated hereby. Furthermore, nothing contained in this Section 8.12 shall prevent SPAC, Pubco, the Company or the Seller from furnishing customary or other reasonable information concerning the Transactions to their investors and prospective investors that is substantively consistent with public statements previously consented to by the other Parties in accordance with this Section 8.12.

8.13 Confidential Information.

(a) The Parties (other than SPAC) hereby agree that during the Interim Period and, in the event that this Agreement is terminated in accordance with Article X, for a period of two (2) years after such termination, they shall, and shall cause their respective Representatives to: (i) treat and hold in strict confidence any SPAC Confidential Information, and will not use for any purpose (except in connection with the consummation of the Transactions contemplated by this Agreement or the Ancillary Documents, performing their obligations hereunder or thereunder or enforcing their rights hereunder or thereunder), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the SPAC Confidential Information without SPAC’s prior written consent; and (ii) in the event that any Party (other than SPAC) or any of its Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with Article X, for a period of two (2) years after such termination, becomes legally compelled to disclose any SPAC Confidential Information, (A) provide SPAC to the extent legally permitted with prompt written notice of such requirement so that SPAC or an Affiliate thereof may seek, at SPAC’s cost, a protective Order or other remedy or waive compliance with this Section 8.13(a), and (B) in the event that such protective Order or other remedy is not obtained, or SPAC waives compliance with this Section 8.13(a), furnish only that portion of such SPAC Confidential Information which is legally required to be provided as advised by outside counsel and to exercise its reasonable efforts to obtain assurances that confidential treatment will be accorded to such SPAC Confidential Information. In the event that this Agreement is terminated and the Transactions contemplated hereby are not consummated, the Company, Pubco, the Pubco Subsidiaries and the Seller shall, and shall cause their respective Representatives to, promptly deliver to SPAC or destroy (at the Company’s election) any and all copies (in whatever form or medium) of SPAC Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon; provided, however, that the Company, Pubco, the Pubco Subsidiaries, the Seller and their respective Representatives shall be entitled to keep any records required by applicable Law or bona fide record retention policies; and provided, further, that any SPAC Confidential Information that is not returned or destroyed shall remain subject to the confidentiality obligations set forth in this Agreement. Notwithstanding the foregoing, Pubco and its Representatives shall be permitted to disclose any and all SPAC Confidential Information to the extent required by the Federal Securities Laws.

(b) SPAC hereby agrees that during the Interim Period and, in the event that this Agreement is terminated in accordance with Article X, for a period of two (2) years after such termination, it shall, and shall cause its Representatives to: (i) treat and hold in strict confidence any Company Confidential Information, and will not use for any purpose (except in connection with the consummation of the Transactions contemplated by this Agreement or the Ancillary Documents, performing its obligations hereunder or thereunder or enforcing its rights hereunder or thereunder), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Company Confidential Information without the Seller’ prior written consent; and (ii) in the event that SPAC or any of its Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with Article X, for a period of two (2) years after such termination, becomes legally compelled to disclose any Company Confidential Information, (A) provide the Seller to the extent legally permitted with prompt written notice of such requirement so that the Seller may seek, at the their sole expense, a protective Order or other remedy or waive compliance with this Section 8.13(b) and (B) in the event that such protective Order or other remedy is not obtained, or the Seller waive compliance with this Section 8.13(b), furnish only that portion of such Company Confidential Information which is legally required to be provided as advised by outside counsel and to exercise its reasonable efforts to obtain assurances that confidential treatment will be accorded to such Company Confidential Information. In the event that this Agreement is terminated and the Transactions contemplated hereby are not consummated, SPAC shall, and shall cause its Representatives to, promptly deliver to the Seller or destroy (at SPAC’s election) any and all copies (in whatever form or medium) of Company Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon; provided, however, that SPAC and its Representatives shall be entitled to keep any records required by applicable Law or bona fide record retention policies; and provided, further, that any Company Confidential Information that is not returned or destroyed shall remain subject to the confidentiality obligations set forth in this Agreement. Notwithstanding the foregoing, SPAC and its Representatives shall be permitted to disclose any and all Company Confidential Information to the extent required by the Federal Securities Laws.

8.14 Post-Closing Pubco Board of Directors and Officers.

(a) The Parties shall take all necessary action so that effective as of the Closing, (i) Pubco’s board of directors (the “Post-Closing Pubco Board”) will consist of five (5) to eight (8) persons who are designated, prior to the Closing, by the Seller, at least two (2) of whom shall be required to qualify as an independent director under Nasdaq rules, and (ii) the persons listed in Schedule 8.14(a) of the Company Disclosure Schedules under the heading “Officers” and such other persons as are designated by the Seller (the “Post-Closing Pubco Officers”), are elected or appointed, as applicable, to such positions of officers of Pubco as mutually agreed, to serve in such positions, in each case until such successors are duly appointed and qualified in accordance with the Pubco A&R Organizational Documents and applicable Law.

(b) At the Closing, Pubco will provide each member of the Post-Closing Pubco Board and each Post-Closing Pubco Officer with a customary indemnification agreement.

8.15 Indemnification of Directors and Officers; Tail Insurance.

(a) The Parties agree that all rights to exculpation, indemnification and advancement of expenses existing in favor of the current or former directors and officers of SPAC, the Company, Pubco or the Pubco Subsidiaries (the “D&O Indemnified Persons”) as provided in their respective Organizational Documents or under any indemnification, employment or other similar agreements between any D&O Indemnified Person and SPAC, any Pubco Subsidiary, the Company or Pubco, in each case as in effect on the date of this Agreement, shall survive the Closing and continue in full force and effect in accordance with their respective terms to the extent permitted by applicable Law. For a period of six (6) years after the Company Merger Effective Time, Pubco shall cause the Organizational Documents of Pubco, the Company Surviving Subsidiary and the SPAC Surviving Subsidiary to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses to D&O Indemnified Persons than are set forth as of the date of this Agreement in the Organizational Documents of SPAC, the Company, Pubco, and the Pubco Subsidiaries, to the extent permitted by applicable Law. In addition, from and after the Company Merger Effective Time, Pubco shall, to the fullest extent permitted by applicable Law, indemnify and hold harmless, and provide advancement of expenses to, each of the D&O Indemnified Persons against any costs, expenses (including attorneys’ fees), judgments, fines, losses, claims, damages or Liabilities incurred in connection with any Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission in such D&O Indemnified Person’s capacity as a director or officer of SPAC, the Company, Pubco or any Pubco Subsidiary, occurring or alleged to have occurred at or prior to the Company Merger Effective Time, whether asserted or claimed prior to, at or after the Company Merger Effective Time. The provisions of this Section 8.15(a) shall survive the Closing indefinitely and are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Persons and their respective heirs and representatives. The provisions of this Section 8.15(a) shall be binding, jointly and severally, on Pubco and all its successors and assigns. In the event that Pubco or any of its successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, Pubco shall ensure that proper provision shall be made so that the successors and assigns of Pubco shall succeed to the obligations set forth in this Section 8.15(a).

(b) Prior to the SPAC Merger Effective Time, SPAC shall obtain and Pubco shall fully pay the premium for a “tail” insurance policy under SPAC’s existing insurance policy for the benefit of SPAC’s directors and officers that provides coverage for up to a six (6) year period from and after the SPAC Merger Effective Time for events occurring prior to the SPAC Merger Effective Time (the “D&O Tail Insurance”), on terms substantially equivalent to and in any event not less favorable in the aggregate than SPAC’s existing coverage (or, if substantially equivalent insurance coverage is unavailable, the best available coverage), except that in no event shall Pubco be required to pay an annual premium for such insurance in excess of three hundred percent (300%) of the aggregate annual premium currently payable by SPAC with respect to such current policy; provided that, if the annual premium of such insurance coverage exceeds such amount, SPAC shall be obligated to obtain a “tail” insurance policy with the greatest coverage available for a cost not exceeding such amount from insurance carriers with the same or better credit rating as SPAC’s current insurance provider. Pubco and its Subsidiaries shall, for a period of six (6) years after the Company Merger Effective Time, maintain the D&O Tail Insurance in effect and shall continue to honor the obligations thereunder and timely pay or cause to be paid all premiums with respect to the D&O Tail Insurance after the Closing.

8.16 Use of Proceeds.

(a) Upon satisfaction or waiver of the conditions set forth in Article IX and provision of notice thereof to the Trustee (which notice SPAC shall provide to the Trustee in accordance with the terms of the Trust Agreement), in accordance with and pursuant to the Trust Agreement, at the Closing, SPAC shall (i) cause any documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered and (ii) cause the Trustee to, and the Trustee shall thereupon be obligated to, (x) pay as and when due all amounts payable to former SPAC Shareholders pursuant to the Redemption and (y) pay all remaining amounts, less the fees and costs incurred by the Trustee in accordance with the Trust Agreement, then available in the Trust Account in accordance with Section 8.16(b).

(b) The Parties agree that, at the Closing, upon satisfaction or waiver of the conditions set forth in Article IX, the funds in the Trust Account (after taking into account payments for the Redemption) and the net cash proceeds of any Additional Permitted Financing shall be used to pay or reimburse (i) the Expenses pursuant to and in accordance with Section 12.5 and (ii) any premiums for the D&O Tail Insurance. Any remaining cash in the Trust Account and remaining net cash proceeds of any Additional Permitted Financing shall be disbursed to the Company or Pubco and used for working capital and general corporate purposes.

8.17 Dragonfly Contribution. During the Interim Period, the Company and the Seller Related Parties shall use their reasonable best efforts to complete the Dragonfly Contribution immediately prior to the Closing, including exercising their respective rights to specifically enforce the Contribution Agreement. The Company shall not amend or waive any of its rights under the Contribution Agreement without the prior written consent of SPAC.

8.18 Delisting and Deregistration. The Parties shall take all actions necessary or reasonably requested by another Party to cause the SPAC Units, SPAC Class A Ordinary Shares and SPAC Rights to be delisted from Nasdaq (or be succeeded by the shares of Pubco Stock) as of the Closing Date and to terminate the SPAC’s registration with the SEC pursuant to Sections 12(b), 12(g) and 15(d) of the Exchange Act (or be succeeded by Pubco) as soon as possible following the Closing Date.

8.19 Pubco A&R Organizational Documents. At or prior to the Closing, Pubco shall amend and restate the Pubco Organizational Documents (the “Pubco A&R Organizational Documents”) to incorporate the terms set forth in Exhibit E and otherwise on terms that are satisfactory to the Seller and SPAC, each acting reasonably.

8.20 Amendment and Restatement of Founder Registration Rights Agreement. SPAC, Pubco, the Seller Related Parties and Astral shall amend and restate the Founder Registration Rights Agreement, effective as of the Closing, substantially in the form of the Amended and Restated Registration Rights Agreement.

8.21 Investments. SPAC, Pubco and the Company shall use reasonable best efforts to take all actions and do all things necessary, proper or advisable to consummate the transactions contemplated by the Subscription Agreements on the terms and conditions described therein, including maintaining in effect the Subscription Agreements, and exercising its right to specifically enforce the Subscription Agreements pursuant to the terms thereof.

8.22 Additional Permitted Financings.

(a) SPAC, the Company and Pubco shall be permitted to negotiate and enter into Additional Permitted Financings. Notwithstanding the foregoing, it is hereby understood and agreed that the decision to negotiate any Additional Permitted Financing from any potential alternative sources of financing and the terms of any such Additional Permitted Financing and the instruments governing such Additional Permitted Financings shall be subject to the prior written consent of each of SPAC, Pubco and the Company (which consent may be withheld in the sole and absolute discretion of the party asked to provide consent), and none of the foregoing actions shall be taken, and no Additional Permitted Financings shall be entered into, without such prior written consent.

(b) To the extent that any Additional Permitted Financings shall have been expressly consented to by SPAC, Pubco and the Company and entered into in accordance with the terms of Section 8.22(a):

(i) as of the date of entering into such Additional Permitted Financings, the Parties that are party to such Additional Permitted Financings will deliver to the other Parties to this Agreement true, correct and complete copies of each of the fully executed instruments governing such Additional Permitted Financings; and

(ii) no Party shall enter into any side letters or Contracts related to the provision or funding, as applicable, of the purchases contemplated by the instruments governing such Additional Permitted Financings or the Transactions other than as expressly set forth in this Agreement, the instruments governing such Additional Permitted Financings or any other agreement entered into (or to be entered into) in connection with the Transactions with the prior written consent of SPAC, Pubco and the Company.

8.23 Pubco Incentive Plan. In the event that Pubco determines that it will implement a new equity incentive plan (the “Pubco Incentive Plan”), such Pubco Incentive Plan will be in a form reasonably acceptable to the Seller and SPAC.

Article IX
CLOSING CONDITIONS

9.1 Conditions to Each Party’s Obligations. The obligations of each Party to consummate the Transactions shall be subject to the satisfaction or written waiver (where permissible) by the Seller and SPAC of the following conditions:

(a) Required Shareholder Approval. The SPAC Shareholder Approval Matters that are submitted to the vote of the shareholders of SPAC at the Extraordinary General Meeting in accordance with the Proxy Statement shall have been approved by the requisite vote of the shareholders of SPAC at the Extraordinary General Meeting in accordance with the SPAC Memorandum and Articles, applicable Law and the Proxy Statement (the “Required Shareholder Approval”).

(b) No Law or Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is then in effect and which has the effect of making the transactions or agreements contemplated by this Agreement illegal or which otherwise prevents or prohibits consummation of the Transactions.

(c) Registration Statement. The Registration Statement shall have been declared effective by the SEC and shall remain effective as of the Closing.

(d) Exchange Listing. The shares of Pubco Class A Stock shall have been approved for clearing through DTC (subject to DTC’s customary eligibility criteria) and approved for listing on Nasdaq, the New York Stock Exchange or another national exchange reasonably acceptable to Pubco, SPAC and the Seller, subject only to notice of issuance.

9.2 Conditions to Obligations of the Company, Pubco, the Pubco Subsidiaries and the Seller. In addition to the conditions specified in Section 9.1, the obligations of the Company, Pubco, the Pubco Subsidiaries and the Seller to consummate the Transactions are subject to the satisfaction or written waiver by the Seller of the following conditions:

(a) Representations and Warranties.

(i) The SPAC Fundamental Representations (other than Section 4.5(a)) shall be true and correct (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect) in all material respects on and as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date, except for those SPAC Fundamental Representations that address matters only as of a particular date (which SPAC Fundamental Representations shall have been true and correct in all material respects as of such date).

(ii) The representations and warranties of SPAC contained in Section 4.5(a) shall be true and correct in all but de minimis respects as of the Closing Date, except for those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been true and correct in all but de minimis respects as of such date).

(iii) Each of the representations and warranties of SPAC contained in this Agreement (other than the SPAC Fundamental Representations) shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date, except for (x) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been true and correct as of such date) and (y) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, SPAC, taken as a whole.

(b) Agreements and Covenants. SPAC shall have performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants under this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c) No Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to SPAC, taken as a whole, since the date of this Agreement which is continuing and uncured.

(d) Sponsor Support Agreement. Each of the covenants of the Sponsor required under the Sponsor Support Agreement to be performed as of or prior to the Closing shall have been performed in all material respects.

9.3 Conditions to Obligations of SPAC. In addition to the conditions specified in Section 9.1, the obligations of SPAC to consummate the Transactions are subject to the satisfaction or written waiver by SPAC of the following conditions:

(a) Representations and Warranties.

(i) The Company Fundamental Representations (other than Section 6.3(a)), Pubco and the Pubco Subsidiaries Fundamental Representations (other than Section 5.5(a)) and Seller Related Parties and Astral Fundamental Representations shall be true and correct (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect) in all material respects on and as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date, except for those Company Fundamental Representations, Pubco and the Pubco Subsidiaries Fundamental Representations or Seller Related Parties and Astral Fundamental Representations that address matters only as of a particular date (which representations and warranties shall have been true and correct in all material respects as of such date).

(ii) The representations and warranties of the Company, Pubco and the Pubco Subsidiaries contained in Section 6.3(a) and Section 5.5(a) shall be true and correct in all but de minimis respects as of the Closing Date, except for those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been true and correct in all but de minimis respects as of such date).

(iii) Each of the representations and warranties of the Company, Pubco, the Pubco Subsidiaries and Seller Related Parties and Astral (other than the Company Fundamental Representations, Pubco and the Pubco Subsidiaries Fundamental Representations and Seller Related Parties and Astral Fundamental Representations) shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date, except for (a) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been true and correct as of such date) and (b) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, the Company, Pubco or the Seller Related Parties and Astral.

(b) Agreements and Covenants. Each of the Company, Pubco, the Pubco Subsidiaries and the Seller Related Parties and Astral (as applicable) shall have performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants under this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c) Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to the Company or Pubco since the date of this Agreement.

(d) Completion of the Dragonfly Contribution and the Foundation Transaction. The Dragonfly Contribution and the Foundation Transaction shall have been completed in accordance with the terms of the Contribution Agreement and the TSA.

9.4 Frustration of Conditions. Notwithstanding anything contained herein to the contrary, no Party may rely on the failure of any condition set forth in this Article IX to be satisfied if such failure was caused by the failure of such Party or its Affiliates (or with respect to the Company, the Seller Related Parties, Astral, Pubco or the Pubco Subsidiaries) to comply with or perform any of its covenants or obligations set forth in this Agreement.

Article X
TERMINATION

10.1 Termination. This Agreement may be terminated and the Transactions contemplated hereby may be abandoned at any time prior to the Closing as follows:

(a) by mutual written consent of SPAC and the Seller;

(b) by written notice by SPAC or the Seller if any of the conditions to the Closing set forth in Article IX have not been satisfied or waived by the date that is one (1) year from the date of this Agreement (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to a Party if the breach or violation by such Party or its Affiliates (or with respect to the Seller, the Company, Pubco or the Pubco Subsidiaries) of any representation, warranty, covenant or obligation under this Agreement was the primary cause of, or directly resulted in, the failure of the Closing to occur on or before the Outside Date;

(c) by written notice by either SPAC or the Seller if a Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions contemplated by this Agreement, and such Order or other action has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 10.1(c) shall not be available to a Party if the failure by such Party or its Affiliates (or with respect to the Seller, the Company, Pubco or the Pubco Subsidiaries) to comply with any provision of this Agreement has been a substantial cause of, or substantially resulted in, such action by such Governmental Authority;

(d) by written notice by the Seller to SPAC, if (i) there has been a material breach by SPAC of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of SPAC shall have become materially untrue or materially inaccurate, in any case, which would result in a failure of a condition set forth in Section 9.2(a) or Section 9.2(b) to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty (20) days after written notice of such breach or inaccuracy is provided to SPAC by the Seller or (B) five (5) Business Days prior to the Outside Date; provided that the Seller shall not have the right to terminate this Agreement pursuant to this Section 10.1(d) if at such time the Company, Pubco, the Pubco Subsidiaries or the Seller is in material uncured breach of this Agreement;

(e) by written notice by the Seller to SPAC if there has been a Modification in Recommendation;

(f)   by written notice by SPAC to the Seller, if (i) there has been a material breach by the Company, Pubco, the Pubco Subsidiaries or the Seller of any of their respective representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of such Parties shall have become materially untrue or materially inaccurate, in any case, which would result in a failure of a condition set forth in Section 9.3(a) or Section 9.3(b) to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty (20) days after written notice of such breach or inaccuracy is provided to the Seller by SPAC or (B) five (5) Business Days prior to the Outside Date; provided that SPAC shall not have the right to terminate this Agreement pursuant to this Section 10.1(f) if at such time SPAC is in material uncured breach of this Agreement; or

(g) without prejudice to the SPAC’s obligations under Section 8.11(d), by written notice by either SPAC or the Seller to the other if the Extraordinary General Meeting is held (including any adjournment or postponement thereof) and has concluded, SPAC Shareholders have duly voted, and the Required Shareholder Approval was not obtained.

10.2 Effect of Termination. This Agreement may only be terminated in the circumstances described in Section 10.1 and pursuant to a written notice delivered by the applicable Party to the other applicable Parties, which sets forth the basis for such termination, including the provision of Section 10.1 under which such termination is made. In the event of the valid termination of this Agreement pursuant to Section 10.1, this Agreement shall forthwith become void, and there shall be no Liability on the part of any Party or any of their respective Representatives, and all rights and obligations of each Party shall cease, except: (i) Sections 8.12, 8.13, 11.1, Article XII and this Section 10.2 shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any Party from Liability for any willful breach of any representation, warranty, covenant or obligation under this Agreement or any Fraud Claim against such Party, in either case, prior to termination of this Agreement (in each case of clauses (i) and (ii) above, subject to Section 11.1). Without limiting the foregoing, and except as provided in Section 12.5 and this Section 10.2 (but subject to Section 11.1, and subject to the right to seek injunctions, specific performance or other equitable relief in accordance with Section 12.7), the Parties’ sole right prior to the Closing with respect to any breach of any representation, warranty, covenant or other agreement contained in this Agreement by another Party or with respect to the Transactions contemplated by this Agreement shall be the right, if applicable, to terminate this Agreement pursuant to Section 10.1.

Article XI
WAIVERS AND RELEASES

11.1 Waiver of Claims Against Trust. The Company, Pubco, the Pubco Subsidiaries, the Seller Related Parties and Astral hereby represents and warrants that it has read the IPO Prospectus and understands that SPAC has established the Trust Account containing the proceeds of the IPO and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the holders of the SPAC Class A Ordinary Shares issued and sold as part of the SPAC Units in the IPO (the “Public Shareholders”) and that, except as otherwise described in the IPO Prospectus, SPAC may disburse monies from the Trust Account only: (a) to the Public Shareholders in the event they elect to redeem their SPAC Class A Ordinary Shares in connection with the consummation of its initial Business Combination or in connection with an amendment to the SPAC Memorandum and Articles to extend SPAC’s deadline to consummate a Business Combination or with respect to any other provision relating to shareholders’ rights or pre-Business Combination activity, (b) to the Public Shareholders if SPAC fails to consummate a Business Combination within twenty four (24) months after the closing of the IPO, subject to further extension by amendment to the SPAC Memorandum and Articles, (c) with respect to any interest earned on the amounts held in the Trust Account, as necessary to pay any income taxes, and (d) to SPAC after or concurrently with the consummation of a Business Combination. For and in consideration of SPAC entering into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, Pubco, the Pubco Subsidiaries, the Seller Related Parties and Astral hereby agree on behalf of themselves and their Affiliates, notwithstanding anything to the contrary in this Agreement, that none of the Company, Pubco, the Pubco Subsidiaries, the Seller Related Parties, Astral nor any of their respective Affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). The Company, Pubco, the Pubco Subsidiaries, the Seller Related Parties and Astral on behalf of themselves and their respective Affiliates hereby irrevocably waive any Released Claims that any such Party or any of its Affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements hereunder and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with SPAC or its Affiliates). The Company, Pubco, the Pubco Subsidiaries, the Seller Related Parties and Astral each agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by SPAC to induce SPAC to enter in this Agreement, and the Company, Pubco, the Pubco Subsidiaries, the Seller Related Parties and Astral each further intends and understands such waiver to be valid, binding and enforceable against such Party and each of its Affiliates under applicable Law. To the extent the Company, Pubco, the Pubco Subsidiaries, the Seller Related Parties, Astral or any of their respective Affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to this Agreement or the Transactions, which proceeding seeks, in whole or in part, monetary relief against the Trust Account, each such Party hereby acknowledge and agree that such Party’s and its Affiliates’ sole remedy with respect to monetary relief shall be against funds held outside of the Trust Account and that such claim shall not permit such Party or any of its Affiliates (or any Person claiming on any of their behalves or in lieu of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. Nothing in this Section 11.1 shall amend, limit, alter, change, supersede or otherwise modify the right of the Company, Pubco, the Pubco Subsidiaries, the Seller Related Parties and Astral to (a) bring any action or actions for specific performance, injunctive and/or other equitable relief or (b) bring or seek a claim for damages against SPAC, or any of its successors or assigns, for any breach of this Agreement (but such claim shall not be against the Trust Account or any funds distributed from the Trust Account). This Section 11.1 shall survive termination of this Agreement for any reason.

11.2 Release and Covenant Not to Sue. Effective as of the Closing, to the fullest extent permitted by applicable Law, the Seller, on behalf of itself and its Affiliates that owns any share or other equity interest in or of the Seller (the “Releasing Persons”), hereby releases and discharges the Company, SPAC, Pubco and the Pubco Subsidiaries from and against any and all Actions, obligations, agreements, debts and Liabilities whatsoever, whether known or unknown, both at law and in equity, which such Releasing Person now has, has ever had or may hereafter have against such Parties arising on or prior to the Closing Date or on account of or arising out of any matter occurring on or prior to the Closing Date, including any rights to indemnification or reimbursement from the Company, whether pursuant to its Organizational Documents, Contract or otherwise, and whether or not relating to claims pending on, or asserted after, the Closing Date. From and after the Closing, each Releasing Person hereby irrevocably covenants to refrain from, directly or indirectly, asserting any Action, or commencing or causing to be commenced, any Action of any kind against any of the Parties or their respective Affiliates, based upon any matter purported to be released hereby. Notwithstanding anything herein to the contrary, the releases and restrictions set forth herein shall not apply to any claims a Releasing Person may have against any Party pursuant to this Agreement or any Ancillary Document.

Article XII
MISCELLANEOUS

12.1 Survival. Except as otherwise contemplated by Section 10.2, (a) the representations and warranties of the Parties contained in this Agreement (other than those representations and warranties set forth in Sections 4.19, 5.11, 6.15 and 7.11 or in any certificate or instrument delivered by or on behalf of the Parties pursuant to this Agreement) shall not survive the Closing, and from and after the Closing, the Parties and their respective Representatives shall not have any further obligations, nor shall any claim be asserted or action be brought against any of the Parties or their respective Representatives with respect thereto and (b) the covenants and agreements made by the Parties in this Agreement or in any certificate or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such covenants or agreements, shall not survive the Closing, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Closing (which such covenants shall survive the Closing and continue until fully performed in accordance with their terms), including, for the avoidance of doubt, Section 2.8(a), Section 2.8(c), Section 2.15, Section 8.15, Section 11.1 and this Article XII.

12.2 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (a) in person, (b) by facsimile, email or other electronic means, with affirmative confirmation of receipt (excluding out-of-office replies or other automatically generated responses), (c) one (1) Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (d) four (4) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to SPAC, at or prior to the Closing, to:

Mountain Lake Acquisition Corp.

930 Tahoe Blvd STE 802 PMB 45

Incline Village, NV 89451

Attn: Paul Grinberg, Chief Executive Officer and Chairman
Email: pjgrinberg@gmail.com

with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105, USA
Attn:      Stuart Neuhauser, Esq.

Lloyd N. Steele, Esq.

Email:     sneuhauser@egsllp.com

lsteele@egsllp.com

If to the Seller Related Parties, Astral, Pubco, the Company or the Pubco Subsidiaries at, prior to or after the Closing or to SPAC after the Closing, to:

Avalanche Treasury Corporation

413 W 14th Street
Floor 2, PMB 4633
New York, NY 10014
Attn: Gerald Batholomew Smith, President
Email: bart@axaxtco.com

with a copy (which will not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom (UK) LLP
22 Bishopsgate,
EC2N 4BQ London
Attn: Lorenzo Corte; Maria Protopapa; and Georgian Dimopoulos
Email: lorenzo.corte@skadden.com; maria.protopapa@skadden.com; and georgian.dimopoulos@skadden.com

12.3 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Other than with respect to the Mergers, this Agreement shall not be assigned by any Party by operation of Law or otherwise without the prior written consent of SPAC (in the case of Pubco, the Company, the Pubco Subsidiaries, the Seller Related Parties, or Astral) or the Seller Related Parties, or Astral (in the case of SPAC), and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

12.4 Third Parties. Nothing contained in this Agreement or in any Ancillary Document shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a Party or party thereto or a successor or permitted assign of such a Party; provided, however, that (a) in the event that the Closing occurs, the D&O Indemnified Persons are intended third-party beneficiaries of Section 8.15(a) and (b) the past, present or future directors, officers, agents, employees, equityholders or other Representatives, Affiliates, successors or assignees of any Party, are intended third-party beneficiaries of, and may enforce, Section 12.1 and Section 12.14.

12.5 Fees and Expenses.

(a) Subject to Section 11.1, all Expenses incurred in connection with this Agreement and the Transactions contemplated hereby shall be paid by the Party incurring such Expenses; provided that, if the Closing shall occur, Pubco shall reimburse or pay or cause to be reimbursed or paid, at or promptly following Closing, by wire transfer of immediately available funds, all Expenses. For the avoidance of doubt, any payments to be made (or to cause to be made) by Pubco pursuant to this Section 12.5 shall be paid upon consummation of the Transactions and release of proceeds from the Trust Account. If Pubco does not have sufficient cash to pay all Expenses, Pubco will cause the Company to sell Avax to generate cash to pay the Expenses.

(b) Notwithstanding the terms of Section 12.5(a), regardless of whether the Closing occurs, Pubco shall bear any and all fees, costs and expenses paid or payable by any Party or any of its Affiliates as a result of or in connection with or arising from (i) filing the Registration Statement with the SEC, (ii) submitting to Nasdaq a listing application for the shares of Pubco Class A Stock (including any filing fees arising therefrom), and (iii) any filings required under Section 8.9 (including any filing fees payable to any Governmental Authority in connection therewith).

12.6 Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) Subject to Section 12.6(b), this Agreement and all claims or causes of action based upon, arising out of, or related to this Agreement or the Transactions shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware, without regard to the conflict of Laws principles or rules thereof to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

(b) Any Action based upon, arising out of or related to this Agreement or the Transactions must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each Party irrevocably (i) submits to the exclusive jurisdiction of each such court in any such Action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the Action shall be heard and determined only in any such court, and (iv) agrees not to bring any Action arising out of or relating to this Agreement or the Transactions in any other court. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence Actions or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 12.6.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

12.7 Specific Performance. Each Party acknowledges that the rights of each Party to consummate the Transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages would be inadequate and the non-breaching Parties would not have an adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

12.8 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable by any court of competent jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

12.9 Amendment. Subject to the provisions of applicable Law, this Agreement may be amended, supplemented or modified only by execution of a written instrument signed by each of SPAC, the Pubco Subsidiaries, Pubco, the Company, the Seller Related Parties and Astral.

12.10 Waiver. Each Party may in its sole discretion (a) extend the time for the performance of any obligation or other act of any other non-Affiliated Party, (b) waive any inaccuracy in the representations and warranties by any other non-Affiliated Party contained herein or in any document delivered pursuant hereto and (c) waive compliance by such other non-Affiliated Party with any covenant or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. For purposes of this Section 12.10, Pubco, the Company, the Seller Related Parties and Astral shall be deemed to be Affiliated Parties.

12.11 Entire Agreement. This Agreement and the documents or instruments referred to herein, including any Exhibits, Annexes and Schedules, which Exhibits, Annexes and Schedules are incorporated herein by reference, together with the Ancillary Documents, embody the entire agreement and understanding of the Parties in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or the documents or instruments referred to herein, which collectively supersede all prior agreements and the understandings among the Parties with respect to the subject matter contained herein.

12.12 Counterparts. This Agreement may be executed and delivered (including by facsimile, email or other electronic means or transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts of this Agreement transmitted by electronic transmission (including by email or in .pdf format) or facsimile as well as electronically or digitally executed counterparts (such as DocuSign) shall have the same legal effect as original signatures and shall be considered original executed counterparts of this Agreement.

12.13 Legal Representation.

(a) The Parties agree that, notwithstanding the fact that Ellenoff Grossman & Schole, LLP (“EGS”) may have, prior to Closing, jointly represented SPAC and Sponsor in connection with this Agreement, the Ancillary Documents and the Transactions, and has also represented SPAC and its Affiliates in connection with matters other than the Transactions that are the subject of this Agreement, EGS will be permitted in the future, after Closing, to represent the Sponsor or its Affiliates in connection with matters in which such Persons are adverse to Pubco, SPAC or any of their respective Affiliates, including any disputes arising out of, or related to, this Agreement. The Company, Pubco, the Pubco Subsidiaries, the Seller Related Parties and Astral, who are or have the right to be represented by independent counsel in connection with the Transactions contemplated by this Agreement, hereby agree, in advance, to waive (and to cause their Affiliates to waive) any actual or potential conflict of interest that may hereafter arise in connection with EGS’ future representation of one or more of the Sponsor or its Affiliates in which the interests of such Person are adverse to the interests of Pubco, the Pubco Subsidiaries, SPAC, the Company, the Seller Related Parties and Astral or any of their respective Affiliates, including any matters that arise out of this Agreement or that are substantially related to this Agreement or to any prior representation by EGS of Sponsor, SPAC or any of their respective Affiliates. The Parties acknowledge and agree that, for the purposes of the attorney-client privilege, Sponsor shall be deemed the client of EGS with respect to the negotiation, execution and performance of this Agreement and the Ancillary Documents. All such communications shall remain privileged after the Closing and the privilege and the expectation of client confidence relating thereto shall belong solely to Sponsor, shall be controlled by Sponsor and shall not pass to or be claimed by Pubco or SPAC; provided that, nothing contained herein shall be deemed to be a waiver by Pubco, SPAC or any of their respective Affiliates of any applicable privileges or protections that can or may be asserted to prevent disclosure of any such communications to any third party.

(b) The Parties agree that, notwithstanding the fact that Skadden, Arps, Slate, Meagher & Flom (UK) LLP (“Skadden”) may have, prior to Closing, jointly represented Pubco, the Pubco Subsidiaries, the Company, the Seller Related Parties and Astral in connection with this Agreement, the Ancillary Documents and the Transactions, and may have also represented Pubco, the Pubco Subsidiaries, the Company, the Seller Related Parties, Astral and/or their respective Affiliates in connection with matters other than the Transactions that are the subject of this Agreement, Skadden will be permitted in the future, after Closing, to represent Pubco, the Pubco Subsidiaries, the Company, the Seller Related Parties and Astral or their respective Affiliates in connection with matters in which such Persons are adverse to any other party to the Agreement, or any of their respective Affiliates, including any disputes arising out of, or related to, this Agreement. The Parties acknowledge and agree that, for the purposes of the attorney-client privilege, the Seller Related Parties, Astral, Pubco, the Company and the Pubco Subsidiaries shall be deemed the clients of Skadden with respect to the negotiation, execution and performance of this Agreement and the Ancillary Documents. All such communications shall remain privileged after the Closing and the privilege and the expectation of client confidence relating thereto shall belong to each such respective party, shall be controlled thereby and shall not pass to or be claimed by any other party; provided that, nothing contained herein shall be deemed to be a waiver by any party or any of their respective Affiliates of any applicable privileges or protections that can or may be asserted to prevent disclosure of any such communications to any third party.

12.14 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Parties acknowledge and agree that, no recourse under this Agreement or under any Ancillary Documents shall be had against any Person that is not a Party to this Agreement or such Ancillary Document, including any past, present or future director, officer, agent, employee, equityholder or other Representative or any Affiliate or successor or assignee thereof that is not a Party (collectively, the “Non-Recourse Parties”), as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, it being expressly agreed and acknowledged that no liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Non-Recourse Party, as such, for any obligation or liability of a Party under this Agreement or Person party to such Ancillary Document under any Ancillary Document for any claim based on, in respect of or by reason of such obligations or liabilities or their creation.